Exhibit 10.1

LEASE AGREEMENT

(Build-to-Suit)

CD 95, L.L.C.,

a Delaware limited liability company

Landlord

and

CHURCH & DWIGHT CO., INC.,

a Delaware corporation

Tenant

Dated: July 20, 2011

Princeton South Corporate Center

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EXHIBITS

Exhibit A – Legal Description of Demised Premises

Exhibit A-1 – Encumbrances

Exhibit A-2 – Site Plan

Exhibit A-3 – Legal Description of ROFO Parcel

Exhibit B – Base Building Outline Plans and Specifications

Exhibit B-1 – TI Outline Plans and Specifications

Exhibit C – Final Base Building Plans and Specifications

Exhibit C-1 – Final TI Plans and Specifications

Exhibit D – Form of Commencement Date Memorandum

Exhibit E – Form of Subordination, Non-Disturbance and Attornment Agreement

Exhibit F – Form of Change Order

Exhibit G – Form of Estoppel Certificate (Construction Loan Financing)

Exhibit H – Form of Estoppel Certificate (Permanent Financing/Sale)

Exhibit I – General Conditions

Exhibit J – List of Direct Competitors

Exhibit K – Irrevocable Letter of Credit

Exhibit L – Form of Association Estoppel Certificate

Exhibit M – NJEDA Prevailing Wage and Affirmative Action Addendum

Exhibit N – Form of Memorandum of Lease

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LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”), made as of this 20th day of July, 2011, by and between CD 95, L.L.C., a Delaware limited liability company (“Landlord”) and Church & Dwight Co., Inc., a Delaware corporation (“Tenant”).

WITNESSETH:

FOR AND IN CONSIDERATION of the rents, covenants and agreements hereinafter reserved, mentioned and contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and conditions set forth in this Lease, Landlord and Tenant, intending to be legally bound, agree as follows:

ARTICLE I

TERM OF LEASE

Section 1.1 Demise of Premises. Landlord does hereby lease, rent, let and demise unto Tenant, and Tenant does hereby take and hire from Landlord, upon and subject to the terms and conditions of this Lease, the Demised Premises, for the Term (as herein defined). The “Demised Premises” means and includes (i) all that parcel of land situated in the Township of Ewing, County of Mercer and State of New Jersey, legally described as the Land in Exhibit A attached hereto and made a part hereof, together with any and all rights, benefits, privileges, easements and real property rights now or hereafter appurtenant to either or both of such land or any Improvements (as herein defined) now or hereafter located or erected thereon, including the right to use the driveways, entrances, exits, sidewalks and other facilities and Common Elements (as defined in the Master Deed (as defined in Section 9.2)), including, without limitation, surface parking facilities with a total of approximately 780 parking spaces, which are not located on such land but are a Limited Common Element (as defined in the Master Deed) for the use of the owners and tenants and their respective employees, guests, occupants and invitees of the land encumbered by the Master Deed and commonly referred to as Princeton South Corporate Center (the “Center”), in accordance with or pursuant to the Condominium Documents (as defined in Section 9.2) (collectively the “Land”), together with (ii) all Improvements now or hereafter from time to time located and to be constructed on the Land, including without limitation, a 3-story office building complex with two towers of approximately 125,000 square feet each, determined in accordance with BOMA Standards (as defined in Section 3.1), and an inter-tower enclosed, heated and air-conditioned walkway. The Landlord’s Improvements (as defined in Article II) and all other improvements, machinery, equipment, fixtures and other property, real, personal or mixed (except Tenant’s Property (as herein defined) and trade fixtures) installed or located thereon, together with all additions, alterations and replacements thereof, are hereinafter referred to as the “Improvements.” The Demised Premises (a) are subject to the easements, restrictions, reservations and other encumbrances recorded as of the date hereof against the Land and listed on Exhibit A-1 attached hereto and made a part hereof (subject to Article IX below), (b) shall be subject to the easements, restrictions, reservations and other encumbrances recorded against the Land after the date hereof (subordinate, in the case of mortgages, only to mortgages as to which the mortgagee has entered into an SNDA with Tenant in accordance with this Lease) and consented to in writing by Tenant, which consent will not be unreasonably withheld, delayed or conditioned (and shall be deemed given if Tenant fails to grant or withhold consent within five (5) business days after Landlord provides a second written notice to Tenant which references this Section of the Lease and conspicuously states in bold, 12 point font or larger that Tenant has failed to grant or withhold consent within five (5) business days after the first request and if Tenant fails to respond to the second written notice within five (5) business days of delivery of the second notice it shall be deemed that Tenant’s consent has been granted) if the same are required by governmental authorities or utility providers to permit the development of the Improvements consistent with the approved Final Plans and Specifications, and (c) shall be subject to such other easements, restrictions, reservations and other encumbrances recorded against the Land after the date hereof (other than those described in clause (b) above) and consented to in writing by Tenant, which consent will not be unreasonably withheld, delayed or conditioned (and shall be deemed given if such consent is not granted or withheld within five (5) business days after a second written request to Tenant which references this Section of the Lease and conspicuously states in bold, 12 point font or larger that Tenant has failed within five (5) business days of Landlord’s first request therefor to grant or withheld consent and if Tenant fails to respond to the second written notice within five (5) business days of delivery of the second notice it shall be deemed that Tenant’s consent has been granted) if the same do not materially and adversely affect Tenant’s use of the Demised Premises and Common Elements as permitted by this Lease and the Condominium Documents, do not impose on Tenant an obligation to pay money that is not consistent with Tenant’s Lease obligations, or materially increase Tenant’s obligations or materially diminish Tenant’s rights under this Lease. The structures located upon and being a part of the Demised Premises which are now or hereafter from time to time constructed for human occupancy or for storage of goods, merchandise, equipment, or other personal property are hereinafter collectively referred to as the “Building.” The site plan attached hereto as Exhibit A-2 and made a part hereof generally depicts the intended location and orientation of the Building, parking areas, entrances, exits and site improvements to be constructed by Landlord on the currently vacant Land, as well as the private internal drives, roadways, sidewalks, landscaped areas, and means of pedestrian and vehicular ingress, egress and regress to and from the Demised Premises within the Center (and to and from the Center to adjacent public streets), and is subject to change, provided Tenant has first consented to such change in writing, which consent will not be unreasonably withheld delayed or conditioned (and shall be deemed given if Tenant fails to grant or withhold consent within five (5) business days after Landlord provides a second written notice to Tenant which references this Section of the Lease and conspicuously states in bold, 12 point font or larger that Tenant has failed to grant or withhold consent within five (5) business days after Landlord’s first written request and if Tenant fails to respond to the second written notice within five (5) business days of delivery of the Second notice it shall be deemed that Tenant’s consent has been granted) to the extent (i) contemplated by the Final Plans and Specifications (as herein defined), (ii) required by applicable laws, codes, ordinances, rules and/or regulations, and (iii) such change does not materially and adversely affect Tenant’s use of the Demised Premises and Common Elements for the purposes permitted by this Lease and Condominium Documents, does not impose upon Tenant an obligation to pay money that is not consistent with Tenant’s Lease obligations, and does not materially increase Tenant’s obligations nor materially diminish Tenant’s rights under this lease.

Section 1.2 Term of Lease. The initial Term shall commence on the Commencement Date (as defined in Section 2.3.3 below) and shall end on the last day of the two hundred forty-fourth (244th) full calendar month after the Rent Commencement Date (as herein defined) (unless the Rent Commencement Date is the first day of a calendar month, in which event the Term shall end two hundred four (244) months following such date). The initial Term, as set forth above, is sometimes hereinafter referred to as the “Initial Term”. Any reference to the “term” or “Term” of this Lease or similar reference shall be a reference to the Initial Term together with any Renewal Terms (if any) of this Lease or any extensions to or modifications of the Initial Term.

Section 1.3 Renewal Option. Tenant shall have and is hereby granted the right, subject to the provisions hereinafter provided, to renew and extend the Term for two (2) consecutive periods of ten (10) years each (the first such 10-year period is sometimes hereinafter referred to as the “First Renewal Term;” the second such 10-year period is sometimes hereinafter referred to as the “Second Renewal Term;” the First Renewal Term and the Second Renewal Term are sometimes hereinafter collectively referred to as the “Renewal Terms” and individually as a “Renewal Term”), on the terms and provisions of this Section 1.3, provided:

1.3.1. That this Lease is in full force and effect and no Event of Default (as herein defined) then remains outstanding at the time of exercise of the right of renewal;

1.3.2. That each Renewal Term shall be upon the same terms, covenants and conditions as provided in this Lease; provided, however, (i) the annual Basic Rent (as defined in Section 3.1) for the First Renewal Term shall be equal to ninety-five percent (95%) of the “market rate” Basic Rent as in effect for the twelve-month period immediately prior to commencement of the First Renewal Term, determined in accordance with Section 1.4; provided, however, the annual Basic Rent rate for the First Renewal Term shall in no event be less than the annual Basic Rent rate for the twelve-month period immediately prior to commencement of the First Renewal Term (excluding the Free Rent Period (as herein defined)) and in no event more than one hundred twenty percent (120%) of the annual Basic Rent rate immediately prior to commencement of the First Renewal Term (excluding the Free Rent Period), and shall remain the fixed Basic Rent for each year of said Renewal Term, and (ii) the annual Basic Rent for the Second Renewal Term shall be equal to ninety-five percent (95%) of the “market rate” Basic Rent as in effect for the twelve-month period immediately prior to commencement of the Second Renewal Term determined in accordance with Section 1.4; provided, however, the annual Basic Rent for the Second Renewal Term shall in no event be less than the annual Basic Rent for the twelve-month period immediately prior to the commencement of the Second Renewal Term and in no event more than one hundred twenty percent (120%) of the annual Basic Rent immediately prior to the commencement of the Second Renewal Term, and shall remain the fixed Basic Rent for each year of said Renewal Term; it being understood that upon determination of the Basic Rent rate for each exercised Renewal Term, the parties shall execute a supplement to this Lease to establish and evidence such Basic Rent rate;

1.3.3. That Tenant shall exercise its right to each Renewal Term (each a “Renewal Option”) provided herein, if at all, by notifying Landlord in writing of its election to exercise the right to renew the Term at least twelve (12) months prior to the expiration of the then current Term;

1.3.4. That failure by Tenant to timely exercise a Renewal Option shall constitute a waiver by Tenant of such Renewal Option and any subsequent Renewal Term; provided, however, and notwithstanding the foregoing, the Term of this Lease and the Renewal Option(s) shall not lapse, terminate or expire unless and until the earlier to occur of the date (i) Tenant fails to exercise any Renewal Option within thirty (30) days after receiving a reminder notice from Landlord that the Renewal Option in question has not been exercised (provided, however, Landlord’s reminder notice shall not be given prior to the date thirteen (13) months prior to the expiration of the then current Term), and (ii) Tenant gives notice to Landlord that it will not be exercising any remaining Renewal Options, it being understood that if Landlord fails to give Tenant such reminder notice prior to the expiration of the then current Term and Tenant occupies the Demised Premises after the Term expiration date, then Tenant shall remain in possession subject to the provisions of this Lease on the then current terms, but without the application of Section 20.18, and if Landlord then gives Tenant such reminder notice and Tenant exercises its Renewal Option, then the date of such Renewal Term shall be retroactive to the date originally established hereunder as the commencement date for the applicable Renewal Term had Tenant exercised its Renewal Option within the time period set forth in Section 1.3.3.

Section 1.4 Market Rate. For purposes of Section 1.3 hereof, the term “market rate” Basic Rent shall mean the then fair market rental rate being paid by creditworthy tenants with a similar net worth as Tenant for office buildings in the greater Princeton, New Jersey market area (with adjustment for relevant submarket deviations) that are of comparable location, size, quality and condition as the Demised Premises, for a 10-year term commencing on the first day of such Renewal Term, in its then existing condition, in an arm’s-length transaction between a willing landlord and tenant at the time such rate is established, and considering all buildings, structures and fixtures erected on the Demised Premises (including, without limitation, parking facilities) and replacements thereof (except Tenant’s Property, trade fixtures, machinery and equipment and any alterations or improvements made or caused to be made by Tenant to the Demised Premises). The determination of market rate shall take into consideration among other things the location of the Building; use; the absence of leasehold improvements to be provided by Landlord; the amount of allowances to be provided to Tenant; the extent of services provided by Landlord and by other landlords; market concessions being offered to other tenants, such as rent abatement and rent credits, allowances, and other adjustments, and the fact that no work is to be done by Landlord for Tenant. Market value shall also reflect only the actual brokerage commission, if any, payable by Landlord to an unaffiliated third party broker in connection with renewing this Lease, that the Demised Premises are leased to a single tenant and that Tenant has the right to exclusive possession thereof, that no improvement work or costs will be required by Landlord to convert the space to multi-user space, or otherwise, and that there will be no down time during which a tenant will not be paying rent to Landlord between the expiration of the current Term and the commencement of the Renewal Term.

Not earlier than sixteen (16) months and not later than fifteen (15) months prior to the end of the then current Term, Landlord shall notify Tenant of the market rate as determined by Landlord in its good faith judgment for the applicable Renewal Term. Should Tenant disagree with Landlord’s determination, it shall notify Landlord within fifteen (15) business days of receipt of Landlord’s determination and the parties shall meet and attempt to resolve the difference in good faith within a period of fifteen (15) business days thereafter. If Tenant fails to give timely notice of its disagreement, Landlord’s quoted market rate shall be deemed to be the applicable market rate. If Tenant has given notice of its disagreement and Landlord and Tenant are unable to reach agreement as to the market rate Basic Rent within such fifteen (15) business day period after Tenant’s notice, then the market rate Basic Rent shall be determined in accordance with the following provisions.

Either party may require an independent determination of the market rate for the applicable Renewal Term by giving written notice to the other no later than five (5) business days after the expiration of such fifteen (15) day period, which notice shall designate a real estate broker or M.A.I. appraiser (each an “Appraiser”) with at least ten (10) years experience in office building leasing and/or the appraisal of improved office building rental properties in the same geographical area as the Building, and who is disinterested and has not been engaged by the appointing party for brokerage or real estate appraisal work during the preceding five (5) year period. Within five (5) business days after receipt of such notice, the other party to this Lease shall select an Appraiser meeting the aforesaid requirements and give written notice of such selection to the initiating party. If the two (2) Appraisers fail to agree upon the market rate within fifteen (15) days after selection of the second Appraiser, the two (2) Appraisers shall, within five (5) business days after the date of such failure, select a third (3rd) Appraiser meeting the foregoing requirements and such third (3rd) Appraiser shall determine the market rate within fifteen (15) days after the appointment of third (3rd) Appraiser. The market rate applicable to the applicable Renewal Term shall equal the arithmetic average of such three (3) determinations; provided, however, that any Appraiser’s determination which deviates by more than ten percent (10%) from the median of the three (3) determinations, shall be disregarded for purposes of such averaging. The determination of the market rate in accordance with the foregoing shall be final, binding and conclusive on Landlord and Tenant. The fees of Tenant’s Appraiser shall be paid by Tenant, the fees of Landlord’s Appraiser shall be paid by Landlord and the fees of any third (3rd) Appraiser shall be split evenly between the parties. In the event Tenant objected to Landlord’s proposed market rate and the parties determined the market rate by using the procedure set forth above, then Tenant shall have the following options, which must be exercised, if at all, by delivering written notice to Landlord not later than twelve (12) months prior to the end of the then current Term: (i) to accept such market rate (subject to the floor and cap on the new Basic Rent as provided in Section 1.3 above) and exercise the Renewal Option, or (ii) to decline to exercise its Renewal Option, whereupon this Lease shall terminate at the expiration of the then current Term.

If the party receiving a request for determination of the market rate by the Appraiser process fails to appoint its Appraiser within the time above specified, or if the two (2) Appraisers so selected cannot agree on the selection of the third Appraiser within the time above specified, then either party, on behalf of both parties, may request such appointment of such second Appraiser or third Appraiser, as the case may be, by application to any Judge of the Superior Court of Mercer County, New Jersey, upon ten (10) days’ prior written notice to the other party of such request.

ARTICLE II

CONSTRUCTION OF IMPROVEMENTS

Section 2.1 Landlord’s Improvements. Landlord agrees to furnish, at Landlord’s sole cost and expense, all of the material, labor, and equipment, and to perform all work and obligations, for the construction and completion on the Land of (a) the base building and other improvements specified on the Base Building Outline Plans and Specifications which are listed in Exhibit B attached hereto and made a part hereof, in accordance with the approved Final Base Building Plans and Specifications (as herein defined)(and as they may be modified or amended in accordance with this Lease) (the “Landlord’s Base Building Improvements”), and (b) the interior leasehold and other improvements specified on the TI Outline Plans and Specifications which are listed in Exhibit B-1 attached hereto and made a part hereof, in accordance with the Final TI Plans and Specifications (as herein defined) (and as they may be modified or amended in accordance with this Lease)(the “Landlord’s TI Improvements”). The Landlord’s Base Building Improvements and the Landlord’s TI Improvements are sometimes hereinafter collectively referred to as the “Landlord’s Improvements”. The completion of the Landlord’s Improvements and the work to be performed and paid for by Landlord (herein collectively referred to as the “Landlord’s Work”) consists of all entitlements, permits, approvals, design, architectural, engineering and construction required for the completion of the Building shell and core, all exterior and site improvement work, and all Tenant improvement work on a “turnkey” basis, all subject to and in accordance with the Final Base Building Plans and Specifications and the Final TI Plans and Specifications, such that on the Commencement Date, the Demised Premises are ready for immediate use and occupancy by Tenant, other than the installation by Tenant of Tenant’s computers and communications equipment and Tenant’s moveable furniture, furnishings and decorative items (unless otherwise specified on Exhibit B-1 or the Final TI Plans and Specifications and subject to completion of the Punchlist items). The Landlord’s Work shall include any allowances, upgrades or changes selected by Tenant of any component of Landlord’s Improvements in accordance with this Lease.

Landlord agrees that Landlord shall comply with and to cause to be included in all contracts and subcontracts and shall cause all of its contractors, subcontractors and suppliers to comply with, the New Jersey Economic Development Authority (NJEDA) Affirmative Action Addendum to Construction Contract, and the NJEDA Prevailing Wage Addendum attached hereto as Exhibit M with respect to all labor performed at the Demised Premises as part of Landlord’s Work including executing and causing to be executed and performing or causing to be performed the obligations under the applicable addendum to contract with respect to all labor performed at the Demised Premises as part of Landlord’s Work, and timely making all necessary reports and fulfilling all reporting requirements under the applicable addendum to contract with respect to all labor performed at the Demised Premises as part of Landlord’s Work. Such efforts shall include Landlord following and complying with and causing such others (to the extent within Landlord’s control) to follow and to cause compliance with all prevailing wage and affirmative action and equal employment opportunity rules, regulation, standards and acting in good faith to achieve affirmative action goals set by the NJEDA with respect to all labor performed at the Demised Premises as part of Landlord’s Work. Landlord acknowledges that the foregoing is a governmental requirement in order for Tenant to qualify for and receive certain grants, incentives or other benefits relating to the initial construction of the Building and/or Tenant’s use and occupancy thereof, and if Landlord receives payment from the NJEDA of any such grants, incentives or other benefits, then Landlord shall promptly remit the same to Tenant. It is anticipated that Landlord may incur additional incremental costs (such incremental costs are hereinafter collectively referred to as the “PWAA Costs”) that Landlord would not have otherwise incurred in the absence of compliance with the requirements of this grammatical paragraph. In light of the foregoing, Tenant shall be responsible for payment of any and all net PWAA Costs (not to exceed One Million Four Hundred Thousand and 00/100 Dollars ($1,400,000.00) (the “PWAA Costs Cap”)) to the extent actually incurred by Landlord and in excess of what Landlord would otherwise have incurred in the absence of compliance with the requirements of this grammatical paragraph, as documented by contractor and subcontract bids and third party contracts, which evidence the actual trades affected and the extent of the labor premiums and additional prevailing wage increments and other costs charged by the contractor or subcontractor. As provided herein, Tenant shall pay Landlord for the PWAA Costs (not to exceed the PWAA Costs Cap) pursuant to a written change order which Landlord and Tenant shall execute in accordance with the change order process described in Section 2.1(iv) of this Lease. If the PWAA Costs exceed the PWAA Costs Cap, then Landlord shall be responsible for payment of all PWAA Costs in excess of the PWAA Costs Cap; if the PWAA Costs do not exceed the PWAA Costs Cap, then Tenant shall pay to Landlord twenty-five percent (25%) of the amount by which the PWAA Costs Cap exceeds the PWAA Costs pursuant to a written change order which Landlord and Tenant shall execute in accordance with the change order process described in Section 2.1(iv) of this Lease. Any amounts owed by Landlord or Tenant to the other pursuant to this grammatical paragraph shall be paid within ten (10) business days following completion of Landlord’s final accounting of the PWAA Costs (but not earlier than ten (10) days after the Rent Commencement Date), which final accounting shall be undertaken as soon as reasonably practicable following Substantial Completion (as herein defined), and in all events completed within sixty (60) days following Substantial Completion. If any amounts are owed to Landlord pursuant to this grammatical paragraph, then Landlord shall have the right, but not the obligation, to deduct such amounts from the Inducement Allowance if the same has not been previously paid to Tenant.

(i) The Landlord’s Base Building Improvements and the Landlord’s TI Improvements shall be constructed in a good and workmanlike manner substantially in accordance with the Final Base Building Plans and Specifications and the Final TI Plans and Specifications, respectively. Landlord agrees to complete the construction thereof in accordance with the applicable building codes and all other laws, codes, ordinances and requirements of or enforced by the governmental bodies having jurisdiction thereof as the same are in effect at the time of permit issuance. Landlord shall not, without Tenant’s consent, agree to any changes therein or to any substitution of materials or components, unless approved in a written change order signed by Tenant, and following the process set forth in subsection (iv) below; provided, however, Landlord shall, be permitted to (a) make minor and non-material changes to the Final Base Building Plans and Specifications and/or the Final TI Plans and Specifications, which do not change the scope of Landlord’s Work and which are consistent with and equal or better to the quality, utility, and grade of the approved Improvements, without Tenant’s consent, provided that Landlord shall give Tenant prior written notice thereof, (b) substitute materials with materials of equal or better grade, utility, and quality, if and to the extent any specified materials or components shall not be reasonably and readily available, without Tenant’s consent, provided Landlord shall give Tenant prior written notice thereof, and/or (c) make field modifications consistent with prudent construction practices, to correct an error of inconsistency in the Final Base Building Plans and Specifications and/or the Final TI Plans and Specifications, without Tenant’s consent provided in all cases Landlord shall give Tenant prior written notice thereof. Tenant’s prior written approval shall first be obtained for all other changes in accordance with this Lease. Landlord agrees that with respect to contracts or subcontracts for the Landlord’s Improvements, a minimum of three (3) bids (to the extent commercially available) shall be obtained and such subcontracts shall be awarded to the lowest responsible bidder whose bid covers the entire scope of the work contemplated by such subcontracts and are deemed by Landlord, in Landlord’s commercially reasonable, good faith discretion, to be the most advantageous bids, with price, delivery and performance being among the determining factors; provided, however, (i) no competitive bidding shall be required with respect to the award of the general contract for the project, which general contract has been awarded to Opus Design Build, L.L.C., or an affiliate thereof, and (ii) the general contractor shall compile the bid list. Landlord shall account for the costs of the Landlord’s Improvements on an “open book” basis; accordingly, Tenant will be permitted to review and audit, at Tenant’s sole cost and expense, Landlord’s records with respect to the costs of the Landlord’s Improvements, but there shall be no adjustments to Rent or credits provided to Tenant as a result of any such review and/or audit.

(ii) Landlord shall as soon as reasonably practical but not later than on or before July 29, 2011, prepare and submit to Tenant, in a single submission, final plans and specifications for the Landlord’s Base Building Improvements (the “Final Base Building Plans and Specifications”), which shall be substantially consistent with the Base Building Outline Plans and Specifications. Within fifteen (15) days after its receipt of the Final Base Building Plans and Specifications, Tenant shall approve the Final Base Building Plans and Specifications or disapprove the Final Base Building Plans and Specifications by giving Landlord written notice in reasonable detail setting forth any aspects of the Final Base Building Plans and Specifications which fail to meet Tenant’s reasonable approval and/or fail to conform to the Base Building Outline Plans and Specifications. Landlord shall, within fifteen (15) days after receiving any such written notice of disapproval, revise the Final Base Building Plans and Specifications to address Tenant’s objections and resubmit the same to Tenant and, within five (5) days after Tenant’s receipt of such revised Final Base Building Plans and Specifications, Tenant shall approve the revised Final Base Building Plans and Specifications or disapprove the revised Final Base Building Plans and Specifications by giving Landlord written notice in reasonable detail setting forth any aspects of the revised Final Base Building Plans and Specifications which fail to meet Tenant’s reasonable approval and/or fail to conform to the Base Building Outline Plans and Specifications. In the event Tenant gives such written notice of disapproval, the procedures set forth herein shall be followed until such time as Tenant approves the revised Final Base Building Plans and Specifications. Notwithstanding the foregoing, the parties shall endeavor in good faith to complete the Final Base Building Plans and Specifications sooner than the foregoing schedule with the goal of completing the same by August 20, 2011. If Landlord and Tenant fail to mutually approve and agree upon the Final Base Building Plans and Specifications by August 20, 2011, then each Target Delivery Date (as herein defined) will be extended automatically for the period of delay occasioned by any such failure, but the Rent Commencement Date shall not be changed except in the case of Tenant Delay (as hereinafter defined). Upon Tenant’s approval of the Final Base Building Plans and Specifications, any further changes thereto shall be subject to Tenant’s prior written approval. Tenant agrees that it will not withhold its approval except for reasonable cause and will not act in an arbitrary or capricious manner with respect to approval of the Final Base Building Plans and Specifications. Any objections made by Tenant to the Final Base Building Plans and Specifications shall be in consistent with the Base Building Outline Plans and Specifications. Tenant shall not make any objections with respect to the Final Base Building Plans and Specifications concerning items which are not within the scope of work contemplated by the Base Building Outline Plans and Specifications. The Final Base Building Plans and Specifications shall be approved by Landlord and Tenant by affixing thereon the signature or initials of an authorized officer or employee or representative of each of the respective parties hereto and a complete description thereof shall be attached to each party’s copy of this Lease and made a part hereof as Exhibit C. Such Exhibit C shall be in lieu of and shall replace Exhibit B except and only as to non-construction matters contained in Exhibit B, such as allowances and exclusions not expressly addressed by the Final Base Building Plans and Specifications. The signature of an authorized officer or employee or representative shall be deemed conclusive evidence of the approval indicated by such signature.

On or before August 15, 2011, Tenant will provide Landlord with sufficient information as to Tenant’s program and space plan needs, and within ten (10) business days after receipt of Tenant’s information, Landlord shall prepare a final space plan (the “Space Plan”) for the Landlord’s TI Improvements, for Tenant’s approval, which approval will not be unreasonably withheld, delayed or conditioned (and shall be deemed given if Tenant fails to grant or withhold such approval within three (3) business days after Landlord provides a second written notice to Tenant which references this Section of the Lease and conspicuously states in bold, 12 point font or larger that Tenant has failed to grant or withhold such approval within five (5) business days after the first request and if Tenant fails to respond to the second written notice within two (2) business days of delivery of the second notice it shall be deemed that Tenant’s approval has been granted). Landlord and Tenant shall endeavor to mutually approve the Space Plan by September 15, 2011. If Landlord and Tenant fail to mutually approve the final Space Plan by September 15, 2011, then each Target Delivery Date will be extended automatically for the period of delay occurred by such failure, but the Rent Commencement Date shall not be charged except in the case of Tenant Delay. The Space Plan must (a) be compatible with the Final Base Building Plans and Specifications (as reasonably determined by Landlord and Tenant); (b) be adequate, in Landlord’s reasonable discretion, for Landlord to prepare plans and specifications for the Landlord’s TI Improvements without additional requests for information; and (c) show, in reasonable detail, the design and appearance of the finishing material Landlord will use in connection with installing the Landlord’s TI Improvements.

Landlord shall within thirty (30) days after mutual approval by Landlord and Tenant of the Space Plan, prepare and submit to Tenant, in a single submission, final plans and specifications for the Landlord’s TI Improvements (the “Final TI Plans and Specifications”; the approved Final Base Building Plans and Specifications and the approved Final TI Plans and Specifications are sometimes hereinafter collectively referred to as the “Final Plans and Specifications”), which shall be substantially consistent with the TI Outline Plans and Specifications. Within fifteen (15) days after its receipt of the Final TI Plans and Specifications, Tenant shall approve the Final TI Plans and Specifications or disapprove the Final TI Plans and Specifications by giving Landlord written notice in reasonable detail setting forth any aspects of the Final TI Plans and Specifications which fail to meet Tenant’s reasonable approval and/or fail to conform to the TI Outline Plans and Specifications. Landlord shall, within 15 days after receiving any such written notice of disapproval, revise the Final TI Plans and Specifications to address Tenant’s objections and resubmit the same to Tenant and, within 10 days after Tenant’s receipt of such revised Final TI Plans and Specifications, Tenant shall approve the revised Final TI Plans and Specifications or disapprove the revised Final TI Plans and Specifications by giving Landlord written notice in reasonable detail setting forth any aspects of the revised Final TI Plans and Specifications which fail to meet Tenant’s reasonable approval and/or fail to conform to the TI Outline Plans and Specifications. In the event Tenant gives such written notice of disapproval, the procedures set forth herein shall be followed until such time as Tenant approves the revised Final TI Plans and Specifications. If Landlord and Tenant fail to mutually approve and agree upon the Final TI Plans and Specifications on or before October 15, 2011, then each Target Delivery Date will be extended automatically for the period of delay occasioned by any such failure, but the Rent Commencement Date shall not be changed except in the case Tenant Delay. Upon Tenant’s approval of the Final TI Plans and Specifications, any further changes thereto shall be subject to Tenant’s prior written approval. Tenant agrees that it will not withhold its approval except for reasonable cause with respect to approval of the Final TI Plans and Specifications. Any objections made by Tenant to the Final TI Plans and Specifications shall be consistent with the TI Outline Plans and Specifications. Except in accordance with the change order process described below, Tenant shall not make any objections with respect to the Final TI Plans and Specifications concerning items which are not consistent with the scope of work contemplated by the TI Outline Plans and Specifications. The Final TI Plans and Specifications shall be approved by Landlord and Tenant by affixing thereon the signature or initials of an authorized officer or employee or representative of each of the respective parties hereto and a complete description thereof shall be attached to each party’s copy of this Lease and made a part hereof as Exhibit C-1. Such Exhibit C-1 shall be in lieu of and shall replace Exhibit B-1 except and only as to non-construction matters contained in Exhibit B-1, such as allowances and exclusions not expressly addressed by the Final TI Plans and Specifications. The signature of an authorized officer or employee or representative shall be deemed conclusive evidence of the approval indicated by such signature.

Landlord agrees to appoint competent personnel to work with Tenant in the preparation of the Final Base Building Plans and Specifications and the Final TI Plans and Specifications and Tenant agrees to appoint a competent officer, employee or representative of Tenant to work with Landlord in the preparation of the same. Landlord designates John Williams as Landlord’s representative to work with Tenant with regard to all aspects of design and construction of the Demised Premises, including, without limitation, any change orders, and to provide any notices or directions to Tenant regarding the same, and Tenant designates Joe Holland as Tenant’s representative to work with Landlord with regard to all aspects of design and construction of the Demised Premises, including, without limitation, any change orders, and to provide any notices or directions to Landlord regarding the same. A party may replace or provide for a substituted designated representative (temporarily or permanently) at any time and from time to time by written notice to the other party.

When Landlord requests Tenant to specify details or layouts, Tenant shall promptly specify same, consistent with the Base Building Outline Plans and Specifications, the TI Outline Plans and Specifications, the Final Base Building Plans and Specifications, or the Final TI Plans and Specifications, as the case may be, so as not to cause Tenant Delay. For purposes of this Lease, a “Tenant Delay” shall mean any delay in completion of the Landlord’s Improvements caused by: (i) delays caused by Tenant’s failure to comply with the specific time periods established in this Lease; (ii) delays in Landlord’s completion of Landlord’s Work attributable to Tenant’s exercise of its rights granted under Section 2.3.5, to the extent Landlord has promptly given written notice to Tenant of such delay and Tenant fails to remedy the same to Landlord’s reasonable satisfaction; or (iii) changes in Landlord’s Improvements which are requested by Tenant after completion of the Final Base Building Plans and Specifications and/or the Final TI Plans and Specifications, and agreed to by the parties as evidenced by written change order signed by the parties which shall identify the period of the resulting Tenant Delay. In addition, if during construction Landlord advises Tenant that the time to review and process Tenant’s requested revisions to the approved Final Base Building Plans and Specifications and/or the approved Final TI Plans and Specifications will delay a critical path item in the completion of the Landlord’s Work, regardless of whether such requested revisions are ultimately made, Landlord shall immediately notify Tenant of the specific reasons for and extent of the delay, and Tenant shall elect whether or not to proceed with processing the requested revisions and if Tenant elects to proceed then Tenant Delay shall be deemed to have occurred to the extent Substantial Completion of construction is actually delayed. For purposes of this Lease, the duration of a Tenant Delay described above shall be deemed to be the incremental period of time, if any, reasonably required for the completion of the Landlord’s Improvements as a result of the occurrence of the event described in clauses (i) or (ii) of the second preceding sentence and/or as a result of the occurrence described in the immediately preceding sentence. Landlord shall give notice to Tenant of any Tenant Delay which has occurred within ten (10) days after Landlord obtains actual knowledge of the commencement of such occurrence, and shall have waived its right to claim a Tenant Delay resulting from such occurrence if it has not given Tenant such notice within such 10-day period.

In connection with Tenant’s use and operation of the Demised Premises, Tenant requires the use and/or relocation of certain information technology (“IT”) systems, which may include, without limitation, the purchase and installation of IT systems (including hardware and software) for the Demised Premises or other locations and/or the removal and relocation of certain portions of Tenant’s existing IT systems from other locations to the Demised Premises or to other locations (the “IT Work”). The TI Outline Plans and Specifications include, among other things, an allowance (the “IT Allowance”) of Three Million Seven Hundred Fifty Thousand and 00/100 Dollars ($3,750,000.00) for the cost (the “IT Costs”) of the IT Work and the scope of the IT Work shall be included as part of the Final TI Plans and Specifications. Landlord shall perform the IT Work only with respect to the Demised Premises in accordance with the Final TI Plans and Specifications; provided, however, anything in Section 2.1(i) to the contrary notwithstanding, Landlord shall only be permitted to make changes to the portion of the Final TI Plans and Specifications identifying the IT Work pursuant to a written change order which Landlord and Tenant shall execute in accordance with the change order process described in Section 2.1(iv) of this Lease. Tenant shall be responsible for performing any portion of the IT Work applicable to locations other than the Demised Premises (e.g., removal of existing IT systems equipment and purchase of IT materials to be installed off-site) and Landlord shall reimburse Tenant for the costs and expenses incurred by Tenant in connection with such performance within thirty (30) days after Landlord’s receipt of written request from Tenant, accompanied by bills and invoices in reasonable detail evidencing the costs of such performance, which reimbursement, in combination with the amounts incurred by Landlord for the portion of the IT Work performed by Landlord, will not exceed the total amount of the IT Allowance, and any such amounts so reimbursed by Landlord shall be applied against the IT Allowance included in the TI Outline Plans and Specifications.

(iii) Landlord, at its sole cost and expense shall apply for and obtain all necessary government and private permits and approvals for the Landlord’s Work, and upon Tenant’s written request Landlord shall provide Tenant, prior to the Commencement Date, copies of all such permits and approvals. Tenant and Landlord acknowledge that it is expected that all necessary governmental approvals and permits (other than those building and other permits which are customarily issued later at the applicable stage of construction or completion of construction) shall be issued by the appropriate governmental authorities on or before October 1, 2011. Landlord shall make such applications within a reasonable time following Tenant’s approval of the Final Base Building Plans and Specifications and the Final TI Plans and Specifications. If such approvals and permits are not received by Landlord by the October 1, 2011 date prescribed above, then the same shall constitute an Excused Delay, provided Landlord timely provides the notices to Tenant therein required. Landlord at its expense, shall be responsible for constructing and completing the Landlord’s Work in compliance with the requirements of all covenants, conditions, restrictions or other matters of record.

(iv) Tenant shall have the right to require revisions to the Final Plans and Specifications once they have been approved by both parties. If Tenant’s request shall require Landlord to engage a third party architect (not employed in house, or otherwise on Landlord’s or its Affiliate’s staff, it being agreed and acknowledged by Tenant that in all events Opus AE Group, Inc. shall be deemed to be a third party architect) to prepare plans and specifications containing such requested changes, Landlord shall first provide a price quote for such design fees to Tenant within three (3) business days, detailing the reasonable fees out-of-pocket and costs to be incurred by Landlord’s to engage an outside architect to prepare such plans and specifications. Landlord shall not incur such costs of design unless approved in writing by Tenant, but if so approved, Tenant shall be responsible for the actual fees and charges incurred, not to exceed the amount so quoted by Landlord. Upon receipt by Landlord of any request for a proposed change, Landlord shall submit the same to Landlord’s contractor. Landlord shall obtain promptly (and shall use reasonable efforts to obtain after receipt of written request therefor and all pertinent information from Tenant) from its contractor and the original subcontractors performing the applicable component of Landlord’s Work the amount of any adjustment in the costs of constructing the Landlord’s Improvements resulting from such desired revisions (increases or savings) and the length of any delay that would result from constructing such desired revisions, and Landlord shall submit the amount thereof and the contemplated delay caused thereby to Tenant for Tenant’s approval. Landlord shall respond to Tenant’s change order request within five (5) business days with Landlord’s estimate of any cost or schedule impact to implement such change, together with Landlord’s good faith estimate of when final cost and final schedule information will be provided to Tenant. Any changes to the Final Plans and Specifications shall be documented in writing by a formal change order, upon Landlord’s presentation to Tenant and the same, in the form attached hereto as Exhibit F, which change order shall include the incremental cost or savings and net schedule impact to Landlord of the proposed changes. The cost and schedule impact shall not be deemed to be approved or authorized until such formal change order is executed by both Landlord’s and Tenant’s representatives named above (or their replacements) prior to the commencement of the work reflected by such changes. Charges for overhead and profits for such changes shall not exceed, in the aggregate, five percent (5%) thereof and Tenant shall also pay the cost of such changes, including the general conditions (as described on Exhibit I attached hereto and made a part hereof) with respect thereto. At Tenant’s request, Landlord shall deliver to Tenant backup information reasonably supporting all additional costs and time extensions it being agreed that change order charges shall be on an “open book” basis but shall not impact or otherwise affect Rent. Tenant shall pay to Landlord the additional costs of Landlord’s Work resulting from the aggregate changes by way of a reduction in the allowance amounts included in the Base Building Outline Plans and Specifications and the TI Outline Plans and Specifications and if the amount of such allowances is less than such additional costs the balance of such excess costs shall be due and payable to Landlord within ten (10) business days after Landlord’s invoicing therefor, but not sooner than ten (10) business days after payment to Tenant by Landlord of the Inducement Allowance (as herein defined) and Moving Allowance (as herein defined). If the net amount of any change orders to the Landlord’s Improvements results in cost savings to Landlord, then the allowance amounts included in the Base Building Outline Plans and Specifications and the TI Outline Plans and Specifications shall be increased by the amount of such savings. If the entire amount of any allowance items included in the Base Building Outline Plans and Specifications and the TI Outline Plans and Specifications (including any increases thereto as a result of the operation of the immediately preceding sentence) are not utilized, then Landlord shall provide Tenant written notice of any remaining allowance amounts and such remaining allowance amounts shall, at Landlord’s election, be paid to Tenant or credited against Basic Rent; provided, however, in no event shall such payment or credit exceed an amount equal to two (2) months of Basic Rent installments, and any additional excess, not to exceed an amount equivalent to two months of Basic Rent installments shall increase the Refurbishment Allowance, it being understood that the amount of any unused portion of the allowance set forth in Section 9 of the TI Outline Plans and Specifications (not to exceed One Million and 00/100 Dollars ($1,000,000.00)) constitutes the Moving Allowance (as herein defined) and shall be paid to Tenant upon and subject to the conditions and limitations set forth in Section 2.8 hereof, and not pursuant to this Section 2.1(iv).

Tenant shall approve or disapprove the amount of such cost adjustment and the delay caused thereby within five (5) business days after submission thereof to Tenant by Landlord, with requested substantiating backup, and if Tenant fails to notify Landlord of its disapproval within such five business day period, Tenant shall be deemed to have given Tenant’s disapproval thereto. If Tenant disapproves (or is deemed to have disapproved) either the amount of such adjustment or the delay resulting therefrom, then such proposed revision shall be deemed withdrawn by Tenant and Landlord shall have no obligation to cause the construction of such revisions. Once any adjustment and the resulting delay have been approved, Tenant shall be deemed to have given full authorization to Landlord to proceed with the work of constructing the Landlord’s Improvements in accordance with the Final Plans and Specifications, as revised, and Landlord shall perform such work so approved as part of the Landlord’s Work.

If despite Landlord’s diligent efforts, Tenant-approved changes cause a net delay in the Substantial Completion date of the Landlord’s Work (taking into consideration any time reductions resulting from such changes), then, with respect to the first fifteen (15) days of delay, the Rent Commencement Date shall not be adjusted or delayed by reason of such delay; provided, however, if despite Landlord’s diligent efforts, Tenant-approved changes cause a net delay in the Substantial Completion date of the Landlord’s Work (taking into consideration any time reductions resulting from such changes) in excess of fifteen (15) days, then the Rent Commencement Date shall be deemed to have occurred on the date which is more than fifteen (15) days after the date on which the Rent Commencement Date would have otherwise occurred in the absence of any such delays reflected in the Tenant-approved change orders.

(v) In addition to the Building to be constructed on the Demised Premises, a farm house (the “Atchley House”) exists in the Center which has historical and architectural significance and will be required to be renovated and preserved as part of the governmental approvals for the Landlord’s Work. The Atchley House is a General Common Element and is permitted to be used only for purposes consistent with the permitted uses of the Units (as defined in the Master Deed), such as for holding conferences, meetings or receptions for the businesses occupying the Units. Landlord agrees to enforce the Master Deed and the covenants pertaining to the farmhouse in accordance with its terms, and to make all elections and decisions of Landlord as Unit Owner (as defined in the Master Deed) thereunder (including voting) in accordance with Section 20.25 below.

Section 2.2 Possession and Force Majeure.

2.2.1. Landlord shall diligently commence and in good faith prosecute the construction of the Landlord’s Work, including all site work necessary to utilize the same (including parking and access), and use reasonable efforts to cause (a) the portion of the Landlord’s Improvements comprised of the south tower of the Building to be Substantially Completed by November 1, 2012, and (b) the portion of the Landlord’s Improvements comprised of the north tower of the Building and all remaining Landlord’s Work to be Substantially Completed by December 1, 2012. The November 1, 2012 date with respect to the south tower of the Building and the December 1, 2012 date with respect to the north tower of the Building are sometimes individually referred to herein as the “Target Delivery Date”. In the event that after commencement of construction, construction activities are not proceeding on the Land, for any reason for more than five (5) consecutive business days (including if Landlord asserts the delays are due to Tenant Delays and Excused Delays), Landlord shall, upon receipt of written request from Tenant, advise Tenant of the reasons therefor and the remedial action Landlord intends to take.

2.2.2. To the extent delay is caused by Force Majeure (as described and defined in Section 20.28), or Tenant Delay then each Target Delivery Date shall be extended for the period occasioned by such delay (“Excused Delay”). Landlord may not claim Excused Delay nor shall the Target Delivery Date be extended by reason of any claim by Landlord of an event or occurrence giving rise to an excuse for the period of delay unless Landlord timely sends Tenant a notice detailing the event or occurrence within ten (10) days after the date Landlord becomes aware (or reasonably should have become aware) of the occurrence giving rise to the delay.

Section 2.3 Possession of Demised Premises.

2.3.1. Tenant shall not be liable to Landlord for the payment of Basic Rent or the payment of any other obligation to be paid by Tenant under this Lease until the date thirty (30) days after the Commencement Date (as defined in Section 2.3.3)(such date, the “Rent Commencement Date”).

2.3.2. Tenant shall have the option (but not the obligation) to accept possession of the south tower of the Building only, upon Landlord’s Substantial Completion thereof, and subsequently to accept possession of the north tower of the Building upon Landlord’s Substantial Completion thereof. If the Building is not Substantially Completed in its entirety but is partially ready for occupancy and Tenant elects to occupy the portion or portions of the same that are ready for occupancy and open for business therein, the Commencement Date (and the Rent Commencement Date) shall not occur, but such period shall be deemed to be the “Preliminary Term.” During the Preliminary Term, Tenant shall pay to Landlord the pro rata portion of the full Basic Rent and pro rata portion of other obligations to be paid by Tenant hereunder, equitably based upon the floor area of the Building so occupied by Tenant, commencing with such date of occupancy, which amount shall be equitably adjusted from time to time based upon the area of the Building from time to time so occupied by Tenant. If Tenant occupies any portion of the Demised Premises prior to Substantial Completion of the Landlord’s Improvements, the terms of this Lease shall apply to such occupancy or use of the Demised Premises by Tenant and such early occupancy shall not constitute the establishment of the Commencement Date (or the Rent Commencement Date), which shall not occur until the date provided in Section 2.3.3.

2.3.3. Landlord shall be deemed to have delivered possession of the Demised Premises (or each tower of the Building pursuant to Section 2.3.2) to Tenant at 8:00 a.m. on the date (the “Commencement Date”) following the day on which all of the following conditions (the “Commencement Date Conditions”) shall have occurred: (i) actual possession of the Demised Premises (or each tower of the Building pursuant to Section 2.3.2) shall have been delivered to Tenant water-tight, free of Hazardous Substances requiring remediation or removal under applicable laws in a good, structurally sound condition, with all of Landlord’s Work with respect to the applicable tower of the Building Substantially Completed (as herein defined), which Substantial Completion shall be evidenced by a written certification by Landlord’s architect to Tenant; and (ii) Landlord shall have obtained a permanent certificate of occupancy (or equivalent) for the Demised Premises (or a temporary certificate of occupancy which will be subject only to completion of the Punchlist items, in which event Landlord shall obtain the permanent certificate of occupancy promptly following the correction or completion of such Punchlist items), which certificate of occupancy shall be sufficient under applicable laws, codes, ordinances and requirements of governmental authorities to enable Tenant to occupy the Demised Premises. All representations and warranties of Landlord set forth in Sections 4.5 and 20.25 below shall be true and correct on the Commencement Date, and on or prior to the Commencement Date, Landlord shall deliver to Tenant, in recordable form any SNDA (as defined in Section 16.1) required to be provided by Section 16.1.

2.3.4. As used in this Lease “Substantial Completion,” “Substantially Complete,” and words of similar import means completion of all of the Landlord’s Improvements and Landlord’s Work in conformity to and compliance with the Final Plans and Specifications (and any approved changes thereto), and full satisfaction of all of the Commencement Date Conditions, except for Punchlist Items (as herein defined), and such as will allow Tenant lawfully to utilize the Building and Demised Premises, including access thereto and parking on the appurtenant Limited Common Elements, with all construction trailers, equipment and debris removed; provided, however, Landlord will be permitted to maintain a construction trailer and to store and/or stage miscellaneous construction materials in connection with the completion of the portion of the Landlord’s Improvements comprised of the north tower of the Building, provided the same shall not interfere with or impair Tenant’s ability to use the south tower in any material respect, including access and parking, and the same shall not be considered when determining Substantial Completion for the portion of the Landlord’s Improvements comprised of the south tower of the Building. “Punchlist Items,” means minor items of construction or mechanical adjustments, which individually and taken as a whole will not interfere, with Tenant’s use and occupancy of the Demised Premises and Building in the ordinary course of business and for Tenant’s intended purposes.

2.3.5. Tenant, its authorized agents, employees and contractors shall have the right during the periods prescribed below prior to the Commencement Date to enter the Building to install its machinery, equipment, fixtures and other personal property on the Demised Premises and do any other work to prepare the Demised Premises for occupancy by Tenant during the final stages of completion of construction, provided that Tenant does not thereby unreasonably interfere with the completion of Landlord’s construction and Tenant uses contractors and labor compatible with, and who will work in harmony with, those engaged in the work being performed by Landlord, and provided further that Tenant does hereby agree to assume all risk of loss or damage to such machinery, equipment, fixtures and other personal property, and to indemnify, defend and hold harmless Landlord from any loss or damage to such machinery, equipment, fixtures and personal property, and all liability, loss or damage arising from any injury to the property of Landlord, or its contractors, subcontractors or materialmen, and any death or personal injury to any person or persons to the extent arising out of such installations. Tenant shall have no obligation to pay any rent or other similar sums as a result of such entry and work; provided, however, the foregoing shall not limit Tenant’s indemnification and other obligations expressly set forth in this Lease. Landlord shall grant Tenant (i) approximately thirty (30) days prior to anticipated Substantial Completion of each tower of the Building, access to the data center and IDF closets for such tower, it being understood that the Building systems serving such areas may not be available during such access period and Landlord and Tenant will agree in advance of any such access as to the scope of completion of Landlord’s Work with respect to such data center and IDF closets and that Landlord’s failure to provide such access shall not constitute a breach or default hereunder, and (ii) (a) such access with respect to the first floor of each tower of the Building not less than three weeks prior to Substantial Completion of the applicable tower of the Building, (b) such access with respect to the second floor of each tower of the Building not less than two weeks prior to Substantial Completion of the applicable tower of the Building, and (c) such access with respect to the third floor of each tower of the Building not less than one week prior to Substantial Completion of the applicable tower of the Building. Landlord shall advise Tenant at least sixty (60) days in advance of the anticipated date of Substantial Completion, and use reasonable efforts to stage the Landlord’s Work to permit

Tenant and its contractors such access during the aforesaid periods. Landlord shall promptly give notice to Tenant of any delays in Landlord’s completion of Landlord’s Work attributable to Tenant’s exercise of its rights granted under either or both of the grammatical paragraphs of this Section 2.3.5 and if Tenant fails to remedy the same to Landlord’s reasonable satisfaction thereafter any such delay which causes actual delay in the completion of Landlord’s Work shall constitute a Tenant Delay, provided Landlord gives notice thereof as required by this Lease. In an effort to establish the condition of the Demised Premises at the time Tenant is granted entry to each floor of each tower of the Building, Tenant and Landlord or their representatives shall, prior to each entry under this paragraph by Tenant, prepare a list (“Preliminary Punchlist”) of incomplete items of Landlord’s Work with respect to each floor of each tower of the Building, and each data center and IDF closet of each tower of the Building, and Landlord shall have no liability for repairing any items not included on the Preliminary Punchlist to the extent damage is caused to the same by reason of Tenant’s access herein described.

In addition, Tenant, its authorized agents, employees and contractors shall have the right during Landlord’s construction of the Landlord’s TI Improvements, to enter the Building to install within the walls, below the floors and above the drop ceiling, certain conduit and piping (and other similar infrastructure items reasonably required by Tenant for its use and occupancy of the Demised Premises) to serve the kitchen and the server rooms within the Demised Premises and to accommodate the IT systems, provided that Tenant does not thereby unreasonably interfere with the completion of Landlord’s construction and Tenant uses contractors and labor compatible with, and who will work in harmony with, those engaged in the work being performed by Landlord, and provided further that Tenant does hereby agree to assume all risk of loss or damage to such conduit, piping and other infrastructure items, and to indemnify, defend and hold harmless Landlord from any loss or damage to such conduit, piping and other infrastructure items, and all liability, loss or damage arising from any injury to the property of Landlord, or its contractors, subcontractors or materialmen, and any death or personal injury to any person or persons to the extent arising out of such installations. Tenant shall have no obligation to pay any rent or other similar sums as a result of such entry and work and such entry and work shall not establish the Commencement Date (or the Rent Commencement Date); provided, however, the foregoing shall not limit Tenant’s indemnification and other obligations expressly set forth in this Lease. In connection with such entry by Tenant, Landlord may, from time to time, promulgate reasonable rules and regulations for coordination of all construction work. Tenant shall ensure that any architect, engineer, designer, contractor and workman employed by Tenant is informed of and observes such rules, and prior to commencement of any construction work makes appropriate arrangements with Landlord, particularly with respect to: (i) material handling and hoisting facilities, (ii) material and equipment storage, (iii) time and place of deliveries, (iv) hours of work and coordination of work, (v) power, heating and washroom facilities, (vi) scheduling, (vii) security, (viii) clean-up, and (ix) safety. Landlord and Tenant shall reasonably cooperate with each other to coordinate construction of Landlord’s TI Work and Tenant’s construction operations at the Demised Premises including taking such other actions as may be reasonably required to accommodate each party’s critical path construction schedule; provided, however, in the event of any conflict between construction of Landlord’s TI Improvements and Tenant’s construction operations, the construction of the Landlord’s TI Improvements shall ultimately have priority. If Tenant desires to access the Demised Premises for purposes other than those permitted in this paragraph and prior to the periods provided in the immediately preceding paragraph, then Tenant shall so notify Landlord in writing, which notice shall specify (a) the portions of the Demised Premises which Tenant desires to access, (b) the duration of the desired access, (c) the purpose of such access, and (d) such other reasonable information as may be prudent for Landlord to evaluate Tenant’s request, and Landlord, upon due consideration of the information specified in such written notice, will use reasonable efforts to accommodate Tenant’s desire, provided, that any such entry, if permitted by Landlord, shall be subject to the conditions and limitations set forth in this grammatical paragraph.

2.3.6. If the Demised Premises, Building and all Landlord’s Improvements and Landlord’s Work are not Substantially Completed and the Commencement Date for the south tower of the Building has not occurred by the Target Delivery Date applicable to the south tower of the Building (subject to extension only for Tenant Delay and for Excused Delay), or Tenant elects to exercise the Takeover Rights under Section 20.22.4 then, anything in Section 2.7 of the Lease to the contrary notwithstanding, Landlord shall be obligated to pay the Inducement Allowance to Tenant (i) within five (5) business days after the Target Delivery Date applicable to the south tower of the Building (subject to extension only for Tenant Delay and for Excused Delay); or (ii) five (5) business days after the exercise of the Takeover Rights, whichever date is earlier; provided, however, if Tenant subsequently terminates this Lease pursuant to Section 2.3.8, then Tenant shall return the Inducement Allowance (less the Termination Fee (as defined in Section 2.3.8) if payable) to Landlord, as provided in Section 2.3.8.

2.3.7. Landlord shall cause each of the following milestones (each, a “Critical Milestone”) to occur on or before the corresponding dates provided therefor, in each case, subject to extension by reason of Force Majeure and/or Tenant Delay: (i) closing of the Construction Loan (as defined in Section 20.22.4) by August 12, 2011; (ii) commencement of construction (i.e., pouring of foundations and footings) by November 1, 2011; (iii) commencement of delivery of structural steel to the Demised Premises by January 1, 2012; (iv) commencement of delivery of window systems to the Demised Premises by March 1, 2012; and (v) Substantial Completion of Landlord’s Work for the south tower of the Building by the Target Delivery Date applicable to the south tower of the Building. Failure by Landlord to cause such Critical Milestones to occur on the dates provided therefor shall not constitute a default by Landlord under this Lease, but shall permit Tenant to exercise the Takeover Rights, to the extent such failure constitutes a Construction Default Event (as herein defined) and to the extent otherwise permitted by Section 20.22.4.

2.3.8. In the event the Commencement Date Conditions for the entire Demised Premises are not achieved by certain outside dates, the following shall be applicable.

2.3.8.1. If the Commencement Date Conditions for the entire Demised Premises are not achieved by June 1, 2013, with such date not being subject to any extension for any reason except to the extent caused by (i) fire or other casualty, (ii) strikes (other than any strike to the extent caused by Landlord’s or its Affiliate’s failure to timely pay or perform Landlord’s or its Affiliate’s obligations under any agreement between Landlord or its Affiliate’s and its contractors, subcontractors, and/or suppliers), or (iii) Tenant Delay, or if the June 1, 2013 date above is extended after June 1, 2013, to the extent caused by one or more of the reasons in clauses (i), (ii) or (iii), but the Commencement Date Conditions for the entire Demised Premises are not achieved by December 31, 2013 (with such date not being subject to any extension for any reason except Tenant Delay), and, in either case, Tenant has not exercised the Takeover Rights, then Tenant may elect to terminate this Lease by written notice to Landlord given at any time prior to the date the Commencement Date Conditions have been achieved.

2.3.8.2. If Tenant terminates this Lease pursuant to Section 2.3.8.1, then, except as expressly provided below, Landlord shall pay Tenant a termination fee (the “Termination Fee”) equal to $250,000, whereupon this Lease shall terminate and the parties shall be released from further liability and obligations to the other under this Lease.

2.3.8.3. If the Commencement Date Conditions for the entire Demised Premises are not achieved by June 1, 2013, to the extent caused by fire or other casualty and Tenant has not previously terminated this Lease nor previously exercised the Takeover Rights, then Landlord shall pay to Tenant an amount (the “Late Delivery Amount”) equal to one and one half (1.5) days of Basic Rent for each day of delay beyond June 1, 2013 (not to extend beyond December 31, 2013 (i.e., a maximum amount of $4,735,937.54)), in the achievement of the Commencement Date Conditions for the entire Demised Premises to the extent caused by fire or other casualty. If Tenant has neither previously terminated this Lease nor exercised the Takeover Rights and the Commencement Date Conditions for the entire Demised Premises are not achieved by December 31, 2013, to the extent caused by fire or other casualty, and Tenant elects to terminate this Lease pursuant to this Section 2.3.8, then, in lieu of payment of the Termination Fee specified in 2.3.8.2 above, which shall not be payable, Landlord shall pay to Tenant the Late Delivery Amount which has accrued through December 31, 2013. Tenant agrees and acknowledges that if Tenant exercises the Takeover Rights, then Tenant shall not be permitted to terminate this Lease pursuant to this Section 2.3.8 or collect the Termination Fee; provided, however, if Tenant exercises the Takeover Rights after June 1, 2013, then Landlord shall be liable for and shall pay to Tenant the Late Delivery Amount which has accrued through the date of Tenant’s exercise of the Takeover Rights, but the accrual of the Late Delivery Amount shall toll as of the date Tenant exercises the Takeover Rights (which exercise of the Takeover Rights Tenant shall have no obligation to do).

2.3.8.4. If the Late Delivery Amount is owed to Tenant pursuant to Section 2.3.8.3, then the Late Delivery Amount shall be paid to Tenant monthly with respect to amounts that have accrued during the current calendar month on or before the 10th day of the following calendar month. If Tenant shall have terminated this Lease as provided in this Section 2.3.8, then Landlord shall pay the final installment of the Late Delivery Amount (or the Termination Fee, as the case may be) within ten (10) days after the termination of this Lease.

2.3.8.5. If the Inducement Allowance has been previously funded and paid to Tenant, and this Lease is terminated as provided in this Section 2.3.8, then Tenant shall retain from the Inducement Allowance an amount equal to the Termination Fee or the Late Delivery Amount, if payable, as the case may be, and promptly return the balance of the Inducement Allowance to Landlord.

2.3.9. During the construction of the Landlord’s Work, Tenant and its representatives may inspect the same and Landlord agrees to cause to be corrected any deficiencies in work or materials, or any elements of the work, which do not comply with the approved Final Plans and Specifications (as modified by any approved change orders). No inspection by Tenant or others shall alter, release or modify Landlord’s obligation to cause the Landlord’s Work to be constructed and completed in accordance with the approved Final Plans and Specifications (as modified by any approved change orders) and the requirements of this Lease.

Section 2.4 Construction Guaranty. Landlord guarantees the Landlord’s Improvements against defective workmanship and/or materials for a period of one year from the date of Substantial Completion, provided that as to the Building components, if any, for which a longer warranty period is specified in the Final Base Building Outline Plans and Specifications, or the Final TI Plans and Specifications such guarantee as to such components shall be for the period set forth therein. If Tenant desires that Landlord provide or obtain warranties of a duration longer than those set forth above, then Tenant shall notify Landlord of the item and/or duration or warranty sought and Landlord shall advise Tenant of the availability and cost thereof. If Tenant desires that Landlord provide or obtain such warranties, then Tenant shall execute a written change order in accordance with the change order process described herein. Landlord agrees, at its sole cost and expense, to repair or replace any defective item or item which requires repair or replacement during said applicable warranty period. This Section 2.4 provides the sole and exclusive construction warranty of Tenant against Landlord with respect to the Landlord’s Work and is in lieu of any other warranty, whether express or implied, that may otherwise be available under applicable law and all such other warranties are expressly waived by Tenant; provided, however, the same shall not relieve Landlord from the performance of Landlord’s obligations expressly set forth in this Lease, nor affect or impair any other rights or remedies of Tenant that are not construction warranty claims against Landlord pertaining to the Landlord’s Work.

Section 2.5 Tenant’s Acceptance of Demised Premises. Upon notification to Tenant that the Commencement Date is imminent (but not less than ten (10) days), Tenant and Tenant’s consultants shall inspect the Demised Premises with Landlord. Tenant and Landlord or their representatives shall prepare a list of Punchlist Items (to the extent not previously noted on the Preliminary Punchlist). Landlord shall complete such Punchlist Items as soon as reasonably practical, but in all events, within sixty (60) days following written receipt of the list of the Punchlist Items, unless any Punchlist Item cannot reasonably be completed within such sixty (60) day period, in which event Landlord shall commence to complete such Punchlist Item during said sixty (60) day period and shall thereafter diligently and continuously pursue same to completion. If Landlord fails to correct the Punchlist Items within the above-prescribed time periods, and such failure continues after Tenant provides a second written notice to Landlord which references this Section of the Lease and conspicuously states in bold, 12 point font or larger that Landlord has failed to correct the Punchlist Items within five (5) business days after Landlord’s receipt of written notice that Landlord has failed to correct the Punchlist Items within the above-prescribed time periods and if Landlord fails to correct the Punchlist Items within five (5) business days of delivery of the second notice, then Tenant may complete such Punchlist Items and Landlord shall reimburse Tenant for the reasonable out-of-pocket costs incurred by Tenant, as evidenced by bills and invoices in reasonable detail, in connection with completing such Punchlist Items. In the event of any dispute as to work performed or required to be performed by Landlord or the existence of any Punchlist Item or the completion thereof in accordance with the terms of this Lease, the party disputing the same shall notify the other party in writing, and Landlord’s architect and Tenant’s architect, engineer, or contractor shall, within ten (10) days after the other party’s receipt of the foregoing dispute notice, mutually designate a third-party architect or engineer to issue a certificate resolving such dispute, which certificate shall be binding and conclusive upon the parties and shall be issued no later than the date twenty (20) days following the appointment of such third-party architect or engineer.

Section 2.6 Repair and Maintenance. Except as otherwise expressly provided in this Lease, Tenant, upon commencement of the Term, shall have and hold the Demised Premises as the same shall then be without any liability or obligation on the part of Landlord for making any alterations, improvements or repairs of any kind in or about the Demised Premises for the Term, or any extension or renewal thereof, and Tenant agrees to maintain the

Demised Premises and all parts thereof in a good and sufficient state of repair as required by the provisions of this Lease.

Section 2.7 Inducement Allowance. Landlord shall pay to Tenant an amount (“Inducement Allowance”) equal to Nine Million and 00/100 Dollars ($9,000,000.00) as an inducement to Tenant to not further extend the term of Tenant’s leases for certain premises located at 100/101 and 29 Thanet Street, Princeton, New Jersey, (collectively the “Existing Lease”) and enter into this Lease, and to relocate a portion of Tenant’s business to the Demised Premises. Subject to earlier payment as provided in Section 2.3.6, the Inducement Allowance shall be payable to Tenant on the date (the “Inducement Allowance Payment Date”) which shall be ten (10) days following the Rent Commencement Date, without regard to whether Tenant is exercising any offset rights permitted by Section 20.22.4 of this Lease, or any other permitted offset right under this Lease.

Section 2.8 Moving Allowance. Subject to the conditions and limitations hereinafter provided, Landlord shall provide Tenant an amount (“Moving Allowance”) equal to the amount of any unused portion of the allowance set forth in Section 9 of the TI Outline Plans and Specifications, not to exceed One Million and 00/100 Dollars ($1,000,000.00), for Tenant’s actual, out-of-pocket moving and relocation costs and expenses incurred in connection with relocating Tenant’s business to the Demised Premises. The Moving Allowance shall be payable within ten (10) business days following completion of Landlord’s final accounting of the unused portion of the allowance set forth in Section 9 of the TI Outline Plans and Specifications (which final accounting shall be undertaken as soon as reasonably practicable following Substantial Completion), without regard to whether Tenant is exercising the offset rights permitted by Section 20.22.4 of this Lease, or any other permitted offset right under this Lease, provided that Tenant shall not be entitled to receive payment of the Moving Allowance except upon and until taking occupancy and opening for business in more than fifty percent (50%) of the rentable square feet of office space in the Demised Premises, it being understood that such occupancy and opening requirement shall not apply to payment of the Inducement Allowance. If such actual out-of-pocket moving and relocation costs and expenses exceed the Moving Allowance, then the amount of such excess shall be paid by Tenant and Landlord shall have no obligation to reimburse Tenant for any such excess amount.

Section 2.9 Refurbishment Allowance. On the one hundred twentieth (120th) full calendar month following the Rent Commencement Date, Landlord shall pay to Tenant a lump sum amount (“Refurbishment Allowance”) not to exceed Five and 00/100 Dollars ($5.00) per square foot of the Building, determined in accordance with BOMA Standards (as defined in Section 3.1), for the costs of refurbishing the Improvements theretofore made by Tenant, in its discretion, which refurbishing shall be performed subject to and in accordance with the conditions and limitations set forth in Article XIX of this Lease, provided that at the time of such request and scheduled payment: (i) this Lease shall be in full force and effect and Tenant shall not then be in default which remains uncured in the performance of any of the terms, covenants and conditions herein contained beyond any applicable notice and cure period, (ii) no liens shall have been filed and Tenant shall furnish evidence that payment has been made, or satisfactory arrangements for payment have been made, covering all work for which payment is requested, (iii) such work for which payment has been requested shall have been done in accordance with Article XIX below. Refurbishment shall include amounts expended for renovations, replacements, refinishing, fixtures, furniture and equipment, carpet, painting, wall coverings, woodwork, and other improvements and installations in, to or upon the Demised Premises by Tenant. To the extent that the full Refurbishment Allowance has not been paid to Tenant because insufficient claims for payment of the full Refurbishment Allowance were submitted by Tenant (either in amount, or lack of sufficient back-up), Tenant shall have six (6) months following the date Tenant receives notice from Landlord that claims for payment have been submitted which are not qualified to be funded from the Refurbishment Allowance, to make additional Improvements and submit to Landlord claims for payment therefor, up to the aggregate amount of the Refurbishment Allowance. Tenant agrees to furnish to Landlord upon written request, copies of paid bills and invoices, in detail reasonably satisfactory to Landlord, for the costs and expenses of refurbishing the Improvements in an amount equal to the portion of the Refurbishment Allowance requested. Any refurbishment work by Tenant shall be performed subject to and in accordance with the terms and conditions of this Lease, including, without limitation, Article XIX. If any portion of the Refurbishment Allowance is not due and payable on or before the last day of the one hundred twenty-sixth (126th) full calendar month following the Rent Commencement Date, then Landlord shall not have any obligation to pay such portion of the Refurbishment Allowance and Tenant shall be deemed to have waived all rights with respect to such portion of the Refurbishment Allowance.

Section 2.10 Unexpended Allowances. If Landlord fails timely to pay to Tenant any allowance or other sum due under this Article II, or any other monetary sum due to Tenant from Landlord of a fixed or ascertainable amount (excluding any amounts owed to Tenant as a result of Tenant’s exercise of its rights under Section 16.2), and such failure continues for twenty (20) days following receipt of written notice from Tenant of such failure, then Tenant shall have the right to offset against rent and other charges due to Landlord under this Lease, any such unfunded or unpaid sums, plus interest thereon at the Maximum Rate of Interest from the end of such 20-day period through and including the date offset or paid, it being understood that if Tenant exercises such right of offset with respect to a failure by Landlord to timely pay any allowance or other sum due under this Article II (including, without limitation, the Inducement Allowance, the Moving Allowance and the Late Delivery Amount) or any other monetary sum due to Tenant from Landlord of a fixed or ascertainable amount (excluding any amounts owed to Tenant as a result of Tenant’s exercise of its rights under Section 16.2), and interest and other charges due thereon, then upon full recovery by Tenant of any allowance or other sum due under this Article II (including, without limitation, the Inducement Allowance, the Moving Allowance and the Late Delivery Amount) or any other monetary sum due to Tenant from Landlord of a fixed or ascertainable amount (excluding any amounts owed to Tenant as a result of Tenant’s exercise of its rights under Section 16.2), and interest and other charges due, by reason of such rent offsets (including, without limitation, costs, expenses and attorneys’ fees payable under Section 20.21), such recovery by Tenant of the full amount due shall be considered to have cured Landlord’s failure to timely pay any such amounts and Landlord shall have no further liability to Tenant and Tenant shall have no further claim against Landlord by reason thereof, provided nothing herein shall limit, affect or impair the right of Tenant to sue for such sums and execute upon any final, non-appealable judgment and otherwise collect sums due sooner, or to draw upon the letter of credit described in Section 2.11, or to realize upon any other collateral, or sue for specific performance or other remedies prior to such full recovery.

Section 2.11 Letter of Credit. On or before the date Landlord closes the Construction Loan, Landlord shall provide to Tenant, as security for the payment of the Inducement Allowance, the Moving Allowance, the Termination Fee and the Late Delivery Amount, as the case may be, an irrevocable letter(s) of credit, in substantially the form of Exhibit K attached hereto and made a part hereof, in the aggregate amount of Ten Million Dollars ($10,000,000) issued by SunTrust Bank, U.S. Bank or such other bank selected by Landlord. Such letter(s) of credit shall provide for an expiration date at least one year from the date of its issuance; provided, however, if Tenant, at least thirty (30) days prior to the current expiration date, does not receive written confirmation from the issuing bank that the letter(s) of credit has been renewed for an additional year (or the bank provides notice of non-renewal), or if for any reason it not renewed on or before thirty (30) days prior to its then current expiration date, then, unless Landlord otherwise provides a substitute letter(s) of credit, Tenant shall have the unconditional right to draw upon the letter(s) of credit to the extent of the unpaid portion of the Inducement Allowance, the Moving Allowance, Termination Fee and the Late Delivery Amount, as the case may be. In all events, Tenant’s right to draw on any such letter(s) of credit shall terminate upon payment in full of the Inducement Allowance, the Moving Allowance and (if applicable) the Termination Fee or the Late Delivery Amount and Tenant shall promptly return the letter(s) of credit to Landlord. Such letter(s) of credit is security for and not in limitation of the Landlord’s obligation to pay the Inducement Allowance, the Moving Allowance and (if applicable) the Termination Fee or the Late Delivery Amount.

Section 2.12 Tenant’s Takeover. If Landlord misses certain Critical Milestones, subject to Force Majeure and Tenant Delay, subject to the terms of Section 20.22 and the SNDA among Landlord, Tenant, and Lender (as defined in Section 20.22.4), and to the extent missing said Critical Milestones constitutes a Construction Default Event, then Tenant shall have the right, but not the obligation, to exercise the Takeover Rights (as defined in Section 20.22.4) to assume control of all unperformed portions of the Landlord’s Work and cause the same to be completed; provided, however, if Tenant elects to exercise the Takeover Rights, then Tenant’s performance of Landlord’s Work shall be performed subject to and in accordance with the conditions and limitations set forth in Section 20.22.4, and Tenant shall be responsible for completing the entire unperformed portions of Landlord’s Work, subject to its right to recover costs relating thereto from Landlord and to exercise the offset rights permitted under this Lease.

ARTICLE III

BASIC RENT

Section 3.1 Basic Rent. Commencing on the Rent Commencement Date, Tenant covenants to pay Landlord, without previous demand therefor and without any right of setoff or deduction whatsoever except as otherwise expressly provided in this Lease, at the office of Landlord at:

CD 95, L.L.C.

c/o Founders Properties, L.L.C.

10350 Bren Road West

Minnetonka, Minnesota 55343

Attention: Accounting Department

or at such other place as Landlord may from time to time designate in writing, an annual rental, payable in advance, in equal monthly installments as follows:

Months	Basic Rent Rate	Monthly Installments
1 – 60	$21.65	$451,041.67
61 – 120	$22.73	$473,541.67
121 – 180	$23.87	$497,291.67
181 – 244*	$25.06	$522,083.33

*	Subject to rental abatement of four months during the Free Rent Period.

Notwithstanding the foregoing or anything in this Lease to the contrary, during the final four full calendar months of the Initial Term (the “Free Rent Period”) Tenant shall not be obligated to pay Basic Rent and the same shall fully abate; provided, however, for purposes of establishing any amounts due and payable to Landlord as Basic Rent for the first Renewal Term which are based upon the Basic Rent payable during the final twelve (12) months of the initial Term, such Basic Rent for such Renewal Term calculation purposes shall be calculated as if such four month rent abatement were not in effect during the Free Rent Period. The rent provided for in this Section 3.1 is herein called the “Basic Rent”. The Basic Rent rate set forth above is per square foot of the Building, determined in accordance with BOMA Standards. The Basic Rent amounts above are calculated based on 250,000 rentable square feet of area in the Building, determined in accordance with BOMA Standards. If, within sixty (60) days after the Rent Commencement Date, Landlord and Tenant determine, in accordance with BOMA Standards, that the rentable area of the Building is other than 250,000 rentable square feet, then (a) if such determination indicates the rentable square footage is less than 250,000 rentable square feet, then all rent shall proportionately reduce and Landlord and Tenant will amend this Lease accordingly, or (b) if such determination indicates the rentable square footage exceeds 250,000 rentable square feet, then there shall be no adjustment to rent, except to the extent such excess is attributable to changes ordered by Tenant and reflected in an approved change order executed by both Landlord and Tenant. Basic Rent shall be payable commencing on the Rent Commencement Date and continuing on the first day of each month thereafter for the succeeding months during the balance of the Initial Term. Promptly after the Rent Commencement Date and payment to Tenant of the Improvement Allowance and Moving Allowance, a memorandum (the “Commencement Date Memorandum”) substantially in the form of Exhibit D attached hereto and made a part hereof shall be prepared by Landlord and executed by Landlord and Tenant. Within thirty (30) days after receipt, Tenant will execute and deliver the Commencement Date Memorandum to Landlord. “BOMA Standards” means the Office Buildings: Standard Methods of Measurement (ANSI/BOMA Z65.1 – 2010) approved May 26, 2010 by the American National Standards Institute, Inc. and the Building Owners and Managers Association International.

Section 3.2 Basic Rent Adjustment. If the Preliminary Term or Initial Term of this Lease does not commence on the first day of a calendar month or end on the last day of a calendar month, the installment of Basic Rent for the partial calendar month at the commencement or the termination of such term shall be prorated on the basis of the number of days of the term within such calendar month.

Section 3.3 Additional Rent. If Tenant fails to pay or discharge any imposition, insurance premium, utility charge, maintenance repair or replacement expense which it is obligated to pay or discharge under this Lease, then Landlord may, but shall not be obligated to, after at least ten (10) business days written notice to Tenant pay the same on Tenant’s behalf, in which event Tenant shall reimburse Landlord therefor within ten (10) business days after invoicing and pay the same as additional rent (all charges payable by Tenant to Landlord other than Basic Rent, however denoted, are hereinafter collectively referred to as “Additional Rent”). Basic Rent and Additional Rent are sometimes hereinafter collectively referred to as “Rent.”

Section 3.4 Delinquent Payments. All payments of Basic Rent, and Additional Rent payable to Landlord, shall be payable without previous demand therefor and without any right of setoff or deduction whatsoever, except as otherwise provided in this Lease, when the same is due. The performance and observance by Tenant of all the terms, covenants, conditions and agreements to be performed or observed by Tenant hereunder shall be performed and observed by Tenant at Tenant’s sole cost and expense. Any installment of Basic Rent or Additional Rent or any other charges payable by Tenant to Landlord under the provisions hereof which shall not be paid as and when due shall bear interest from the date due at an annual rate equal to three percentage points per annum in excess of the published “prime rate” or “base rate” of interest charged by JPMorgan Chase Bank, N.A. (or similar institution if said Bank shall cease to exist or to publish such a prime rate) from the date when the same is due hereunder until the same shall be paid, but in no event in excess of the maximum lawful rate permitted to be charged by Landlord against Tenant. Said rate of interest is sometimes hereinafter referred to as the “Maximum Rate of Interest”; provided, however, Tenant shall not be charged interest on late payments of Basic Rent or Additional Rent in respect to the first two (2) occurrences that Tenant may be late paying rent in any twelve (12) month period during the Term, provided Tenant pays such Basic Rent or Additional Rent to Landlord within ten (10) days after receipt of written notice from Landlord that such Basic Rent or Additional Rent is late.

ARTICLE IV

USE OF DEMISED PREMISES

Section 4.1 Permitted Use. If Tenant is not operating or ceases operation, then Tenant shall continue to be responsible for the keeping, performing and observing all of the other terms, covenants, conditions, agreements, indemnities and other promises to be kept, performed and observed by Tenant with respect to the Demised Premises, including, without limitation, payment of all Rent reserved hereunder, subject to the terms and provisions of this Lease. The Demised Premises may be used for general office purposes, including purposes incidental thereto, such as by way of example, but not in limitation, meetings, training, data and records storage, food service, and functions ancillary to or in support of any of the foregoing, and for no other use without Landlord’s consent. Tenant shall not use or occupy the same, or permit them to be used or occupied, contrary to any statute, rule, order, ordinance, requirement or regulation applicable thereto, or in any manner which would violate any certificate of occupancy affecting the same, or which would make void or voidable any insurance then in force with respect thereto or which would make it impossible to obtain fire or other insurance thereon required to be furnished hereunder by Tenant, or which would cause structural injury to the improvements or which would constitute a public or private nuisance or waste or would violate any Hazardous Materials Laws (as defined in Section 9.3), and Tenant agrees that it will promptly, upon discovery of any such use, take all necessary steps to compel the discontinuance of such use.

Section 4.2 Preservation of Demised Premises. Tenant shall not use, suffer, or permit the Demised Premises, or any portion thereof, to be used by Tenant, any third party claiming by, through, or under Tenant, or the public in such manner as might reasonably tend to impair Landlord’s title to the Demised Premises, or any portion thereof, or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or third persons, or of implied dedication of the Demised Premises, or any portion thereof. Nothing in this Lease contained and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or make any agreement that may create, or give rise to or be the foundation for any such right, title, interest, lien, charge or other encumbrance upon the estate of Landlord in the Demised Premises.

Section 4.3 Acceptance of Demised Premises. Tenant acknowledges that subject to Landlord’s proper and full performance of the Landlord’s Work, and the terms and provisions of this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty or covenant of any kind whatsoever, either express or implied, with respect to the Demised Premises or the Building, the Improvements or any matter related thereto including the condition thereof or with respect to the suitability or fitness of any of the foregoing for the conduct of

Tenant’s business or for any other purpose, except for Landlord’s obligations expressly set forth in this Lease. Tenant shall accept the Demised Premises on the Commencement Date.

Section 4.4 Permits and Applications. Landlord shall use reasonable efforts to promptly forward to Tenant any written notice received by Landlord from any owner of property adjoining or adjacent to the Demised Premises or from any municipal or other governmental authority, or from the Association (as herein defined), including any written notice issued in connection with any hearing or other administrative proceeding relating to any proposed zoning, building code, signage, or related variance affecting the Demised Premises, or otherwise pertaining to the Landlord’s Work, which would have a material affect on the performance or time for performance and completion of the Landlord’s Work or Tenant’s use, operation or occupancy of the Demised Premises, subject to and in accordance with the conditions and limitations herein contained. Landlord shall use reasonable efforts to give reasonable prior notice to Tenant of all hearings relating to approvals, permits and applications for the Landlord’s Work. From time to time, upon Tenant’s written request, Landlord shall provide Tenant with periodic updates of the then-current status of issuance of the governmental approvals and permits required as a condition to the performance of Landlord’s Work, and the status of the performance and Landlord’s then reasonable estimate of the time for completion of performance of the Landlord’s Work (including details and status of specific Critical Milestones) and the estimated time of Substantial Completion, and Tenant and its construction consultant shall be permitted to attend contractor and subcontractor job meetings during construction of the Landlord’s Work and to receive copies of all job minutes and construction bulletins.

Section 4.5 Landlord’s Representations. To induce Tenant to execute this Lease, and in consideration thereof, Landlord warrants and represents and covenants as the case may be, to Tenant as set forth in this Section 4.5. Any reference to Landlord’s knowledge, best knowledge or words of similar import, shall mean the actual knowledge of Wade C. Lau, Senior Vice President of Founders Properties, L.L.C. without additional investigation or inquiry, and Landlord represents that the foregoing individual is the representative of Landlord most knowledgeable with respect to the Demised Premises.

4.5.1. Upon and concurrently with Landlord’s acquisition of fee title to the Land, Landlord shall cause to be issued and delivered to Tenant, at Landlord’s expense, an ALTA Owners Policy of Title Insurance, insuring Tenant’s leasehold estate and interest in the Demised Premises, with an amount of insurance of at least $12,000,000, such estate being subject only to the matters listed on Exhibit A-1 attached hereto, matters permitted by this Lease, or other matters consented to in writing by Tenant, subject to and in accordance with the conditions and limitations herein contained.

4.5.2. Following Landlord’s acquisition of the Land and receipt of all required governmental permits and approvals, no third party consents or approvals are required in order for Landlord to enter into this Lease, nor, to the best of Landlord’s knowledge, for the performance of Landlord’s Work; and

4.5.3. This Lease does not violate the provisions of any instrument heretofore executed and/or binding on Landlord, or to the best of Landlord’s knowledge affecting or encumbering the Demised Premises, and no rights granted by Landlord to Tenant under the terms of this Lease conflict with any rights granted to any other tenant or occupant in the Center (including, without limitation, any rights of first offer or first refusal or the like).

ARTICLE V

PAYMENT OF TAXES, ASSESSMENTS, ETC.

Section 5.1 Payment of Impositions.

5.1.1. Landlord shall pay all impact fees (including fees imposed by New Jersey’s Council on Affordable Housing requirements), assessments, hook-up charges, connection fees, and other charges for present or future sewer work or other utility company capacity or furnishing of service to the Demised Premises as part of and as a condition to the performance of Landlord’s Work. Tenant covenants and agrees to pay during the Term, as Additional Rent, before any fine, penalty, interest, or cost may be added thereto for the delinquent payment, the following: all real estate taxes, special assessments or installments thereof (which relate to the period of the Term of this Lease only, and not installments for obligations which relate to periods prior to or after the Term, which shall be Landlord’s responsibility), including interest accrued thereon, water rates and charges, sewer rates and charges, charges for public utilities, other governmental charges, payments or charges under covenants, conditions and restrictions now of record or hereafter of record and permitted by this Lease (but not including any mortgages or financing of Landlord), including, without limitation, the Master Deed (except as otherwise expressly set forth herein), with respect to obligations which relate to the period of the Term of this Lease only, and not for obligation which relate to periods prior to or after the Term (which shall be Landlord’s responsibility), without particularizing by any known name or by whatever name hereafter called, and whether any of the foregoing be general or special, ordinary or extraordinary, foreseen or unforeseen (all of which are sometimes herein referred to as “Impositions”), which at any time during the Term may have been or may be assessed, levied, confirmed, imposed upon, or become a lien on the Demised Premises, or any portion thereof, or any appurtenance thereto, or rents therefrom (subject to Section 5.1.4), and which are due and payable during the Term. If any Impositions require the payment for capital items or of capital expenditures, Tenant’s and Landlord’s respective shares thereof shall be allocated as provided in Section 8.7. In addition, if any matters of record imposed any obligations that do not relate exclusively to the Demised Premises, Landlord shall be responsible for and shall pay and perform such obligations to the extent the same do not relate exclusively to the Demised Premises (except matters under the Condominium Documents shall be allocated as otherwise provided in this Lease).

5.1.2. Impositions payable by Tenant shall be reduced by any deferral, abatement, or other tax-lowering adjustment received by Landlord (net of all reasonable third party out-of-pocket costs incurred by Landlord to obtain the same) from any taxing or other authorities.

5.1.3. If Landlord or its Affiliates (as herein defined) receives any rebates, refunds, allowances, incentives, abatements or similar benefits on account of or by reason of Landlord’s performance of Landlord’s Work or Tenant’s use and occupancy of the Demised Premises, it is agreed that the net amount of such rebates, refunds, allowances, incentives, abatements or similar benefits, after deduction of any reasonable, out-of-pocket amounts incurred by Landlord and paid by Landlord to unrelated third parties to secure the same, shall be for the sole use and benefit of Tenant and passed through or paid directly to Tenant within sixty (60) days after such benefit is received by Landlord. Without limiting the generality of the foregoing, it is anticipated that a sales tax rebate or exemption incentive will be applicable to Landlord’s construction of the Landlord’s Improvements, or certain portions thereof, pursuant to which state sales taxes paid by Landlord, its contractor, subcontractors, and suppliers on account of the Landlord’s Improvements, or portions thereof, will be rebated and such rebates shall be for the sole use and benefit of and be the sole property of Tenant. Landlord shall, and shall cause it contractors, subcontractors and suppliers, to state the amount of sales taxes paid or exempted to be separately stated in all invoices and billings and will provide, on a monthly basis to Tenant, copies of invoices and bills, and shall use reasonable efforts to furnish any other documents, certifications, or other reports, writings and information necessary for Tenant to comply with the reporting requirements of the applicable governmental authority having jurisdiction to receive the full amount of the available sales tax rebates, refunds, allowances, incentives, abatements or similar benefits, to the extent such information can be reasonably obtained. Tenant (and not Landlord) shall be solely responsible for complying with any such sales tax rebate or exemption incentive program, filing all forms in connection therewith and coordinating disbursement of any sales tax rebates or exemption incentive payments; provided, however, if Landlord receives any such sales tax rebates or exemption incentive payments or the benefit of any sales tax exemptions, then Landlord shall deliver the same to Tenant within sixty (60) days after such benefit is received by Landlord. Anything herein to the contrary notwithstanding, if Landlord anticipates incurring additional out-of-pocket costs to be paid to unrelated third parties pertaining to the sales tax rebates, Landlord shall promptly notify Tenant in writing, and unless Tenant shall notify Landlord in writing within three (3) business days following receipt of Landlord’s notice that Tenant will reimburse such cost, Landlord shall not be obligated to incur such cost or take the actions related thereto. If Tenant approves in writing, Tenant shall be responsible for payment to Landlord, within thirty (30) days after invoices provided from time to time, of the reasonable, out-of-pocket costs incurred by Landlord and paid by Landlord to unrelated third parties and so approved by Tenant, to secure any such sales tax rebate or exemption incentive. If, under applicable accounting, reporting or legal requirements that are applicable to Tenant, Tenant reasonably requires information on the costs of the Landlord’s Improvements expended by Landlord, then Landlord will supply to Tenant such information as is reasonably requested by Tenant from time to time on the amounts expended by Landlord on the Landlord’s Improvements, so that Tenant can comply with such reporting and legal requirements. Landlord has not, and shall not, enter into any PILOT-type agreements without Tenant’s approval. For purposes of this Lease, an “Affiliate” (or affiliate, where not capitalized) of any person shall mean any other person directly or indirectly controlling, controlled by or under common control with, such person. For purposes of this definition, the term “control” (including the correlative meaning of the terms “controlling”, “controlled by” and “under common control with”), as applied with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such person whether through the ownership of voting securities or by contract or otherwise, provided (but without limiting the foregoing) that no pledge of voting securities of any person without the current right to exercise voting right with respect thereto shall by itself be deemed to constitute control over such person.

5.1.4. Impositions shall not include any (1) income, excise, profits, estate, inheritance, succession, gift, transfer, franchise, capital, or other tax or assessment upon Landlord; or (2) fine, penalty, cost or interest for any tax or assessment, or part thereof, which Landlord or its lender failed to timely pay (except to the extent attributable to Tenant’s failure to timely pay the same) or other charges, or transfer taxes arising from the initial construction or expansion of the Center or the Demised Premises, the sale of the Demised Premises. Landlord represents to Tenant that, to the best of Landlord’s knowledge, as of the date of this Lease and as of the Commencement Date, no portion of the Demised Premises is or will be (i) subject to the beneficiary of an abatement, exemption and/or phase-in of taxes, or (ii) subject to any special assessment or similar charges, or (iii) included in any special improvement district(s) which would result in higher taxes or other similar impositions that would exist in the absence of such district(s).

Section 5.2 Tenant’s Right to Contest Impositions. Tenant shall have the right, at its own expense, to contest the amount or validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith, so long as such contest shall not subject the Demised Premises to forfeiture or subject Landlord to criminal or civil liability, fines, or other loss, cost or damage for which Tenant shall not have made satisfactory arrangements with Landlord to indemnify and/or reimburse Landlord. Tenant may postpone or defer payment of such Imposition if (a) the Demised Premises or any portion thereof would, by reason of such postponement or deferment not be in danger of being forfeited or lost, or, if (a) is not applicable, (b) Tenant shall have deposited with Landlord cash or other security reasonable acceptable to Landlord, together with all interest and penalties which may accrue, in Landlord’s reasonable judgment, in connection therewith, and all charges that may or might be assessed against or become a charge on the Demised Premises, or any portion thereof, during the pendency of such proceedings. If, during the continuance of such proceedings, Landlord shall, from time to time, reasonably deem the amount deposited, as aforesaid, insufficient, Tenant shall, upon demand of Landlord, make additional deposits of such additional sums of money or such additional certificates of deposit as Landlord may reasonably request. Upon failure of Tenant to make such additional deposits, the amount theretofore deposited may be applied by Landlord to the payment, removal and discharge of such Imposition, and the interest, fines and penalties in connection therewith, and any costs, fees (including attorneys’ fees) and other liability (including costs incurred by Landlord) accruing in any such proceedings. Upon the termination of any such proceedings, Tenant shall pay the amount of such Imposition or part thereof, if any, as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, including attorneys’ fees, interest, penalties, fines and other liability in connection therewith, and upon such payment Landlord shall return all amounts or security deposited with it with respect to the contest of such Imposition, as aforesaid, or, at the written direction of Tenant, Landlord shall make such payment out of the funds on deposit with Landlord and the balance, if any, shall be returned to Tenant. Tenant shall be entitled to the refund of any Imposition, penalty, fine and interest thereon received by Landlord which have been paid by Tenant or which have been paid by Landlord but for which Landlord has been previously reimbursed in full by Tenant. Landlord shall not be required to join in any proceedings referred to in this Section 5.2 unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by or in the name of Landlord, in which event Landlord shall join in such proceedings or permit the same to be brought in Landlord’s name upon compliance with such conditions as Landlord may reasonably require. Landlord shall not ultimately be subject to any liability for the payment of any fees, including attorneys’ fees, costs and expenses in connection with such proceedings. Tenant agrees to pay all such fees (including reasonable attorneys’ fees), costs and expenses or, on demand, to make reimbursement to Landlord for such payment. During the time when any such certificate of deposit or other security is on deposit with Landlord, and prior to the time when the same is returned to Tenant or applied against the payment, removal or discharge of Impositions, as above provided, Tenant shall be entitled to receive all interest paid thereon, if any. Cash deposits shall not bear interest. Any refunds or rebates of Impositions paid by Tenant, including any sums received by Landlord after the Term expired, shall be paid or refunded to Tenant following deduction of any reasonable, third party, out-of-pocket costs incurred by Landlord in connection therewith, which obligation shall survive the Term.

Section 5.3 Levies and Other Taxes. If, at any time during the Term, any method of taxation upon the Demised Premises shall be such that there shall be levied, assessed or imposed on Landlord, or on the Basic Rent or Additional Rent, or on the Demised Premises or on the value of the Demised Premises, or any portion thereof, a capital levy, sales or use tax, gross receipts tax, transaction privilege tax, rent tax or other tax on the gross rents received therefrom, or a franchise tax, or an assessment, levy or charge measured by or based in whole or in part upon such rents or value, Tenant covenants to pay and discharge the same; provided, however, if the amount or rate of any tax or excise levied against the rents of Landlord shall be increased by reason of any other revenue, receipts or property owned by Landlord other than the Demised Premises, then, and in that event, Tenant shall not be obligated to pay the portion of such increased amount attributable to such other property, but only such tax as Landlord would be obligated to pay in the event it derived no revenue from any source other than the Demised Premises nor owned any property other than the Demised Premises. Nothing in this Lease contained shall require Tenant to pay any municipal, state or federal income or excess profits taxes assessed against Landlord, or any municipal, state or federal capital levy, estate, succession, inheritance or transfer taxes of Landlord, or corporation or entity franchise taxes imposed upon any corporate or other entity owner of the fee of the Demised Premises.

Section 5.4 Evidence of Payment. Tenant covenants to furnish Landlord, within thirty (30) days after the date upon which any Imposition or other tax, assessment, levy or charge is payable by Tenant, official receipts of the appropriate taxing authority, or other appropriate proof satisfactory to Landlord, evidencing the payment of the same. The certificate, advice or bill of the appropriate official designated by law to make or issue the same or to receive payment of any Imposition or other tax, assessment, levy or charge may be relied upon by Landlord as sufficient evidence that such Imposition or other tax, assessment, levy or charge is due and unpaid at the time of the making or issuance of such certificate, advice or bill.

ARTICLE VI

INSURANCE

Section 6.1 Tenant’s Casualty Insurance Obligations. Tenant, at its sole cost and expense, shall obtain and continuously maintain in full force and effect during the Term, commencing with the date that rental (full or partial) commences, policies of insurance covering the Improvements constructed, installed or located on the Demised Premises and which have been delivered to Tenant, naming Landlord and Tenant as insureds as their interest may appear, and the Association as a loss payee with respect to Limited Common Elements only and the Association as an additional insured with respect to liability policies only against (i) loss or damage by fire; (ii) loss or damage from such other risks or hazards now or hereafter embraced by a so-called “extended coverage endorsement,” including, but not limited to, windstorm, hail, explosion, vandalism, riot and civil commotion, damage from vehicles, smoke damage, water damage and debris removal; (iii) loss for flood if the Demised Premises is in a designated flood or flood insurance area; (iv) loss for damage by earthquake if the Demised Premises is located in an earthquake prone area; (v) loss from so-called explosion, collapse and underground hazards; and (vi) loss or damage from such other risks or hazards of a similar or dissimilar nature which are now or may hereafter be customarily insured against with respect to improvements similar in construction, design, general location, use and occupancy to the Improvements, and shall maintain rent loss insurance as required by Section 6.2.3 below. At all times, such insurance coverage shall be in an amount equal to one hundred percent (100%) of the then Full Replacement Cost (as herein defined) of the Improvements and shall include a so-called “agreed value endorsement.” The term “Full Replacement Cost” shall mean the cost of replacing the Improvements without deduction for depreciation or wear and tear, and it shall include a reasonable sum for architectural, engineering, legal, administrative and supervisory fees connected with the restoration or replacement of the Improvements in the event of damage thereto or destruction thereof. Such policy may contain a commercially reasonable “deductible” provision. In the event of any loss or damage to the Demised Premises, Tenant shall pay to Landlord upon demand in cash the amount of any such deductible applicable to such loss or damage. Full Replacement Cost shall be determined from time to time (but not more frequently than once every twelve (12) months, at the request of Landlord, or its mortgagee, by an appraiser, engineer, architect or contractor designated by Landlord and reasonably acceptable to and paid by Tenant. No omission on the part of Landlord to request any such determination shall relieve Tenant of any of its obligations under this Section 6.1, nor shall any acceptance or acquiescence by Landlord in any amount of insurance tendered or offered to Landlord by Tenant relieve Tenant of any of its obligations in this Agreement. If a sprinkler system shall be located in the Improvements, sprinkler leakage insurance in form and amount reasonably satisfactory to Landlord shall be procured and continuously maintained by Tenant at Tenant’s sole cost and expense. For the period prior to the date when full rental commences hereunder, Landlord, at its sole cost and expense, shall maintain in full force and effect, on a completed value basis, insurance coverage on the Building on Builder’s Risk or other comparable coverage. Landlord agrees that Tenant may cause to be inserted in the policy or policies of insurance required by this Section 6.1 a so-called “waiver of subrogation clause” as to Tenant.

Section 6.2 Tenant’s Liability and Other Insurance Coverage. During the Term, Tenant, at its sole cost and expense, but for the mutual benefit of Landlord and Tenant, shall obtain and continuously maintain in full force and effect the following insurance coverage:

6.2.1. Commercial general liability insurance against any loss, liability or damage on, about or relating to the Demised Premises, or any portion thereof, with limits of not less than Five Million and 00/100 Dollars ($5,000,000.00) on an occurrence basis. Any such insurance obtained and maintained by Tenant shall name Landlord, and, to the extent required by the Condominium Documents, the Association as additional insureds therein and shall be obtained and maintained from and with a reputable and financially sound insurance company authorized to issue such insurance in the state in which the Demised Premises are located. Such insurance shall specifically insure (by contractual liability endorsement) Tenant’s indemnification obligations provided in this Lease, including, without limitation, those under Section 20.3 and shall expressly state that Tenant’s insurance will be provided on a primary and non-contributory basis.

6.2.2. Boiler and pressure vessel (including, but not limited to, pressure pipes, steam pipes and condensation return pipes) insurance, provided the Building contains a boiler or other pressure vessel or pressure pipes, in an amount reasonably satisfactory to Landlord. Landlord shall be named as an additional insured in such policy or policies of insurance.

6.2.3. Tenant shall maintain insurance coverage (including loss of use and business interruption coverage, with twelve (12) month’s rent loss coverage) upon Tenant’s business and upon all personal property of Tenant or the personal property of others kept, stored or maintained on the Demised Premises against loss or damage by fire, windstorm or other casualties or causes for such amount as Tenant may desire. Landlord shall have no claim or interest in any insurance proceeds or awards on Tenant’s property. All rent loss insurance awards covering the rentals due under this Lease shall be payable to Landlord, and Tenant shall pay to Landlord the amount of any deductible or self-insured retention maintained under such policy within ten (10) days after Landlord’s demand following the occurrence of any covered loss, at the same time and amount as rent would otherwise be due under this Lease had the event triggering such rental loss not have occurred. If Landlord has a reasonable objection to the rent loss policy maintained by Tenant, and after reasonable notice Tenant fails to satisfy Landlord’s objection, Landlord may elect to carry such rent loss insurance directly on commercially reasonable terms and rates similar to that carried on other properties owned by Landlord or its affiliates in the geographic area, and Tenant shall reimburse Landlord the cost of premiums therefor within ten (10) days after Landlord’s demand.

6.2.4. Any liability insurance required to be maintained pursuant to the Condominium Documents providing liability coverage for the Association, to the extent not provided pursuant to Section 6.2.1 hereof.

6.2.5. Such other insurance, and in such amounts as may from time to time be reasonably required by Landlord, against other insurable hazards which at the time are commonly insured against in the case of premises and/or buildings or improvements similar in construction, design, general location, use and occupancy to those on or appurtenant to the Demised Premises, and which is reasonably available at commercially reasonable rates.

Anything herein to the contrary notwithstanding, in the event of any conflict between any provision of this Article and any provisions of the Condominium Documents, as they exist on the date hereof, which require additional or different insurance, then Tenant shall not be responsible to carry such additional or different insurance (or reimburse Landlord for any of Landlord’s costs and expenses if Landlord carries the same). If the Condominium Documents are amended after the date hereof to change such insurance requirements and, in connection with any such amendment, Landlord has complied with the conditions and limitations set forth in Section 20.25, then Tenant shall be responsible for maintaining the insurance (or reimburse Landlord for any of Landlord’s costs and expenses if Landlord carries the same) as required by the amended Condominium Documents.

The insurance set forth in this Section 6.2 shall be maintained by Tenant at not less than the limits set forth herein until reasonably required to be changed from time to time by Landlord, in writing, whereupon Tenant covenants to obtain and maintain thereafter such protection in the amount or amounts so required by Landlord.

Section 6.3 Insurance Provisions. All policies of insurance required by Section 6.1 shall provide that the proceeds thereof shall be payable to Landlord, and if Landlord so requests to the holder of any mortgages now or hereafter becoming a lien on the fee of the Demised Premises, or any portion thereof, as the interest of such purchaser or holder appears pursuant to a standard named insured or mortgagee clause, to be similarly held in trust. Tenant shall not, on Tenant’s own initiative or pursuant to request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in Section 6.1 hereof, unless Landlord is named therein as a named insured with loss payable as in said Section 6.1 provided. Tenant shall immediately notify Landlord whenever any such separate insurance is taken out and shall deliver to Landlord duplicate originals thereof or original certificates evidencing the same with true copies of such insurance policies attached. All such policies of insurance shall provide that any loss shall be payable to Landlord notwithstanding any act or omission of Tenant which might otherwise result in a forfeiture or reduction of such insurance.

Each policy required under this Article VI shall have attached thereto (i) an endorsement that such policy shall not be cancelled or materially changed without at least thirty (30) days prior written notice to Landlord, and (ii) an endorsement to the effect that the insurance as to the interest of Landlord shall not be invalidated by any act or neglect of any person. All policies of insurance shall be written in companies reasonably satisfactory to Landlord and licensed in the state in which the Demised Premises are located, and shall be written in such form and shall be distributed in such companies as shall be reasonably satisfactory to Landlord. Such policies (or certificates of insurance acceptable to Landlord) shall be delivered to Landlord endorsed “Premium Paid” by the company or agent issuing the same or accompanied by other evidence satisfactory to Landlord that the premiums thereon have been paid. Such policies (or certificates of insurance acceptable to Landlord) and evidence of payment shall be delivered to Landlord upon commencement of the Term; and prior to expiration of such policy, a new policy (or certificates of insurance acceptable to Landlord), plus evidence of premium payment, shall be delivered to Landlord not less than twenty (20) days prior to the expiration of the then current policy term.

Section 6.4 Self-Insurance. All insurance required to be maintained under this Article by Tenant may be provided under: (i) an individual policy covering this location; (ii) a blanket policy or policies which includes other liabilities, properties and locations of Tenant or its affiliates (provided that: (a) the amount of the total insurance available shall be at least the protection equivalent to separate policies in the amounts herein required, and (b) in all other respects, any such policy or policies shall comply with the applicable provisions of this Article VI); (iii) a plan of self-insurance, so long as Tenant maintains, during the period of such self-insurance, a tangible financial net worth (calculated in accordance with generally accepted accounting principles, consistently applied) of at least One Hundred Fifty Million Dollars ($150,000,000); or (iv) a combination of any of the foregoing insurance programs. To the extent any deductible is permitted or allowed as a part of any insurance policy carried by Tenant in compliance with this Section then Tenant shall be deemed to be covering the amount thereof under an informal plan of self-insurance. At Landlord’s request, Tenant will provide Landlord with reasonably satisfactory evidence establishing that Tenant has maintained a tangible financial net worth (calculated in accordance with generally accepted accounting principles) in excess of One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00). If Tenant elects to become a self-insurer, then Tenant shall deliver to Landlord written notice of the coverages which it is self-insuring, setting forth the amounts, limits and scopes of the self-insurance in respect to each type of coverage self-insured. Tenant, at Landlord’s request, shall provide to Landlord’s mortgagee or assignee a similar notice reasonably satisfactory to such mortgagee or assignee and to Tenant setting forth the self-insured coverages, if any, and stating that all losses shall be payable as set forth in this Lease. Tenant agrees to be responsible for the payment of the equivalent amount of insurance awards that would have been covered by the insurance policy replaced by self-insurance, and any and all deductibles and self-insured retentions, and such self-insurance shall not affect the waivers of Landlord and Tenant described in Section 6.6 hereof.

Section 6.5 Landlord’s Liability Insurance. Landlord shall, at Tenant’s sole cost and expense, maintain in full force and effect on and after the date of this Lease and throughout the balance of the Term, commercial general liability insurance with regard to the Demised Premises protecting and insuring Landlord, naming Tenant as an “additional insured-lessee”, and having a combined single limit of liability of not less than Ten Million Dollars ($10,000,000) for bodily injury, death and property damage liability. Landlord shall have the right to carry its insurance under “blanket policies” covering the Center and other properties provided that: (i) the amount of the total insurance available shall be at least the protection equivalent to separate policies in the amounts herein required, and (ii) in all other respects, any such policy or policies shall comply with the applicable provisions of this Article VI.

Section 6.6 Waiver of Subrogation. Tenant and Landlord, on their own behalf and on behalf of anyone claiming under or through either one by way of subrogation, hereby release and waive all rights of recovery and causes of action against each other from any and all liability for any loss or damage to property or resulting from damage to such property (and, in either case, any resulting loss of business or rental income), whether caused by the negligence or fault of the other party, which is normally insured under Special Form property insurance (formerly known as “All-Risk”) and time element insurance required to be maintained hereunder. In the event either Landlord or Tenant is a self-insurer or maintains a deductible (as either may be permitted hereunder), then the self-insuring party or the party maintaining the deductible hereby releases the other party from any liability arising from any event which would have been covered had the required insurance been obtained and/or the deductible not been maintained. Landlord and Tenant shall cause each property insurance policy carried by either of them insuring the Demised Premises or the contents thereof, to provide that the insurer waives all rights of recovery by way of subrogation or otherwise against the other party hereto in connection with any loss or damage which is covered by such policy or that such policy shall otherwise permit, and shall not be voided by the releases provided above.

Section 6.7 Unearned Premiums. Upon expiration of the Term, the unearned premiums upon any insurance policies or certificates thereof lodged with Landlord by Tenant shall, subject to the provisions of Article XIII hereof, be payable to Tenant, provided that no Event of Default by Tenant shall have occurred and then be continuing.

ARTICLE VII

UTILITIES

Section 7.1 Payment of Utilities. During the Term (except for impact fees, hook up charges, connection fees, utility capacity reservations and similar changes which Landlord is obligated to pay as part of and as a condition to performance of Landlord’s Work), Tenant will pay, when due, all charges of every nature, kind or description for utilities services consumed in the Demised Premises, or including all charges for water, sewage, heat, gas, light, garbage, electricity, telephone, steam, power or other public or private utility services. Prior to the Rent Commencement Date, Tenant shall pay for all utilities or services at the Demised Premises used by it or its agents, employees or contractors. Tenant shall not be obligated to purchase utilities directly from Landlord, or any utility provider designated by Landlord, but if it does so, Landlord shall not charge or collect any fee, profit or mark-up, and all discounts or rebates or incentives as are available shall be credited to Tenant.

Section 7.2 Additional Charges. In the event that any charge or fee which is not assessed by reason of Landlord’s Work is required after the Commencement Date by the state in which the Demised Premises are located, or by any agency, subdivision or instrumentality thereof, or by any utility company furnishing services or utilities to the Demised Premises, as a condition precedent to furnishing or continuing to furnish utilities or services to the Demised Premises, such charge or fee shall be deemed to be a utility charge payable by Tenant. All utility lines, conduits and underground facilities outside the Building shall be kept, maintained, repaired and replaced by Landlord, at its sole cost and expense, subject to Section 8.7.

Section 7.3 Interruption. Notwithstanding any provision of this Lease to the contrary, in the event utilities serving the Demised Premises are disrupted, and to the extent such disruption is caused by the gross negligence or willful misconduct of Landlord, its agents, contractors, servants or employees, Landlord shall promptly restore the affected utilities at Landlord’s sole cost and expense. If the disrupted utilities are not restored within three (3) business days after the Landlord receives written notice from Tenant of such disruption, and Tenant is unable to conduct business in the Demised Premises as a result thereof, then Rent shall be equitably abated during the period of disruption, and Landlord shall have no liability for any special or consequential damages or lost profits of Tenant arising therefrom, except to the extent claimed by third parties.

ARTICLE VIII

REPAIRS

Section 8.1 Tenant’s Repairs. Except for those obligations of Landlord expressly set forth in this Lease, or those of the Association under the Condominium Documents, Tenant, at its sole cost and expense, throughout the Term, shall take good care of the Demised Premises (including any improvements hereafter erected or installed on the Land), and shall keep and maintain the same in good order, condition and repair, (ordinary wear and tear, and damage by fire, other casualty or condemnation excepted). Tenant shall make and perform all routine maintenance thereof and all necessary repairs and replacements thereto, interior and exterior, which are not expressly the obligation of Landlord under this Lease (or the Association under the Condominium Documents) except Landlord and not Tenant shall be responsible for damage or repairs made necessary to the extent caused by the negligence or willful misconduct of Landlord). All repairs and replacements made by Tenant shall be at least equal in quality and cost to the original work and shall be made by Tenant in accordance with all laws, ordinances and regulations whether heretofore or hereafter enacted. The necessity for or adequacy of maintenance, repairs and replacements shall be measured by the standards which are appropriate for improvements of similar construction, age and class, provided that except for Landlord’s obligation or those of the Association Tenant shall in any event make all repairs and replacements necessary to avoid any structural damage or other damage or injury to the Improvements.

Section 8.2 Maintenance. Except as otherwise expressly provided in this Lease, or Condominium Documents, and except to the extent the same are required to be, performed by the Association pursuant to the Master Deed, or Landlord under this Lease, Tenant, at its sole cost and expense, shall take good care of, repair, maintain and replace all driveways, pathways, roadways, sidewalks, curbs, parking areas, loading areas, landscaped areas, entrances and passageways on the Demised Premises in good order and repair and shall promptly remove all accumulated snow, ice and debris from any and all driveways, pathways, roadways, sidewalks, curbs, parking areas, loading areas, entrances and passageways on the Demised Premises, and keep all portions of the Demised Premises, including areas appurtenant thereto, in a clean and orderly condition free of snow, ice, dirt, rubbish, debris and unlawful obstructions. Further, Tenant shall keep the Demised Premises safe for human occupancy and use.

Section 8.3 Tenant’s Waiver of Claims Against Landlord. Except as otherwise provided in this Lease, Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in, about or to the Demised Premises or any improvements hereafter erected thereon, and Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Demised Premises and all improvements hereafter erected thereon. Subject to Landlord’s obligations expressly set forth in this Lease, Tenant hereby waives any rights created by any law now or hereafter in force to make repairs to the Demised Premises or improvements hereafter erected thereon at Landlord’s expense.

Section 8.4 Prohibition Against Waste. Tenant shall not do or suffer any waste or damage, disfigurement or injury to the Demised Premises, or any improvements hereafter erected thereon, or to the fixtures or equipment therein, or permit or suffer any overloading of the floors or other use of the Improvements that would place an undue stress on the same or any portion thereof beyond that for which the same was designed.

Section 8.5 Intentionally Omitted.

Section 8.6 Misuse or Neglect. Tenant shall be responsible for all repairs to the Building which are made necessary by any misuse or neglect by: (i) Tenant or any of its officers, agents, employees, contractors, licensees or subtenants; or (ii) any visitors, patrons, guests or invitees of Tenant or its subtenant while in or upon the Demised Premises.

Section 8.7 Landlord’s Replacement Obligations. Notwithstanding anything contained in this Article VIII or any other provision of this Lease to the contrary (except for damage or repairs made necessary to the extent caused by the negligence or willful misconduct of Tenant, which shall be performed by Tenant at Tenant’s sole cost and expense), and subject to any other obligations of Landlord under this Lease, during the Term, Landlord, at its sole cost and expense, and in a similar manner to similar Class A office buildings located in the greater Princeton, New Jersey metropolitan area, shall make any necessary replacements to the structure and structural elements of the Building, which shall mean (and be limited to) the following: the footings, foundation, roof, gutters, flashings, structural steel, structural concrete and other load bearing elements of the Building, exterior walls of the Building, bearing walls (excluding doors and glass), exterior windows (excluding plate glass), structural columns, joists, and floors of the Building, and all subsurface soils conditions and subsurface support under or supporting the Building or the Limited Common elements. Except as otherwise expressly provided in this Lease, Tenant (and not Landlord) shall be responsible for the cost of any and all repairs and replacements to the Demised Premises.

If Tenant is required to (i) repair or replace the elevators, mechanical systems (i.e., any rooftop mounted air handling equipment, any fan-powered variable air volume boxes, any pinch-off variable air volume boxes, and any controls associated with the foregoing), electrical, HVAC, plumbing, fire, sprinkler and life safety systems of the Building, (ii) make any repairs or replacements under Section 8.1, (iii) make any expenditures under Section 9.1, (iv) contribute any amounts pursuant to the Condominium Documents for capital repairs, capital replacements, capital assessments, or capital reserves, and/or (v) pay any capital items required under the Condominium Documents, and, in each instance, such repair or replacement or payment constitutes a capital improvement or capital expenditure whose useful life (or depreciation or amortization period) according to generally accepted accounting principles consistently applied (and not income tax purposes) extends beyond the Term (exclusive of any unexercised Renewal Term), then the reasonable out-of-pocket cost of such (following deduction of any amounts to the extent covered by any warranty or guaranty) as evidenced by paid bills and invoices in reasonable detail, shall be divided between Landlord and Tenant, with Tenant paying that percentage of the cost determined by dividing the number of remaining months in the Term (exclusive of any unexercised Renewal Term) by the number of months of the useful life of such improvements determined as aforesaid, and Landlord shall pay the balance, if any; provided, however, if Tenant subsequently exercises a Renewal Term, then, thirty (30) days prior to the commencement of the applicable Renewal Term, Tenant will reimburse Landlord for those costs (or portion thereof as appropriate) applicable to such Renewal Term and previously paid by Landlord as if the original allocation of costs had included the exercised Renewal Term within the remaining months in the Term. Nothing herein shall obligate Tenant to pay for any costs to the extent covered by a warranty for the Landlord’s Work, or for damage or repairs to the extent caused by the negligence or willful misconduct of Landlord or any portion of Landlord’s costs or obligations under Section 9.1 or Section 9.3 below.

Notwithstanding the foregoing, if Tenant is required to repair or replace the elevators in the Building during the first ten (10) years following the Commencement Date or the mechanical systems (i.e., any rooftop mounted air handling equipment, any fan-powered variable air volume boxes, any pinch-off variable air volume boxes, and any controls associated with the foregoing) of the Building during the first five (5) years following the Commencement Date, and such expenditure is a capital item or capital expenditure, then the reasonable out-of-pocket cost of such item (following deduction of any amounts to the extent covered by any warranty or guaranty), as evidenced by paid bills and invoices in reasonable detail, shall be divided between Landlord and Tenant, with Tenant paying that percentage of the cost determined by dividing the number of remaining months in the Term (exclusive of any unexercised Renewal Term) after the expiration of the applicable 10-year period or 5-year period set forth above, by number of months of the useful life of such improvements according to generally accepted accounting principles consistently applied (and not tax purposes), and Landlord shall pay the balance, if any; provided, however, if Tenant subsequently exercises a Renewal Term, then, within thirty (30) days following Tenant’s exercise of the Renewal Term, Tenant will reimburse Landlord for those costs (or portion thereof as appropriate) applicable to such Renewal Term and previously paid by Landlord as if the original allocation of costs had included the exercised Renewal Term within the remaining months in the Term.

By way of example, if Tenant replaces an elevator prior to the end of ten (10) years following the Commencement Date, at a time when 180 months remain in the initial Term and the useful life of the replacement is thirty (30) years, Tenant’s share is a fraction of the cost whereby 120 months is the numerator and 360 is the denominator, or one-third of the cost, and Landlord share is two-thirds of the replacement cost, subject to further adjustment if Tenant exercises one or more Renewal Terms as provided above.

Anything herein to the contrary notwithstanding, Tenant (and not Landlord) shall be responsible for the cost of any and all repairs and replacements to the Demised Premises, capital or otherwise, to the extent the need for such repair or replacement is caused by the negligence or willful misconduct of Tenant, its agents, employees and/or contractors, without regard to whether the same would be covered by any guarantee or warranty or would otherwise be the obligation of Landlord to replace pursuant to this Lease.

During the Term, Tenant shall not allow to be overloaded the roof of the Building. Tenant shall have the exclusive use and occupancy of the Building roof for purposes ancillary to the Permitted Use, including access for maintenance and repairs, provided no materials or equipment shall be placed upon the roof of the Building without the prior written consent of Landlord, which will not be unreasonably withheld, delayed or conditioned. At any time that any person goes upon the roof of the Building or any materials or equipment are placed upon such roof, Tenant shall reasonably notify and allow Landlord or its agent to inspect and approve the roof operation or procedure and shall not take any action affecting the roof without Landlord’s approval. Subject to the limitations in this Lease, Tenant shall be required to perform routine maintenance and routine repairs on the roof of the Building and agrees to perform all routine maintenance and repairs according to the recommendations of the installer of the roof all with a contractor, and in accordance with procedures, reasonably acceptable to Landlord. Notwithstanding anything in this Lease to the contrary, in the event that (i) Tenant at any time subjects the floors of the Building or any part thereof to any load exceeding the live load capacity of such floors or fails to use all reasonable and prudent storage techniques, including, without limitation, even distribution of weight loads, (ii) Tenant acts or fails to act in such a manner as to invalidate, void, nullify, or impair any warranty obtained by Landlord for any component of the Building which is subject to Landlord’s repair obligations under this Section 8.7, (iii) Tenant, its agents, employees, contractors, customers or invitees, causes any structural damage in breach of Tenant’s covenants under this Lease, or (iv) Tenant breaches or defaults under any provision of this Lease and as a result thereof, repairs to the Building are made necessary, then the cost of any resulting repairs shall be immediately due and payable by Tenant as Additional Rent.

Landlord agrees it will not unreasonably withhold, delay or condition its consent to installation by Tenant of satellite dishes, micro dishes, communication equipment and devices, solar energy panels or other energy generating or saving devices or other equipment or installations (collectively, the “Equipment”) on the Building roof, so long as any roof top work shall keep the Building watertight and not void of any roof warranties and Tenant otherwise complies with the provisions of this Lease. Tenant shall be solely responsible for the installation of the Equipment and shall, as a condition to installing and maintaining the Equipment and at Tenant’s sole cost and expense, (i) submit plans and specifications depicting the size, location and manner of installation of the Equipment to be approved by Landlord, and (ii) secure all necessary consents and approvals from all governmental and other authorities having jurisdiction to construct, operate and maintain the Equipment. The Equipment shall be installed subject to and in accordance with the conditions and limitations set forth in Article XIX. Tenant shall indemnify, defend and hold harmless Landlord from and against all losses, damages, costs and expenses arising from or relating to the installation, maintenance and repair of the Equipment. All Equipment shall be constructed and maintained by Tenant in good repair and working condition, in accordance with applicable laws, ordinances, rules and regulations and in compliance with the requirements of the insurers of the Demised Premises, and Tenant shall comply with any and all reasonable regulations concerning the operation or maintenance of the Equipment as Landlord may adopt from time to time. Tenant shall pay all taxes of any kind or nature whatsoever levied upon the Equipment and all licensing fees, franchise taxes and other charges, expenses and other costs of any nature whatsoever relating to the construction, ownership, maintenance and operation of the Equipment. Tenant shall pay for the cost of all electrical power for the normal operation of the Equipment, which utility cost shall be paid for by Tenant. The installation and operation of the Equipment shall not interfere with the safety or operation of the Center, and shall not void in any respect any provision or violate requirement of any bond or guaranty covering the roof or any other portion of the Building. Tenant shall use contractors and labor compatible with, and who will work in harmony with, those engaged in any work being performed by Landlord. Tenant shall ensure that the Equipment shall not interfere with the operation of any other communications, electric or other equipment at the Center. Upon receipt, Tenant shall give to Landlord copies of any written notices which Tenant receives from third parties that any of the Equipment is or may be in violation of any law, ordinance, or regulation. Tenant, upon termination of this Lease, vacation of the Demised Premises, or the removal or alteration of the Equipment for any reason, shall be responsible for the repair, painting, and/or replacement of the Building surface where the Equipment is attached.

Tenant shall notify Landlord as soon as reasonably possible after becoming aware of any item for which Landlord may be liable herein in such time as to avoid prejudice to Landlord. Nothing in this Section 8.7 or in any other provision of this Lease shall require Landlord to repair, restore, replace or rebuild or otherwise be responsible for any of Tenant’s property, trade fixtures or property of any third party. Landlord reserves the right to enter upon the Demised Premises for the purpose of performing Landlord’s repair obligations under this Section 8.7 during regular business hours or otherwise and to temporarily close doors, entryways, spaces and corridors and to interrupt or temporarily suspend services and facilities of the Demised Premises; provided, however, in the exercise of the foregoing right, Landlord shall use reasonable efforts to interfere with Tenant’s use and enjoyment of the Demised

Premises as little as reasonably practical under the circumstances. No entry in making any of such repairs shall be deemed an eviction or disturbance of Tenant’s use or possession, or render Landlord liable for damages, by abatement of Rent or otherwise or relieve Tenant from any obligation herein set forth. Tenant shall take such action as clean-up or removal of its property if such action is reasonably necessary in connection with the repairs required herein to be performed by Landlord.

Landlord shall perform its covenants under this Section 8.7 in a first class manner similar to other Class A office buildings in the geographic area of the Building.

ARTICLE IX

COMPLIANCE WITH LAWS AND ORDINANCES

Section 9.1 Compliance with Laws and Ordinances. Except as hereinafter provided or otherwise set forth in this Lease, Landlord shall be responsible, at Landlord’s sole cost and expense, to comply with all laws, ordinances, orders, rules, regulations and requirements of all federal, state, municipal and other governmental bodies having jurisdiction over the Demised Premises (collectively “Laws”), that pertain to the initial construction of Landlord’s Work, to any work performed by Landlord pursuant to Landlord’s warranty provided in Section 2.4, or for any violations or non-compliance with laws existing as of the Commencement Date, and, throughout the Term, for any item for which Landlord has responsibility to maintain and/or repair and/or replace under this Lease. Except as otherwise provided in the immediately preceding sentence, Tenant shall be responsible for compliance with all current and future Laws pertaining to the Demised Premises, whether such compliance shall have been foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of Landlord or Tenant or shall involve any change of governmental policy, or require extraordinary repairs, alterations or additions by Tenant and irrespective of the costs thereof. Nothing herein shall relieve Landlord of any obligation to perform the Landlord’s Work, nor to correct defects therein, or of any of Landlord’s obligations for repairs or replacements required in this Lease.

Section 9.2 Compliance with Permitted Encumbrances. Except as otherwise expressly provided in this Lease, Tenant, at its sole cost and expense, shall comply with (i) all agreements, contracts, easements, restrictions, reservations or covenants of record as of the date of this Lease, that are listed on Exhibit A-1, (ii) all agreements, contracts, easements, restrictions, reservations and covenants which are recorded after the date of this Lease which are consented to in writing by Tenant, which consent will not be unreasonably withheld if the same are required by governmental authorities as a condition of issuance of any permit for the performance of the Landlord’s Work, and (iii) all agreements, contracts, easements, restrictions, reservations and covenants which are recorded after the date of this Lease (subordinate, in the case of mortgages, only to mortgages as to which the mortgagee has entered into an SNDA with Tenant in accordance with this Lease, and nothing herein shall obligate the Tenant for any obligations or liabilities of Landlord under or with respect to any such mortgages) which are consented to in writing by Tenant, which consent will not be unreasonably withheld, delayed or conditioned (and shall be deemed given if Tenant fails to grant or withhold consent within five (5) business days after Landlord provides a second written notice to Tenant which references this Section of the lease and conspicuously states in bold, in 12 point font or larger, that Tenant has failed within five (5) business days after Landlord’s first written request to grant or withhold consent and if Tenant fails to respond to the second written notice writhing five (5) business days of delivery of the second notice, it shall be deemed that Tenant’s consent has been granted) if the same do not materially and adversely affect Tenant’s use of the Demised Premises as permitted by this Lease and Condominium Documents, do not impose on Tenant an obligation to pay money that is not consistent with Tenant’s Lease obligations, or materially increase Tenant’s obligations or materially diminish Tenant’s rights under this Lease. Without limiting the generality of the foregoing, Tenant, at its sole cost and expense, except as otherwise expressly provided in this Lease shall comply with all that certain Amended and Restated Master Deed of Princeton South Corporate Center Condominium dated as of June 20, 2011 (as amended, supplemented, restated or superseded from time to time in accordance with Section 19.1 of the Master Deed, the “Master Deed” in accordance with Section 20.25 of this Lease), made by Princeton South Development, L.L.C., the By-Laws (as amended, supplemented, restated or superseded from time to time, the “By-Laws”) of Princeton South Corporate Center Condominium Association, Inc. (the “Association”) in effect as of the date of this Lease, the rules and regulations promulgated from time to time (the “Rules and Regulations”) by the board of directors of the Association, and the provisions of the New Jersey Condominium Act, N.J.S. 46:8B-1 et seq. (as the same may be amended, supplemented, restated or superseded from time to time, collectively, the “Condominium Documents”), subject, however to Section 20.25 below. Tenant shall also comply with, observe and perform all provisions and requirements of all policies of insurance at any time in force with respect to the Demised Premises and required to be obtained and maintained under the terms of Article VI hereof.

Section 9.3 Hazardous Materials. For purposes of this Section 9.3, “Hazardous Substance” means any matter giving rise to liability under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, U.S.C. Section 9601 et seq. (including the so-called “Superfund” amendments thereto), any other applicable federal, state or local statute, law, ordinance, rule or regulation governing or pertaining to any hazardous substances, hazardous wastes, chemicals or other materials, including, without limitation, asbestos, polychlorinated biphenyls, radon, petroleum and any derivative thereof or any common law theory based on nuisance or strict liability (all of the foregoing statutes, laws, ordinances, rules, regulations and common law theories being sometimes hereinafter collectively referred to as “Hazardous Materials Laws”).

Landlord represents and warrants to Tenant that, to the best of Landlord’s knowledge and except as disclosed in that certain Phase I Environmental Site Assessment dated as of June 2011, and prepared by Landmark Environmental LLC (the “Environmental Report”), as of the date hereof that: (a) to Landlord’s knowledge the Demised Premises are free and clear of the presence of any and all Hazardous Substances, in violation of applicable Hazardous Materials Laws located at, on, in or under or emanating from the Demised Premises, (b) there are no Hazardous Substances located at, on, in or under or emanating from the Center (excluding the Demised Premises) requiring remediation under applicable laws, (c) no underground tank exists or was previously removed or closed at the Demised Premises, (d) Landlord has received no written notice of any violation or potential or alleged violation of any Hazardous Materials Laws affecting the Center or Demised Premises, which has not previously been cured, and (e) Landlord has furnished to Tenant the Environmental Report and all other environmental reports, assessments, studies and evaluations of the environmental condition of the Demised Premises in Landlord’s possession, custody or control. Landlord shall deliver to Tenant all environment reports created or obtained in connection with Landlord’s Work (including any prepared by or for Landlord’s lenders), promptly following receipt thereof. Except to the extent otherwise provided by law, or required to enforce Landlord’s obligations under this Lease, Tenant shall maintain all environmental reports, assessments, studies and evaluations strictly confidential. Tenant, if it elects to do so, shall have the right following review of Landlord’s environmental reports, to enter upon the Demised Premises and cause additional environmental reports to be prepared at Tenant’s cost and expense. Landlord covenants and agrees to and shall be solely responsible, at Landlord’s cost, to remove and remediate from the Demised Premises, to the extent required by Law, all Hazardous Substances at the Demised Premises, except to the extent such Hazardous Substances are introduced by Tenant, or its employees, agents or contractors. Landlord agrees to indemnify, defend and hold Tenant harmless from any claims, judgments, damages, (excluding consequential, punitive, special, incidental and similar type damages, except to the extent claimed by unrelated third parties), fines, penalties, costs, remediation costs (including any and all costs incurred in connection with any investigations of all or any portion of the Demised Premises or any cleanup, removal, repair, remediation, detoxification or restoration and the preparation of any closure or other plans required or permitted by any governmental authority), liabilities (including sums paid in settlement of claims) or loss relating to the Demised Premises, including reasonable attorney fees, consultant fees, and expert fees (collectively, “Claims and Losses”) to the extent caused by (i) the violation of any Hazardous Materials Laws to the extent caused by Landlord or any of Landlord’s agents, employees or contractors (collectively, the “Landlord Parties”); (ii) the presence, use, generation, storage, or Release of Hazardous Substances in, on, under or above the Demised Premises to the extent caused by the Landlord Parties, and (iii) breach by Landlord of any representation or warranty or covenant contained in this Article IX.

Tenant shall not allow any Hazardous Substance to be located on the Demised Premises and shall not conduct or authorize the use, generation, transportation, storage, treatment or disposal at the Demised Premises of any Hazardous Substance with the exception of reasonable quantities related to the conduct of the Permitted Use (including without limitation the generator described in Section 20.33), repair and maintenance (Section 2.6) and maintenance (Section 8.2) and in compliance with Hazardous Materials Laws; provided, however, nothing herein contained shall permit Tenant to allow any so-called “acutely hazardous,” “ultra-hazardous,” “imminently hazardous chemical substance or mixture” or comparable Hazardous Substance to be located on or about the Demised Premises. Tenant may, at its expense, choose to install a back-up power supply (energy generator), which may contain its own fuel supply which will be stored within a secondary contained storage system, all as more particularly set forth in Section 20.33 hereof. Tenant shall cooperate with Landlord and permit Landlord and all governmental authorities having jurisdiction reasonable access to the Demised Premises for purposes of operating, inspecting, maintaining and monitoring any environmental controls, equipment, barriers and/or systems required by applicable Hazardous Materials Laws. If the presence, release, threat of release, placement on or in the Demised Premises or the generation, transportation, storage, treatment or disposal at the Demised Premises of any Hazardous Substance as a result of Tenant’s use or occupancy of the Demised Premises (i) gives rise to liability (including, but not limited to, a response action, remedial action or removal action) under Hazardous Materials Laws; (ii) causes a significant public health effect; or (iii) pollutes or threatens to pollute the environment, Tenant shall promptly take any and all remedial and removal action necessary to clean up the Demised Premises and mitigate exposure to liability arising from the Hazardous Substance, whether or not required by law. Tenant agrees to indemnify, defend and hold harmless Landlord from and against all damages, costs, losses, expenses (including, without limitation, actual attorneys’ fees and engineering fees) arising from or attributable to (i) the existence of any Hazardous Substance at the Demised Premises as a result of Tenant’s use and occupancy of the Demised Premises and (ii) any breach by Tenant of any of its covenants contained in this Article IX, except to the caused by the acts or omission of Landlord or the Landlord Parties, or any violation of the obligations of Landlord contained in this Article.

In the event (i) the presence, release, placement, generation, or disposal of Hazardous Substances is discovered upon or with respect to the Demised Premises, (ii) Tenant has given written notice of the discovery of such Hazardous Substances to Landlord, (iii) and to the extent the presence, release, placement, generation, or disposal of such Hazardous Substances was not caused by Tenant or Tenant’s agents, employees, contractors, sublessees or assignees, and (iv) the presence, release, placement, generation, or disposal of such Hazardous Substances materially and adversely interferes with Tenant’s use, operation or occupancy of the Demised Premises in the ordinary course of Tenant’s business, subject to and in accordance with the conditions and limitations herein contained, then Basic Rent and other charges otherwise due hereunder shall be abated in accordance with the nature and extent of such interference from and after the date of such notice from Tenant until the earlier to occur of (y) such time as such Hazardous Substances are removed from the Demised Premises or remediated, and (z) the date that is twelve (12) months following the date Tenant provides written notice to Landlord of such Hazardous Substances condition, as aforesaid. If such Hazardous Substances have not been removed from the Demised Premises or remediated as of the date which is twelve (12) months following the date Tenant provides written notice to Landlord of such Hazardous Substances as aforesaid, then Tenant may elect to terminate this Lease by giving written notice of such termination to Landlord, which written notice shall (i) be given on or before the date thirty (30) days after the expiration of such 12-month period, and (ii) specify an effective date of termination not later than thirty (30) days following the date of Tenant’s notice of termination, and rent shall continue to abate through the effective date of termination. If Tenant does not so timely terminate, then Tenant shall be deemed to have elected to waive such termination right, and shall resume paying full Basic Rent from and after the expiration of the 12-month period prescribed above. If Tenant elects to conduct business at the Demised Premises following any such discovery of Hazardous Substances, Tenant shall do so at its own peril, and shall be solely responsible for taking adequate measures to protect public health from the consequences of any such Hazardous Substances.

Section 9.4 Environmental Audits. Upon request by Landlord during the Term, Landlord at its sole cost and expense shall have reasonable access to the Demised Premises for conducting an environmental audit from an environmental company reasonably acceptable to Landlord, at Landlord’s cost and expense, except as herein provided. In addition, if Landlord has a good faith and reasonable reason to believe that Hazardous Substances have been introduced to the Demised Premises by Tenant or Tenant’s agents, employees, contractors, sublessees or assignees, in violation of this Lease, then Landlord shall specify the reasons to Tenant, and if Tenant does not provide information to Landlord’s reasonable satisfaction regarding the suspected presence of Hazardous Substances in violation of this Lease, Landlord may request that Tenant perform an environmental audit from an environmental company reasonably acceptable to Landlord. If Tenant gives Landlord written notice that Tenant does not intend to perform such audit, or if Tenant fails to complete such audit within thirty (30) days following Landlord’s request, then Landlord may perform such audit (a “Requested Audit”). Any investigation or activity undertaken by Landlord (including to remediate Hazardous Substances or to cure a violation of Hazardous Materials Laws) shall be subject to Section 20.1, and shall be undertaken in a manner designed to minimize any material interference with the normal conduct of business and Tenant’s operations in the Demised Premises and use of the Limited Common Elements and General Common Elements (including access and parking). If any environmental audit discloses the presence of Hazardous Substances and such Hazardous Substances were introduced to the Demised Premises by Tenant or Tenant’s agents, employees, contractors, sublessees or assignees, then to the extent the same are in violation of applicable Hazardous Materials Laws and are required to be remediated under Hazardous Materials

Laws, Tenant shall perform any required remediation promptly and in all events prior to surrendering possession of the Demised Premises to Landlord. If any Requested Audit discloses the presence of Hazardous Substances in violation of applicable Hazardous Materials Laws and such Hazardous Substances were introduced to the Demised Premises by Tenant or Tenant’s agents, employees, contractors, sublessees or assignees, then Tenant shall promptly reimburse Landlord for the reasonable out-of-pocket cost of Requested Audit paid by Landlord to unrelated third parties.

Section 9.5 Survival. The respective rights and obligations of Landlord and Tenant under this Article IX shall survive the expiration or earlier termination of this Lease.

ARTICLE X

MECHANIC’S LIENS AND OTHER LIENS

Section 10.1 Freedom from Liens. Tenant shall not suffer or permit any mechanic’s lien or other lien to be filed against the Demised Premises, or any portion thereof, by reason of work, labor, skill, services, equipment or materials supplied or claimed to have been supplied to the Demised Premises at the request of Tenant (other than Landlord’s Work or matters which are Landlord’s obligations), or anyone holding the Demised Premises, or any portion thereof, through or under Tenant. If any such mechanic’s lien or other lien shall at any time be filed against the Demised Premises, or any portion thereof, Tenant shall cause the same to be discharged of record within thirty (30) days after the date of filing the same, unless Tenant in good faith desires to contest the same, in which event the provisions of Section 19.4 below shall be applicable. If Tenant shall fail to discharge such mechanic’s lien or liens or other lien within such period, or contest the same in good faith in accordance with Section 19.4, then, in addition to any other right or remedy of Landlord, after ten (10) days prior written notice to Tenant, Landlord may, but shall not be obligated to, discharge the same by paying to the claimant the amount claimed to be due or by procuring the discharge of such lien as to the Demised Premises by deposit in the court having jurisdiction of such lien, the foreclosure thereof or other proceedings with respect thereto, of a cash sum sufficient to secure the discharge of the same, or by the deposit of a bond or other security with such court sufficient in form, content and amount to procure the discharge of such lien, or in such other manner as is now or may in the future be provided by present or future law for the discharge of such lien as a lien against the Demised Premises. Any amount paid by Landlord, or the value of any deposit so made by Landlord, together with all costs, fees and expenses in connection therewith (including reasonable attorneys’ fees of Landlord), together with interest thereon at the Maximum Rate of Interest set forth in Section 3.4 hereof, shall be repaid by Tenant to Landlord on demand by Landlord and if unpaid may be treated as Additional Rent. Tenant shall indemnify, defend and hold harmless Landlord and the Demised Premises, and any portion thereof, from all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including, without limitation, reasonable attorneys’ fees resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic’s lien or other lien.

Section 10.2 Removal of Liens. Except as otherwise provided for in this Article X and subject to Section 19.4, Tenant shall not create, permit or suffer, and shall promptly discharge and satisfy of record, any other lien, encumbrance, charge, security interest or other right or interest which shall be or become a lien, encumbrance, charge or security interest upon the Demised Premises, or any portion thereof, or the income therefrom, or on the interest of Landlord or Tenant in the Demised Premises, or any portion thereof, save and except for those liens, encumbrances, charges, security interests or other rights or interests consented to, in writing, by Landlord, or those mortgages, assignments of rents, assignments of leases and other mortgage documentation placed thereon by Landlord in financing or refinancing the Demised Premises.

ARTICLE XI

INTENT OF PARTIES

Section 11.1 Net Lease. After the Commencement Date, and except as otherwise expressly provided in this Lease including, without limitation, Section 8.7 and Articles XIII and XIV hereof, Landlord and Tenant do each state and represent that it is the intention of each of them that this Lease be interpreted and construed as a net lease and all Basic Rent and Additional Rent shall be paid by Tenant to Landlord without abatement, deduction, diminution, deferment, suspension, reduction or setoff, except as may be otherwise expressly set forth herein so that this Lease shall yield net to Landlord the Basic Rent specified in Section 3.1 in each year during the Term (unless extended or renewed at a different Basic Rent).

Section 11.2 Entry by Landlord. If Tenant shall at any time fail to pay any Imposition in accordance with the provisions of Article V, or to take out, pay for, maintain and deliver any of the insurance policies or certificates of insurance provided for in Article VI, or shall fail to make any other payment or perform any other act on its part to be made or performed, then Landlord, after prior written notice to Tenant as provided in Section 12.1 (or with such notice as is reasonable under the circumstances in case of emergency), and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may, but shall be under no obligation to do so, (a) pay any Imposition payable by Tenant pursuant to the provisions of Article V; (b) take out, pay for and maintain any of the insurance policies provided for in this Lease; or (c) make any other payment or perform any other act on Tenant’s part to be paid or performed as in this Lease provided, and Landlord may enter upon the Demised Premises for any such purpose and take all such action therein or thereon as may be necessary therefor. Nothing herein contained shall be deemed as a waiver or release of Tenant from any obligation of Tenant contained in this Lease.

ARTICLE XII

DEFAULTS; REMEDIES

Section 12.1 Events of Default. The occurrence of any of the following shall constitute a default and breach of this Lease by Tenant (hereafter an “Event of Default”):

12.1.1. Tenant shall (i) fail to pay any regularly scheduled payment of monthly Rent when due to Landlord, and such failure shall continue uncured more than ten (10) days after Tenant’s receipt of notice thereof from Landlord specifying the amount and details of the unpaid Rent; provided, however, that Landlord shall only be obligated to provide Tenant such written notice two (2) times during a 12-month period and any further failure within such 12-month period shall not require any notice thereof or any opportunity to cure before Landlord may elect to declare an Event of Default, or (ii) Tenant shall fail to pay any other monetary sums payable to Landlord hereunder within thirty (30) days after receipt of billing or written demand from Landlord, specifying in reasonable detail the nature of the sum due, and such failure shall continue uncured after said thirty (30) day period for more than ten (10) days after Tenant’s receipt of notice thereof from Landlord specifying the amount and details of the unpaid sum; or

12.1.2. Tenant shall fail to perform or observe any of the other covenants of this Lease, other than as described in Sections 12.1.1 and 12.1.3-5, on Tenant’s part to be performed or observed within thirty (30) days after its receipt of notice thereof from Landlord specifying in reasonable detail the nature of such default and the actions which Landlord assets are necessary to cure such default (or, if such default shall be of a nature that the same is susceptible to cure but cannot reasonably be cured within thirty (30) days; and Tenant does not commence to cure such default on or before such thirtieth (30th) day and thereafter diligently prosecute said cure to completion); or

12.1.3. Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within one hundred twenty (120) days; (iii) a trustee or receiver is appointed to take possession of substantially all of Tenant’s assets located at the Demised Premises or of Tenant’s interest in this Lease and possession is not restored to Tenant within one hundred twenty (120) days; or (iv) substantially all of Tenant’s assets located at the Demised Premises or of Tenant’s interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days.

The notices required by this Section are intended to satisfy any and all notice requirements imposed by law on Landlord and are not in addition to any such requirement.

Section 12.2 Remedies. On the occurrence of any Event of Default by Tenant, Landlord may, at any time thereafter, with or without notice or demand (except as hereinafter provided) and without limiting Landlord in the exercise of any right or remedy which Landlord may have (except Landlord waives any right to accelerate rent (except to the extent provided in Section 12.3), and any right of distraint which may be granted to it by law):

12.2.1. Terminate this Lease, or terminate Tenant’s right to possession of the Demised Premises without terminating this Lease, and in either event Tenant shall immediately surrender the Demised

Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearage in rental, enter upon and take possession of the Demised Premises without breach of peace and by lawful means and remove Tenant and any other person who may be occupying the Demised Premises or any part thereof, with or without legal proceedings, without being liable for prosecution or any claim of damages therefor, to the extent permitted by law, and if Tenant fails to surrender possession, Landlord may bring actions or proceedings to recover possession.

12.2.2. Pay any amount required to be paid by Tenant, or perform any obligation to be performed by Tenant, and to do so, enter upon the Demised Premises, without being liable for prosecution or any claim for damages therefor, and Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in so paying or performing Tenant’s obligations under this Lease, together with interest on such expenses at the Maximum Rate of Interest until Tenant makes full payment of all amounts owing to Landlord at the time of said payment. Any exercise of such self-help right shall be subject to the applicable provisions of Section 11.2.

Landlord’s exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

Section 12.3 Landlord’s Damages for Termination of Lease. If this Lease is terminated by reason of an Event of Default, Tenant shall be liable for and shall pay to Landlord the sum of all rental and other indebtedness accrued to the date of such termination. In addition, and notwithstanding any termination of this Lease, Tenant shall be liable for and pay to Landlord, as damages and not as a penalty, annually, in advance, an amount equal to the positive difference, if any, between (a) the total Rent reserved hereunder for each month during the next succeeding twelve (12) months (or if shorter, the then remaining balance of the Term excluding any Renewal Options not then exercised by Tenant) (had the Term not been terminated prior to the date of expiration stated in Section 1.2), minus (b) the total rental, if any, received by Landlord with respect to the Demised Premises for each twelve (12) month period (after deducting expenses incurred by Landlord as described in Section 12.5). On the first day of each consecutive twelve-month period following any termination of this Lease, Tenant shall deposit with Landlord an amount equal to the Rent reserved hereunder for the following 12 months. At the end of each such twelve month period, Landlord shall pay to Tenant (or provide Tenant a credit against the rental due for the subsequent 12-month period) the rental amounts, if any, received by Landlord with respect to the Demised Premises (form parties other than Tenant) for the prior 12-month period. The terms of this Section 12.3 shall survive the termination of this Lease.

Section 12.4 Landlord’s Damages for Termination of Possession. If Tenant’s right to possession of the Demised Premises is terminated, without termination of this Lease, Tenant shall be liable for and shall pay to Landlord all rental and other required payments accrued to the date of termination of possession, plus annually, in advance, all rental and other required payments for and during the next succeeding twelve (12) months of the Term continuing through the remainder of the Term (excluding any Renewal Options not then exercised by Tenant, as such rental and other payments become due, diminished and credited by Landlord by any net sums thereafter received by Landlord through reletting the Demised Premises during said period (after deducting expenses incurred by Landlord as described in Section 12.5). In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due by Tenant to Landlord may be brought from time to time, on one or more occasions, without the necessity of Landlord’s waiting until expiration of the Term. Notwithstanding any such reletting without termination, Landlord may at any time thereafter terminate this Lease for any prior breach or default.

Section 12.5 Landlord’s Costs. In case of any Event of Default, Tenant shall also be liable for and shall pay to Landlord, in addition to amounts provided to be paid above, reasonable broker’s fees incurred by Landlord in connection with reletting the whole or any part of the Demised Premises, the costs of removing and storing Tenant’s or other occupant’s property, the costs of cleaning, repairing, altering, remodeling or otherwise putting the Demised Premises into condition acceptable to a new tenant(s), and all other reasonable expenses incurred by Landlord, including reasonable attorneys’ fees. Tenant shall reimburse Landlord, upon demand, for any reasonable costs or expenses incurred by Landlord in connection with any breach or default of Tenant under this Lease, whether or not suit is commenced or judgment entered, unless it is determined that no Event of Default has occurred. Such costs shall include reasonable legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise.

Section 12.6 Reletting.

12.6.1. In the event of termination of this Lease or termination of Tenant’s right to possession of the Demised Premises, Landlord may relet the whole or any portion of the Demised Premises for any period, to any tenant, and for any use and purpose. Landlord shall use “reasonable efforts” to relet the Demised Premises or any portion thereof, and otherwise use “reasonable efforts” to mitigate damages to which Landlord would otherwise be entitled to as a result of a default by Tenant. The phrase “reasonable efforts” as used in this section shall be deemed to mean and be limited to (a) listing the availability of the Demised Premises for lease with a reputable commercial real estate broker, which such broker shall market the Demised Premises consistent with prudent brokerage practices, (b) causing its broker to show the Demised Premises upon request by prospective tenants, (c) dealing with any tenant prospects in a commercially reasonable manner that is consistent with the standards and manner in which Landlord leases to tenants in other similar properties of Landlord and Landlord’s affiliates, including consideration of the credit, reputation, and financial stability of any prospective tenant, and (d) advertising the availability of the Demised Premises for lease in an applicable trade journal.

Section 12.7 No Waiver. No failure by Landlord or by Tenant to insist upon the performance of any of the terms of this Lease or to exercise any right or remedy upon a breach thereof, and no acceptance by Landlord of full or partial rent from Tenant or any third party during the continuance of any such breach, shall constitute a waiver of any such breach or of any of the terms of this Lease. None of the terms of this Lease to be kept, observed or performed by Landlord or by Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord and/or by Tenant, as the case may be. No waiver of any breach shall affect or alter this Lease, but each of the terms of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach of this Lease. No waiver of any default of Tenant or Landlord, as the case may be, herein shall be implied from any omission by Landlord or Tenant (as the non-defaulting party) to take any action on account of such default, if such default persists or is repeated and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord or Tenant shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

Section 12.8 Waiver by Tenant.

Tenant hereby waives all claims by Landlord’s re-entering and taking possession of the Demised Premises following an Event of Default which remains uncured and thereafter removing and storing the property of Tenant as permitted under this Lease and by applicable law. No such reentry shall be considered or construed to be a forcible entry by Landlord.

ARTICLE XIII

DESTRUCTION AND RESTORATION

Section 13.1 Destruction and Restoration. Subject to the conditions and limitations contained in this Article XIII, Landlord covenants and agrees that in case of damage to or destruction of the Improvements, Landlord, at its sole cost and expense, shall promptly restore, repair, replace and rebuild the same as nearly as possible to the condition that the same were in immediately prior to such damage or destruction. Tenant shall forthwith give Landlord written notice of any such damage or destruction upon the occurrence thereof and specify in such notice, in reasonable detail, the extent thereof. Such restoration, repairs, replacements, and rebuilding, including the cost of temporary repairs for the protection of the Demised Premises, or any portion thereof, pending completion thereof are sometimes hereinafter referred to as the “Restoration”. The Restoration shall be performed in accordance with applicable laws. Landlord shall not be obligated to repair, restore, replace or rebuild or otherwise be responsible for any of Tenant’s property, trade fixtures or property of any third party. Further, the only property which Landlord shall be obligated to restore, repair, replace or rebuild are the Landlord’s Work Improvements originally delivered to Tenant upon the Commencement Date or changes or alterations made in conformity with Article XIX hereof. Landlord shall have first priority in respect to any insurance proceeds payable in connection with any loss or damage to the Demised Premises to be held in trust and applied by Landlord to such Restoration, and not to any mortgage or other indebtedness of Landlord. In the event Landlord undertakes the Restoration in accordance with the terms and provisions of this Article XIII, Tenant shall execute all documents reasonably requested by Landlord to allow such proceeds to be promptly paid to Landlord. Landlord shall promptly commence and complete the Restoration with all reasonable diligence. Landlord shall notify Tenant in writing (the “Restoration Notice”), within the earlier of one hundred twenty (120) days after the date of such damage or destruction or thirty (30) days after the date of the insurance adjustment of the damage claim, of Landlord’s best estimate of the necessary time period required to restore such damage (including any necessary time for insurance claim adjustment if not then completed) and provide written notice of such time period to Tenant. If (i) the Restoration Notice provides that the damage or destruction cannot be repaired within one year after the date such notice is required to be given, or (ii) Landlord fails to substantially complete Landlord’s Restoration work within one year after of such date, or (iii) if the damage or destruction affects twenty-five percent (25%) or more of the rentable floor area of the Building and less than two (2) years remain in the Term from the date of damage, or (iv) Landlord (in its Restoration Notice) shall expressly condition its Restoration upon Tenant committing upon timely completion of the Restoration, to reoccupy the Demised Premises in at least the Minimum Floor Area (as hereinafter defined) and open for business therein for one day in at least the Minimum Floor Area and Tenant fails to respond to Landlord within thirty (30) days after delivery of the Restoration Notice that it is willing to make such commitment, then Tenant, in the case of (i) and (ii), or either party in the case of (iii), or Landlord, in the case of (iv) may terminate this Lease by notice to the other, such notice to be given within twenty (20) days after receipt of the Restoration Notice, in the case of (i), within twenty (20) days after the end of the one year period, in the case of (ii), or within sixty (60) days of the date of damage, in the case of (iii) or within twenty (20) days after Tenant has declined (or failed to timely respond) to make the commitment to reopen, in the case of (iv). For purposes hereof, “Minimum Floor Area” means the lesser (A) of fifty percent (50%) of the total floor area of the rentable office space in the Building, (B) or the number of square feet of floor area Tenant was actually occupying prior to the damage or destruction. For purposes of determining the number of years constituting the balance of the Term following any such damage or destruction, any unexercised Renewal Term may be included in such determination so long as Tenant exercises such Renewal Term in accordance with the notice provisions set forth in Section 1.2 within ten (10) days from the date of Tenant’s receipt of the Restoration Notice. Landlord reserves the right to enter upon the Demised Premises for the purpose of making the Restoration during regular business hours or otherwise and to temporarily close doors, entryways, spaces, and corridors and to interrupt or temporarily suspend services and facilities of the Demised Premises. No entry by Landlord in making any of Landlord’s Restoration shall be deemed an eviction or disturbance of Tenant’s use or possession, or render Landlord liable for damages, by abatement of rent or otherwise or relieve Tenant from any obligation herein set forth. Tenant shall take such action as clean-up or removal of its property if such action is reasonably necessary in connection with the Restoration.

Section 13.2 Continuance of Tenant’s Obligations. Except as otherwise expressly set forth in Section 13.1, no destruction of or damage to the Demised Premises, or any portion thereof, by fire, casualty or otherwise shall permit Tenant to surrender this Lease or shall relieve Tenant from its liability to pay to Landlord the Basic Rent and Additional Rent payable under this Lease or from any of its other obligations under this Lease, and Tenant waives any rights now or hereafter conferred upon Tenant by present or future law or otherwise to quit or surrender this Lease or the Demised Premises, or any portion thereof, to Landlord. If any damage to the Demised Premises renders all or any portion of the Demised Premises unusable for the conduct of Tenant’s business or materially interferes with Tenant’s business operations, rent and other changes shall be equitably reduced or totally abated based on the extent to which the remaining portion may reasonably be utilized for its normal conduct of business.

Section 13.3 Insufficient Proceeds. If the Restoration is undertaken in accordance with the terms and provisions of this Article XIII, then Landlord shall only be obligated to restore and repair such damage which is covered by the insurance policies maintained or required to be maintained by Tenant. If the insurance moneys recovered by Landlord on account of such damage or destruction are insufficient to cover the entire cost of the Restoration (the amount of any such insufficiency is hereinafter referred to as the “Underage”), then Landlord shall notify Tenant of the same in Landlord’s Restoration Notice to Tenant, and Landlord shall not be obligated to restore to extent of the Underage, unless Tenant, at its option, but not its obligation, elects to fund the Underage for such purposes, in which case Landlord shall be obligated to fully restore, subject to the conditions and limitations set forth herein. To the extent there is an Underage due to any “deductible” provision in an insurance policy maintained by Tenant, Tenant shall pay such deductible to Landlord to fund the Restoration within ten (10) business days after Landlord commences Restoration Work.

Section 13.4 Effect of Landlord Termination. In the event Landlord elects to terminate this Lease as provided in Section 13.1 hereof, Landlord shall be entitled to retain all insurance moneys recovered by Landlord on account of such damage or destruction notwithstanding the fact that Landlord does not elect to repair, replace, restore or rebuild the Demised Premises, provided however Landlord shall not be entitled to the proceeds of insurance maintained by Tenant with respect to its personal property or the property of others stored on or within the Demised Premises.

ARTICLE XIV

CONDEMNATION

Section 14.1 Condemnation of Entire Demised Premises. If, during the Term, the entire Demised Premises shall be taken as the result of the exercise of the power of eminent domain (hereinafter referred to as the “Proceedings”), this Lease and all right, title and interest of Tenant hereunder shall cease and come to an end on the date of vesting of title pursuant to such Proceedings and Landlord shall be entitled to and shall receive the total award made in such Proceedings.

Section 14.2 Partial Condemnation/Termination of Lease. If, during the Initial Term of this Lease, or any extension or renewal thereof, any part of the Building or Demised Premises, but less than the entire Building or Demised Premises, be taken in any such Proceedings, and after taking into account any restoration which Landlord has agreed to perform, if any, the remainder thereof is reasonably determined by Tenant, in good faith, to be insufficient for the reasonable and economic operation of Tenant’s business therein, as evidenced by a certification by an officer of Tenant to that effect, this Lease shall, upon vesting of title in the Proceedings, terminate as to the portion of the Demised Premises so taken, and Tenant may, at its option, terminate this Lease as to the remainder of the Demised Premises. Such termination as to the remainder of the Demised Premises shall be effected by notice in writing given not more than sixty (60) days after the date of vesting of title in such Proceedings, and shall specify a date not more than sixty (60) days after the giving of such notice as the date for such termination. Upon the date specified in such notice, the Term, and all right, title and interest of Tenant hereunder, shall cease and come to an end. In the event that Tenant elects not to terminate this Lease as to the remainder of the Demised Premises, the rights and obligations of Landlord and Tenant shall be governed by the provisions of Section 14.3 hereof.

Section 14.3 Partial Condemnation/of Lease. In the event of a taking of the Demised Premises or any portion thereof pursuant to the Proceedings and this Lease is not terminated as in Section 14.2 hereof provided, this Lease shall, upon vesting of title in the condemning authority pursuant to the Proceedings, terminate as to the parts so taken, and in such event, Landlord shall promptly restore that portion of the Improvements on the Demised Premises not so taken to a condition and size as nearly comparable, as reasonably practical, to the condition and size thereof immediately prior to the date upon which possession shall have been taken by the condemnor, and in all events complete architectural and mechanical unit for the use and occupancy of Tenant as contemplated in this Lease; provided, however, Landlord shall not be obligated to expend more for such restoration than the net proceeds of any award or damages received by Landlord for such taking.

Section 14.4 Allocation of Award. In any taking of the Demised Premises, or any portion thereof, whether or not this Lease is terminated as in this Article provided, Tenant shall not be entitled to any portion of the award for the taking of the Demised Premises or damage to the Improvements, all such award, damages, consequential damages and compensation being hereby assigned to Landlord, and Tenant hereby waives any right it now has or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises, or any portion thereof, or its interest in this Lease, except that Tenant shall have, nevertheless, the limited right to prove in the Proceedings and to receive any separate award or payment which may be made for damages to or condemnation of Tenant’s movable trade fixtures and equipment and for relocation or moving expenses so long as such claims by Tenant do not reduce Landlord’s award below what it would be absent such claim. Notwithstanding anything to the contrary contained in this Article, if the whole or any substantial part of the Demised Premises is taken under the power of eminent domain after Tenant, at its sole cost and expense, shall have made any improvements or alterations to the Demised Premises pursuant to Article XIX hereof which have increased the value of the Demised Premises in excess of $100,000.00 (as measured by the condemning authority), then Landlord shall compensate Tenant for such taking out of any proceeds payable to Landlord under any condemnation award in an amount equal to the unamortized portion of any such increase in valuation of the Demised Premises attributable to expenditures incurred by Tenant for improvements or alterations which it shall have made to the Demised Premises, as aforesaid; provided, however, in no event shall Tenant’s share of the condemnation award exceed the lesser of (i) that portion of the award reasonably attributable to improvements or alterations to the Demised Premises made by Tenant and (ii) the actual expenditures incurred by Tenant with respect to any such alterations or improvements. The unamortized portion of any increase in the valuation in excess of $100,000.00 of the Demised Premises attributable to expenditures incurred by Tenant for improving or altering the Demised Premises shall be determined by multiplying the amount of such increase in valuation by a fraction, the numerator of which shall be the number of months of the remaining Term at the time of the taking, and the denominator of which shall be the number of months constituting the useful life of said improvements or alterations to the Demised Premises measured at the time of the completion of the improvements or alterations to the Demised Premises made by Tenant.

Section 14.5 Continuance of Obligations. In the event of any termination of this Lease, or any part thereof, as a result of any such Proceedings, Tenant shall pay to Landlord all Basic Rent and all Additional Rent and other charges payable hereunder with respect to that portion of the Demised Premises so taken in such Proceedings with respect to which this Lease shall have terminated justly apportioned to the date of such termination. From and after the date of vesting of title in such Proceedings, Tenant shall continue to pay the Basic Rent and Additional Rent and other charges payable hereunder, as in this Lease provided, to be paid by Tenant, subject to an abatement of a just and proportionate part of the Basic Rent according to the extent and nature of such taking as provided for in Section 14.6 hereof in respect to the Demised Premises remaining after such taking. Except as otherwise provided in Section 14.6 of this Lease, no taking of the Demised Premises which does not result in the termination of this Lease as provided in this Article XIV shall permit Tenant to surrender this Lease or shall relieve Tenant from its liability to pay to Landlord the Basic Rent and Additional Rent payable under this Lease or from any of its other obligations under this Lease, and Tenant waives any rights now or hereafter conferred upon Tenant by present or future law or otherwise to quit or surrender this Lease or the Demised Premises, or any portion thereof, to Landlord or to any suspension, diminution, abatement or reduction of rent on account of any such taking.

Section 14.6 Adjustment of Rent. In the event of a partial taking of the Demised Premises under Section 14.3 hereof, or a partial taking of the Demised Premises under Section 14.2 hereof, followed by Tenant’s election not to terminate this Lease, the fixed Basic Rent payable hereunder during the period from and after the date of vesting of title in such Proceedings to the termination of this Lease shall be reduced to a sum equal to the product of the Basic Rent provided for herein multiplied by a fraction, the numerator of which is the number of rentable square feet remaining in the Building following any such taking and after the same has been restored to a complete architectural unit, and the denominator of which is the number of rentable square feet in the Building prior to such taking.

ARTICLE XV

ASSIGNMENT, SUBLETTING, ETC.

Section 15.1 Restriction on Transfer. Except as set forth in Section 15.2 and Section 15.4, Tenant will not cause or suffer any assignment, mortgage, pledge, hypothecate, or transfer of this Lease, or sublease all a substantially all of the Demised Premises, or license, (voluntarily, by operation of law or otherwise) of this Lease or the Demised Premises or any interest in this Lease or the Demised Premises (each, a “Transfer”) without obtaining Landlord’s prior written consent, which consent with respect to any assignment or sublease shall not be unreasonably withheld, delayed or conditioned (and shall be subject to Section 15.3), but which consent with respect to any other Transfer may be granted or withheld in Landlord’s sole and absolute discretion. Tenant shall not mortgage, pledge or encumber the Demised Premises, except as may be otherwise expressly permitted by this Lease. Tenant’s request for consent to a Transfer which requires Landlord’s consent must describe in detail the parties, terms and portion of the Demised Premises affected. Landlord will notify Tenant of Landlord’s election to consent or withhold consent (and if consent is withheld, a detailed explanation of the reasons) within 30 days after receiving Tenant’s written request for consent to the Transfer and the information required by the prior sentence, and if Landlord fails to respond within five (5) business days after Tenant provides a second written notice to Landlord which references this Section 15.1 and conspicuously states in bold, 12 point font or larger that Landlord has failed to grant or withhold consent within five (5) business days after the first request and if Landlord fails to respond to the second written notice within five (5) business days of delivery of the second notice it shall be deemed that Landlord’s consent has been granted. For purposes of this Article XV a subletting of a substantial part of the Demised Premises shall mean more than forty-nine percent (49%) of the aggregate rentable square feet of office space in the Demised Premises as a whole. Tenant will, in connection with requesting Landlord’s consent or with respect to any assignment or sublease not requiring Landlord’s consent, provide Landlord with a copy of any and all documents and information regarding the proposed Transfer and the proposed transferee as Landlord reasonably requests. No Transfer, including, without limitation, a Transfer under Section 15.2, releases Tenant from any liability or obligation under this Lease and Tenant remains liable to Landlord after such a Transfer as a principal and not as a surety. Any attempted Transfer in violation of this Lease is null and void and constitutes an Event of Default under this Lease.

Section 15.2 Permitted Assignment and Subleases. Anything herein to the contrary notwithstanding, Tenant, without Landlord’s consent (provided that Tenant is not in default in the performance of its obligations under this Lease beyond any applicable notice and cure period), may assign this Lease or sublet the Demised Premises as follows:

15.2.1. Assignment or Sublease to a Related Party. “Related Party” means, (1) a parent, subsidiary or Affiliate (i.e. any person or entity that, directly or indirectly, controls, is controlled by or is under common control with Tenant), (2) successor by merger, acquisition, consolidation, offering of stock or other interests of Tenant or its parent company, or (3) an entity acquiring all or substantially all of the business and assets of Tenant or an Affiliate, provided, however, that such Related party transaction is a bona fide transaction and not is not designed to circumvent the assignment and sublease restrictions set forth under this Article XV (e.g., a step transaction in which this Lease is assigned to a wholly owned subsidiary of Tenant whose only asset is this Lease, followed by a sale of such subsidiary’s stock to a third party to whom any assignment of this Lease would otherwise not be permitted without Landlord’s prior consent under this Article XV). An assignment of this Lease or a sublease of the Demised Premises to a Related Party shall only be made after (a) Tenant notifies Landlord at least 10 days prior to such assignment or sublease; (b) the assignee assumes and agrees in a writing delivered to and reasonably acceptable to Landlord to perform Tenant’s obligations under this Lease and to observe all terms and conditions of this Lease and (c) Tenant delivers to Landlord, at the time of Tenant’s notice, current financial statements of Tenant and the proposed transferee and the information required by Section 15.1. For purposes of this definition, “control” means possessing the power, directly or indirectly, to direct or cause the direction of the management and policies of the person or entity whether through the ownership of voting interests or rights, by contract, or otherwise.

Section 15.3 Criteria for Withholding Consent. Landlord shall be deemed to have acted reasonably only if Landlord withholds its consent to a request for an assignment of this Lease or a sublease of the Demised Premises because (and only if) (i) such assignment or subletting would materially adversely diminish either the value and/or utility of the Demised Premises or materially adversely diminish the value of the Center, and (ii) only by reason of any one or more of the following circumstances, which list is exclusive, and Landlord may not withhold its consent for any other reason:

(a)	The proposed transferee operates for other than general office uses permitted by Section 4.1. or any other use which may have been permitted and is operating in the Building; or

(b)	The proposed transferee would constitute a legal nuisance or would otherwise unreasonably endanger other tenants within other buildings in the Center (exclusive of the Building) or materially adversely interfere with the use of their respective premises; or

(c)	The proposed transferee is of a kind and character which does not exist and is not compatible with the tenant mix elsewhere in other buildings (exclusive of the Building) in the Center; or

(d)	The proposed transferee would engage in any special purpose use which would require material alterations to the Building.

Nothing herein shall authorize or permit any assignee or sublessee to use, occupy or alter the Demised Premises in violation of the terms of this Lease.

Section 15.4 Leasehold Mortgage. Tenant is hereby given the right, from time to time during the Term without Landlord’s prior consent, to mortgage its interest in this Lease, under one or more leasehold mortgage(s) and to assign this Lease as collateral security for such mortgages upon the condition that all rights acquired under such mortgages shall be subject to each and all of the covenants, conditions and restrictions set forth in this Lease, and to all rights and interests of Landlord herein, none of which covenants, conditions or restrictions is or shall be waived by Landlord by reason of the right given to so mortgage such interest in this Lease, except as may be expressly provided in this Section 15.4, and all such leasehold mortgages shall be subject and subordinate to any existing or future Mortgage in the same manner and to the same extent this Lease is subject and subordinate to any such existing or future Mortgage. Any such Leasehold mortgage shall be a lien only upon Tenant’s leasehold estate hereunder and shall not be a lien upon Landlord’s fee or reversionary interest in the Demised Premises, and no such leasehold mortgage shall be deemed or interpreted as a subordination of Landlord’s fee interest or interest in this Lease.

If Tenant shall mortgage this leasehold pursuant to the provisions hereof, and if the holder(s) of any such mortgage(s) shall send to Landlord a true copy thereof, together with written notice specifying the name and address of the mortgagee(s) and any pertinent recording data with respect to such mortgage(s), Landlord agrees that so long as any such leasehold mortgagee(s) shall remain unsatisfied, the following provisions shall apply:

(a) Landlord shall, upon serving Tenant with any notice of default, simultaneously serve a copy of such notice upon the leasehold mortgagee(s). The leasehold mortgagee(s) shall thereupon have a period of ten (10) business days for monetary defaults and a period of thirty (30) days for non-monetary defaults after receipt of such notice to remedy or cause to be remedied the defaults complained of, and Landlord shall accept such performance by or at the instigation of the leasehold mortgagee(s) in response to any such notice of default as if the same has been performed by Tenant;

(b) If Landlord shall elect to terminate this Lease by reason of default of Tenant, the leasehold mortgagee(s) shall have the right to remain in possession of the Demised Premises for a period of not more than 30 days after notice of the date of termination has been given to the leasehold mortgagee for the purpose of liquidating and/or removing Tenant’s personal property; provided, however, that such leasehold mortgagee(s) shall cure or cause to be cured any then-existing monetary defaults and meanwhile pay the rent and all other charges and comply with and perform all of the other terms, conditions and provisions of this Lease on Tenant’s part to be complied with and performed, had this Lease not been terminated;

(c) Landlord agrees that in the event of termination of this Lease by reason of any bankruptcy or insolvency proceedings commenced by or against Tenant, Landlord will enter into a new direct lease of the Demised Premises with the leasehold mortgagee(s) for the remainder of the Term effective as of the date of such termination, at the rent and upon the terms, provisions, covenants and agreements as contained herein, provided:

(i) said leasehold mortgagee(s) shall make written request upon Landlord for such new lease within 30 days after the date of such termination and such written request shall be accompanied by payment to Landlord of all sums due to Landlord under this Lease;

(ii) said leasehold mortgagee(s) shall pay to Landlord at the time of the execution and delivery of such new lease, any and all sums which would at the time of the execution and delivery thereof be due pursuant to this Lease but for such termination, and in addition thereto, any expenses, including reasonable attorney’s fees, which Landlord shall have incurred by reason of such default;

(iii) said mortgagee(s) shall perform and observe all covenants herein contained on Tenant’s part to be performed and shall further remedy any other condition which Tenant under the terminated Lease was obligated to perform under the terms of this Lease that is susceptible of cure by the leasehold mortgagee;

(iv) Landlord shall not warrant possession of the Demised Premises to the Tenant under the new lease;

(v) such new lease shall be expressly made subject to the rights, if any, of Tenant under the terminated lease;

(vi) the tenant under such new lease shall have the right, title and interest in and to the buildings and improvements on the Demised Premises as Tenant had under the terminated lease; and

(vii) Landlord shall not be required to construct any new improvement for such leasehold mortgagee or grant any other concession including without limitation granting any free rent period.

(d) Landlord agrees that the name of the leasehold mortgagee(s) may be added to the “loss payee endorsement” of any and all liability insurance policies to be carried by Tenant hereunder.

(e) Nothing herein contained shall require the leasehold mortgagee(s) to cure any default of Tenant under this Lease unless such leasehold mortgagee shall choose to do so under subparagraph (a) above or shall choose to extend occupancy of the Demised Premises pursuant to subparagraph (b), or shall elect that Landlord enter into a new lease for the Demised Premises pursuant to the provisions of subparagraph (c) above; and

(f) Landlord shall, upon request, execute, acknowledge and deliver to each leasehold mortgagee, an agreement prepared at the sole cost and expense of Tenant, in form reasonably satisfactory to such leasehold mortgagee(s) and Landlord, between Landlord, Tenant and leasehold mortgagee(s), agreeing to all of the provisions of this Section 15.4. The term “mortgage,” whenever used in this Section 15.4, shall include whatever security instruments are used in the locale of the Demised Premises, such as, without limitation, mortgages, deeds of trust, security deeds and conditional deeds, as well as financing statements, security agreements and other documentation required pursuant to the Uniform Commercial Code, and shall also include any instruments required in connection with a sale-leaseback (or an assignment of lease and sublease) transaction.

ARTICLE XVI

SUBORDINATION, NONDISTURBANCE,

NOTICE TO MORTGAGEE AND ATTORNMENT

Section 16.1 Subordination by Tenant. This Lease and all rights of Tenant therein, and all interest or estate of Tenant in the Demised Premises, or any portion thereof, shall be subject and subordinate to the lien of any mortgage, deed of trust, security instrument or other document of like nature (“Mortgage”), which at any time may be placed upon the Demised Premises, or any portion thereof, by Landlord, and to any replacements, renewals, amendments, modifications, extensions or refinancing thereof, and to each and every advance made under any Mortgage, provided such subordination shall not be deemed to exist or have occurred unless and until, and as a condition precedent to such subordination, Tenant shall first receive fully executed a non-disturbance agreement (“SNDA”) in substantially the form attached hereto as Exhibit E, in recordable form or such other form as may be agreed to among Tenant, Landlord and the Mortgage holder. Notwithstanding the foregoing, the provisions of this Lease regarding the application of insurance proceeds and condemnation awards shall not be subordinated to a Mortgage. Landlord shall have the right to subordinate or cause to be subordinated any or all Mortgages to this Lease. The lien of any such Mortgage shall not cover Tenant’s Property or trade fixtures or other personal property located in or on the Demised Premises. Landlord represents and warrants that there is no mortgage granted by Landlord encumbering the Demised Premises as of the date of full execution and delivery of this Lease. On the Closing Date, this Lease shall not be subordinated to the Construction Loan Mortgage except pursuant to an SNDA substantially in the form of Exhibit E.

Section 16.2 Landlord’s Default. If Landlord fails timely to pay to Tenant any allowance or other sum due under Article II, or any other monetary sum due to Tenant from Landlord of a fixed or ascertainable amount, then Tenant shall be permitted to exercise the rights provided in Section 2.10 of this Lease, upon and subject to the conditions and limitations therein contained, and the terms of this Section 16.2 shall not be applicable with respect to any such failure. Subject to the foregoing, in the event of any act or omission of Landlord constituting a default by Landlord, Tenant shall not exercise any remedy until Tenant has given Landlord and any Landlord’s mortgagee who has provided to Tenant the SNDA required by Section 16.1 prior written notice of such act or omission and if such default is capable of cure by Landlord or such mortgagee until a 30-day period of time (or such shorter time as is reasonable in the event of an emergency (i.e., an event posing an imminent risk of substantial bodily harm or significant damage to property or significant interruption of Tenant’s normal business operation at the Demised Premises) to allow Landlord or the mortgagee to remedy such act or omission shall have elapsed following the giving of such notice; provided, however, if such act or omission is susceptible to cure and cannot, with due diligence and in good faith, reasonably be cured within such 30-day period and Landlord notifies Tenant that it intends to cure, then Landlord and/or its mortgagee shall be allowed such further period of time as may be reasonably necessary to cure such default provided that it shall have commenced remedying the same with due diligence and in good faith within said 30-day period, and thereafter shall promptly, diligently, continuously and in good faith prosecute such cure to completion.

If Landlord (or its mortgagee) shall fail to cure the default as aforesaid, then Tenant (in addition to such other rights and remedies as may be available under this Lease, at law or in equity) may, in its sole discretion and at its option, but without the obligation to do so, perform Landlord’s obligation and Landlord shall reimburse Tenant for the reasonable out-of-pocket costs incurred by Tenant for such performance, including a two percent (2%) construction management fee, plus interest at the Maximum Interest on the entire sum from the date incurred, within thirty (30) days from receipt by Landlord of bills and invoices, in detail reasonably satisfactory to Landlord, covering all labor, and materials, and other expenditures or costs incurred by Tenant in so performing Landlord’s obligations; provided, however, that, other than with respect to Tenant’s exercise of the Takeover Rights or Restoration rights under Section 20.22.4 and Section 20.22.5, Tenant shall have no right to cure any default of Landlord unless such performance by Tenant materially interferes with Tenant’s use or operation of the Demised Premises in the ordinary course of business for its intended purposes, or the condition violates applicable laws, or jeopardizes the safety or security of persons or property, subject to and in accordance with the conditions and limitations herein contained, and Tenant’s self-help rights with respect to initial construction of Landlord’s Work or self-help rights with respect to any Restoration, shall be subject to Section 20.22.4 and/or Section 20.22.5 hereof. If Landlord has not reimbursed Tenant within thirty (30) days from receipt of such bills and invoices, and such failure continues for more than five (5) additional days after Landlord’s receipt of a second written demand from Tenant (which second written demand shall reference this Section 16.2 and conspicuously state in bold, 12 point font or larger that Landlord has failed to so reimburse Tenant within thirty (30) days after the first request and if Landlord fails to so reimburse Tenant within five (5) business days of delivery of the second notice that Tenant shall be permitted to offset such amounts in accordance with this Section 16.2), then Tenant may offset and deduct the cost of such performance (as evidenced by the bills and invoices furnished to Landlord) together with interest thereon at the Maximum Rate from Basic Rent until the date the same is reimbursed or deducted and fully recovered (including any costs, expenses and attorneys’ fees payable under Section 20.21); provided, however, in no event shall Tenant be entitled to deduct in any month more than fifty percent (50%) of the Basic Rent payable in such month (except as otherwise provided in Section 20.22.4). Landlord shall pay Tenant interest on all amounts payable by Landlord to Tenant at the Maximum Rate from the date Tenant incurred the expenses or reimbursable item until paid in full. If Tenant obtains a final and non-appealable monetary judgment with respect to any such default or failure to perform of Landlord under this Lease, and such judgment is not satisfied within ten (10) days, then anything herein or any other provisions of this Lease to the contrary, Tenant may deduct the entire amount of such judgment together with interest thereon at the Maximum Rate until offset from Tenant’s Basic Rent obligations hereunder, it being understood that if Tenant exercises such right to offset, such exercise shall be Tenant’s sole and exclusive remedy for Landlord’s failure to timely pay such judgment and other obligations due Landlord hereunder. Nothing in this Section 16.2 shall limit Tenant’s rights and remedies under this Lease, at law or in equity, but merely sets forth certain limitations on the exercise of Tenant’s self-help and offset rights in the circumstances described in this Section 16.2, and without limiting the foregoing, shall not limit or impose any other self-help and offset set forth in this Lease regarding the Landlord’s Work, the Restoration or otherwise, it being understood that Section 2.10 of this Lease (and not this Section 16.2) shall govern Tenant’s rights regarding Landlord’s failure to timely pay to Tenant any allowance or other sum due under Article II or any other monetary sum due to Tenant from Landlord of a fixed or ascertainable amount.

Section 16.3 Attornment. If any mortgagee who has furnished to Tenant an SNDA as required by this Lease to Tenant shall succeed to the rights of Landlord under this Lease or to ownership of the Demised Premises, whether through possession or foreclosure or the delivery of a deed to the Demised Premises, then, subject to the term of the SNDA, upon the written request of such mortgagee so succeeding to Landlord’s rights hereunder, Tenant shall attorn to and recognize such mortgagee as Tenant’s landlord under this Lease, and shall promptly execute and deliver any instrument that such mortgagee may reasonably request to evidence such attornment (whether before or after making of the mortgage). In the event of any other transfer of Landlord’s interest hereunder, upon the written request of the transferee and Landlord, Tenant shall attorn to and recognize such transferee as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument that such transferee and Landlord may reasonably request to evidence such attornment, provided the successor landlord assumes all obligations of the prior Landlord and recognizes all of Tenant’s rights under this Lease.

Section 16.4 Tenant’s Property. All of Tenant’s property which may be installed or placed in or upon the Demised Premises by Tenant (“Tenant’s Property”) shall remain the property of Tenant. Tenant may assign, hypothecate, encumber, mortgage or create a security interest in or upon Tenant’s Property in the Demised Premises without the consent of Landlord and may remove Tenant’s Property at any time during the Term. Landlord waives any right it may have in Tenant’s Property. To the extent Landlord may have a lien on or security interest in the Tenant’s Property pursuant to this Lease, by law or otherwise, Landlord hereby waives, and agrees not to assert, such lien or security interest. Landlord shall provide to Tenant, within ten (10) days after Tenant’s request therefor, a written waiver in form reasonably satisfactory to Tenant evidencing Landlord’s waiver of any rights it has or may have in Tenant’s Property. Tenant’s Property shall not include any leasehold improvements, fixtures or similar items such as light fixtures, HVAC equipment or other fixtures and equipment permanently affixed to the Demised Premises, and which are not removable, except those required to be removed at the end of the Term.

ARTICLE XVII

SIGNS

Section 17.1 Tenant’s Signs. Tenant may erect signs on or upon the exterior or interior of the Building or Demised Premises or on the landscaped area adjacent thereto, provided that such sign or signs (a) do not cause any structural damage or other damage to the Building; (b) do not violate applicable governmental laws, ordinances, rules or regulations; (c) do not violate any existing covenants, conditions or restrictions affecting the Demised Premises; and (d) are compatible with the architecture of the Building and the landscaped area adjacent thereto. If Landlord, as the owner of the Land, has the right to maintain a sign panel on any multi-tenant identification, directional, pylon, or monument signs in the Center, then Landlord shall permit Tenant, at Tenant’s sole cost and expense, to place and maintain on such signs, in a location designated by the Association, Tenant’s sign panel, which sign panel shall be of a size, type and design approved by the Association, and only identify Tenant’s business at the Demised Premises.

ARTICLE XVIII

REPORTS BY TENANT

Section 18.1 Annual Statements. Upon Landlord’s written request, Tenant will furnish Landlord with Tenant’s most recent annual financial statement. During such time as Tenant is a publicly traded corporation, Landlord shall obtain such information from Tenant’s web site. Tenant shall not be required to deliver the financial statements required under this Section more than once in any twelve-month period.

ARTICLE XIX

CHANGES AND ALTERATIONS

Section 19.1 Landlord Approval. Tenant will not make any structural changes, structural alterations, structural additions or structural improvements, nor any improvements which either are estimated to exceed $100,000.00 for any single item or related series of items in any 12-month period or materially adversely affect Building systems (collectively “Material Alterations”) to the Demised Premises, without Landlord’s consent, which will not be unreasonably withheld, delayed or conditioned if such Material Alterations do not materially reduce the value or integrity of the Building, nor materially impair its utility as an office building for a single user, nor materially decrease the useful life of the Building, nor materially decrease the market value of the Building. Tenant may make any other change, alteration, addition or improvement to the Demised Premises (“Non-Material Alterations”; Non-Material Alterations and Material Alterations are sometimes hereinafter collectively referred to as “Alterations”) without Landlord’s prior written consent, and subject to the applicable requirements of this Lease, provided that Tenant shall give prompt written notice to Landlord that Tenant has made, or plans to make, any Non-Material Alterations. Landlord may require, as a condition of and at the time it gives its consent to any Material Alterations that Tenant remove the Material Alterations at the end of the Term and repair all damage caused by such removal. In addition, Landlord may require, by written notice given to Tenant within thirty (30) days following receipt of written notice from Tenant that Tenant has made, or plans to make, any Non-Material Alterations, that Tenant remove the Non-Material Alterations at the end of the Term and repair all damage caused by such removal. Along with any request for Landlord’s consent, when required, and in any event before undertaking any Non-Material Alterations or Material Alterations, Tenant will deliver to Landlord plans and specifications for the Alterations and names and addresses of all prospective contractors for the Alterations. If Landlord is required to approve and approves the proposed Alterations, Tenant, before commencing the Alterations or delivering (or accepting delivery of) any materials to be used in connection with the Alterations, will deliver to Landlord for Landlord’s reasonable approval copies of all contracts, proof of insurance required by Section 19.2, copies of any contractor safety programs, copies of all necessary permits and licenses and such other information relating to the Alterations as Landlord reasonably requests. Tenant will not commence the Alterations before Landlord, in Landlord’s reasonable discretion, approves the foregoing deliveries. Tenant will construct all approved Alterations or cause all approved Alterations to be constructed (a) promptly by a contractor Landlord approves in writing in Landlord’s reasonable discretion, (b) in a good and workmanlike manner, (c) in compliance with all applicable laws, (d) in accordance with all orders, rules and regulations of the Board of Fire Underwriters having jurisdiction over the Demised Premises and any other body exercising similar functions, and (e) during times that Landlord reasonably determines in order to minimize interference with occupants of surrounding properties. Anything herein to the contrary notwithstanding, Tenant shall not be required to furnish plans (to the extent plans are not required by or submitted to the applicable governmental authority having jurisdiction) or copies of contracts with respect to any Non-Material Alterations but shall otherwise comply with the conditions and limitations set forth in this Section 19.1.

Section 19.2 Tenant’s Responsibility for Cost and Insurance. Tenant will pay the cost and expense of all Alterations. Landlord shall not charge more than the lesser of (i) two percent (2%) of the estimated cost of the Alteration, and (ii) its actual reasonable, out-of-pocket costs paid to unrelated third parties, for Landlord’s review, inspection and engineering time per requested Alteration, it being agreed and acknowledged by Tenant that in all events Opus AE Group, Inc. shall be deemed to be an unrelated third party. Prior to commencing any Alterations, Tenant will deliver the following to Landlord in form and amount reasonably satisfactory to Landlord: (a) builder’s “all risk” insurance in an amount at least equal to the value of the Alteration; (b) evidence that Tenant has in force commercial general liability insurance insuring against construction related risks, in at least the form, amounts and coverages required of Tenant under this Lease; and (c) copies of all applicable contracts and of all necessary permits and licenses. The insurance policies described in clauses (a) and (b) of this section must name Landlord and Landlord’s lender (if any) as additional insureds and be written by a reputable and financially sound insurance company authorized to issue such insurance in the state in which the Demised Premises are located.

Section 19.3 Construction Obligations and Ownership. Landlord may inspect construction of the Alterations. Promptly after completing the Alterations, Tenant will furnish Landlord with contractor affidavits and full and final lien waivers from all contractors and subcontractors providing labor, materials or services in excess of $25,000.00 used in connection with the Alterations. Tenant will remove any Alterations Tenant constructs in violation of this Article XIX on or before the expiration or earlier termination of this Lease. All Alterations Tenant makes or installs (including all telephone, computer and other wiring and cabling located within the walls of and outside the Demised Premises, but excluding Tenant’s Property and its movable trade fixtures, furniture and equipment) become the property of Landlord and a part of the Building immediately upon installation and, unless Landlord requires Tenant in writing to remove the Alterations and repair any damage caused by such removal by notifying Tenant (a) with respect to any Material Alterations, at the time Landlord consents to such Material Alterations, or (b) with respect to any Non-Material Alterations, within thirty (30) days after the date Tenant provides Landlord written notice that Tenant has made, or plans to make, such Non-Material Alterations. Subject to Section 20.17, Tenant will surrender the Alterations to Landlord upon the expiration or earlier termination of this Lease at no cost to Landlord.

Section 19.4 Liens. Tenant will keep the Demised Premises free from any mechanics’, materialmen’s, or other liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant (other than the Landlord’s Work, or work which is Landlord’s obligation under this Lease). If any such lien shall at any time be filed against the Demised Premises, or any portion thereof, Tenant shall cause the same to be discharged of record within thirty (30) days after the date of filing the same or if Tenant in good faith desires to contest the validity or amount of any such lien, Tenant shall have the right to contest the validity or amount of any such lien, provided that (i) if Tenant is not Church & Dwight Co., Inc. (and

Church & Dwight Co., Inc. has not sublet all or any substantial portion of the Demised Premises, (as defined in Section 15.2), then Tenant deposits with the Landlord cash or other security reasonably acceptable to Landlord in an amount equal to one hundred fifty percent (150%) of the amount of said lien to insure payment and prevent any sale or forfeiture of any part of the Demised Premises by reason of nonpayment; (ii) neither the Demised Premises nor any part of the Shopping Center or interest therein would be in any substantial danger of being sold, forfeited, or lost, (iii) Landlord would not be in any substantial danger of any civil or criminal liability for failure to comply therewith; and (iv) Tenant promptly notifies Landlord, in writing, of such contest. Any such contest shall be prosecuted with due diligence and Tenant shall promptly after the final determination thereof pay the amount of any such lien, together with all interest, penalties and other costs payable in connection therewith.

Section 19.5 Indemnification. To the fullest extent allowable under the Laws, Tenant releases and will indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord and the Demised Premises from and against any and all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including, without limitation, reasonable attorneys’ fees, in any manner relating to or arising out of any Alterations or any other work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant, provided Tenant shall not be obligated to indemnify Landlord for any matters to the extent caused by Landlord’s negligence or willful misconduct, or for any costs incurred by Tenant to perform Landlord’s obligations, subject to and in accordance with the conditions and limitations set forth in this Lease.

ARTICLE XX

MISCELLANEOUS PROVISIONS

Section 20.1 Entry by Landlord. Tenant agrees to permit Landlord and authorized representatives of Landlord upon not less than twenty-four (24) hours prior written notice (or such shorter time and form of notice which may be telephonic as is reasonable under the circumstances, in the event of an emergency), to enter upon the Demised Premises at all reasonable times during ordinary business hours for the purpose of inspecting the same and making any necessary repairs to comply with any laws, ordinances, rules, regulations or requirements of any public body, or the Board of Fire Underwriters, or any similar body. Nothing herein contained shall imply any duty upon the part of Landlord to do any such work which, under any provision of this Lease, Tenant may be required to perform and the performance thereof by Landlord shall not constitute a waiver of Tenant’s default in failing to perform the same. Landlord may, during the progress of any work, keep and store upon the Demised Premises all necessary materials, tools and equipment. Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Tenant by reason of making repairs or the performance of any work in or about the Demised Premises, or on account of bringing material, supplies and equipment into, upon or through the Demised Premises during the course thereof, and the obligations of Tenant under this Lease shall not be thereby affected in any manner whatsoever, provided, however that during the progress of any work or the exercise by Landlord of its rights hereunder and any entry by Landlord, Landlord shall use commercially reasonable efforts to minimize any inconvenience Tenant, will ensure its entry and work does not unreasonably interfere with the conduct of Tenant’s business or use of the Demised Premises, and shall be subject to the reasonable security regulations and requirements of Tenant.

Section 20.2 Exhibition of Demised Premises. Landlord is hereby given the right during usual business hours at any reasonable time during the Term to enter upon the Demised Premises and to exhibit the same for the purpose of mortgaging or selling the same. During the final 270 days of the term, Landlord shall be entitled to display on the Demised Premises, in such manner as to not unreasonably interfere with Tenant’s business, signs indicating that the Demised Premises are for rent or sale and suitably identifying Landlord or its agent. Tenant agrees that such signs may remain unmolested upon the Demised Premises and that Landlord may exhibit said premises to prospective tenants during said period.

Section 20.3 Indemnification. To the fullest extent allowed by law, Tenant agrees to indemnify, defend and hold harmless Landlord and Landlord’s agents, officers, directors, employees, and contractors against and from any and all injuries, claims, costs, expenses, liabilities, losses, damages, injunctions, suits, actions, fines, penalties, and demands of any kind or nature (including, without limitation, reasonable attorneys’ fees and costs) in connection with loss of life, personal injury or damage to property by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from the negligence or willful misconduct of Tenant, or arising out of any occurrence in or upon the Demised Premises except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees, representatives, or contractors, and except to the extent the same is subject to Landlord’s indemnity in the immediately succeeding paragraph, and will further indemnify, defend and hold harmless Landlord against and from any and all claims arising during the Term from any accident, injury or damage whatsoever caused to any person, firm or corporation occurring during the Term, in or about the Demised Premises, except to the extent caused by the negligence or willful misconduct of Landlord and except to the extent the same is subject to Landlord’s indemnity below, and from and against all costs, attorneys’ fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon. In case any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord. Tenant’s obligations under this Section 20.3 shall be insured by contractual liability endorsement on Tenant’s policies of insurance required under the provisions of Section 6.2 hereof. Landlord shall tender defense of any claim subject to Tenant’s indemnity to Tenant in sufficient time to avoid prejudice, and Tenant shall be entitled to defend the same with counsel of its selection and reasonably acceptable to Landlord.

To the fullest extent allowed by law, Landlord agrees to indemnify, defend and hold harmless Tenant and Tenant’s employees, agents, directors, officers, and shareholders, from and against all, injuries, claims, costs, expense and liabilities, losses, damages, injunctions, suits, actions, fines, penalties and demands of any kind or notice (including without limitation, reasonable attorneys’ fees and costs) in connection with loss of life, personal injury or damage to property by or on behalf of any person or persons, firm or firms, corporation or corporations, to the extent caused by the negligence or willful misconduct of Landlord its agents employees, representatives or contractors. In case any action or proceeding shall be brought against Tenant by reason of such claim, Landlord, upon notice from Tenant, covenants to defend such action or proceeding by counsel reasonably satisfactory to Tenant. Tenant shall tender defense of any claim subject to Landlord’s indemnity to Landlord in sufficient time to avoid prejudice, and Landlord shall be entitled to defend the same with counsel of its selection and reasonably acceptable to Tenant.

In connection with any claims asserted by a third party, nothing in this Section 20.3 shall require Landlord or Tenant to indemnify, defend or save harmless the other party except in respect to the percentage that such party may have been responsible for such loss, cost, or claim, and if any loss, cost, damage or expense claimed by any third party arises from the joint fault or responsibility of Landlord and Tenant, then the indemnity and defense obligations herein shall be limited to their respective percentage of fault.

Section 20.4 Notices. Any notice or other communication in connection with this Lease shall be in writing and shall be sent by United States Certified Mail, return receipt requested, postage prepaid, by nationally recognized overnight courier guaranteeing next day delivery, by telecopy, properly addressed as follows:

To Landlord:	CD 95, L.L.C. c/o Founders Properties, L.L.C. 10350 Bren Road West
Minnetonka, Minnesota 55343 Attention: Vice President

With a copy to:	Daspin & Aument, L.L.P.
227 W. Monroe Street, Suite 3500
Chicago, Illinois 60606
Attention: D. Albert Daspin

To Tenant:	Church & Dwight Co., Inc. 469 N. Harrison St. Princeton, NJ 08543
Attention: General Counsel

All notices shall be deemed given three (3) business days following deposit in the United States mail with respect to certified or registered letters or earlier upon receipt, one (1) business day following deposit if delivered to an overnight courier guaranteeing next day delivery and on the same day if sent and received during normal business hours by telecopy, on a business day (with proof of transmission). Attorneys for each party shall be authorized to give and receive notices for each such party. Any party may change its address for the service of notice by giving written notice of such change to the other party, in any manner above specified.

Section 20.5 Quiet Enjoyment. Landlord covenants and agrees that Tenant, upon paying the Basic Rent and Additional Rent, and upon observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, observed and performed, shall lawfully and quietly hold, occupy and enjoy the Demised Premises (subject to the provisions of this Lease) during the Term without hindrance or molestation by Landlord or by any person or persons claiming by, through or under Landlord.

Section 20.6 Estoppel. Upon written request of Landlord or Tenant, the other party, within twenty (20) days after the date of receipt of such request, shall execute and deliver to and only for the benefit of the requesting party or any mortgagee, bona fide prospective purchaser, assignee, or sublessee of the requesting party, without charge, a written statement: certifying, to such party’s actual knowledge, that this Lease is in full force and effect, if such is the case, and has not been modified, assigned, supplemented or amended, except by such writings as shall be stated; specifying the dates to which Basic Rent and Additional Rent have been paid; stating whether or not, to such party’s actual knowledge, the party requesting the estoppel is in default and, if so, stating the nature of such default, stating the Commencement Date, and stating which Renewal Options to extend the Term have been exercised, if any; and including such other factual matters pertaining to this Lease as may be reasonably requested. Without limiting the generality of the foregoing, (i) in connection with the financing of the Demised Premises, Tenant agrees to execute and deliver a factually accurate estoppel certificate in substantially the form of the applicable form attached hereto and made a part hereof as Exhibit G or Exhibit H; and (ii) in connection with any sale of the Demised Premises, Tenant agrees to execute and deliver a factually accurate estoppel certificate in substantially the form of Exhibit H attached hereto and made a part hereof.

Section 20.7 Authority. Each party represents and warrants to Landlord that this Lease has been duly authorized, executed and delivered by Tenant and that this Lease constitutes the valid and binding obligation of enforceable against it in accordance with its terms, subject to application of bankruptcy, insolvency and similar creditor’s rights laws. Landlord represents and warrants to Tenant that this Lease has been duly authorized, executed and delivered by Landlord and that this Lease constitutes the valid and binding obligation of Landlord enforceable against Landlord in accordance with its terms, subject to application of bankruptcy, insolvency and similar creditor’s rights laws.

Section 20.8 Memorandum of Lease. Concurrently with the execution of this Lease, the parties hereto agree to execute and deliver to each other a Memorandum of Lease, in recordable form, in the form attached hereto as Exhibit N, setting forth the date of this Lease, the parties to this Lease, the Term, the legal description of the Demised Premises, Tenant’s options to renew and its rights of first offer, and such other matters reasonably requested by Landlord or Tenant to be stated therein. Such memorandum of Lease shall be executed by the parties concurrently with the execution of this Lease and held by Landlord to be recorded following Landlord’s acquisition of the Land and prior to the recordation of any mortgages granted by Landlord.

Section 20.9 Severability. If any covenant, condition, provision, term or agreement of this Lease shall, to any extent, be held invalid or unenforceable, the remaining covenants, conditions, provisions, terms and agreements of this Lease shall not be affected thereby, but each covenant, condition, provision, term or agreement of this Lease shall be valid and in force to the fullest extent permitted by law.

Section 20.10 Successors and Assigns. The covenants and agreements herein contained shall bind and inure to the benefit of Landlord and its successors and assigns and Tenant and its permitted successors and assigns. This provision shall not operate to permit any Transfer by Tenant which is not otherwise permitted by this Lease.

Section 20.11 Captions; Construction. The caption of each article of this Lease is for convenience and reference only, and in no way defines, limits or describes the scope or intent of such article or of this Lease. In construing this Lease, feminine or neuter pronouns shall be substituted for those masculine in form and vice versa, and plural terms shall be substituted for singular and singular for plural in any place in which the context so requires. This Lease shall be construed without regard to: (i) the identity of the party who drafted the various provisions hereof; and (ii) the addition or deletion of text made during the negotiation of this Lease. Moreover, each and every provision of this Lease shall be construed as though all parties hereto participated equally in the drafting thereof. As a result of the foregoing, any rule or construction that a document is to be construed against the drafting party shall not be applicable hereto.

Section 20.12 Relationship of Parties. This Lease does not create the relationship of principal and agent, or of partnership, joint venture, or of any association or relationship between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant.

Section 20.13 Entire Agreement. All preliminary and contemporaneous negotiations are merged into and incorporated in this Lease. This Lease, together with the Exhibits attached hereto, contains the entire agreement between the parties and shall not be modified or amended in any manner except by an instrument in writing executed by the parties hereto.

Section 20.14 No Merger. There shall be no merger of this Lease or the leasehold estate created by this Lease with any other estate or interest in the Demised Premises by reason of the fact that the same person, firm, corporation or other entity may acquire, hold or own directly or indirectly, (a) this Lease or the leasehold interest created by this Lease or any interest therein, and (b) any such other estate or interest in the Demised Premises, or any portion thereof. No such merger shall occur unless and until all persons, firms, corporations or other entities having an interest (including a security interest) in (1) this Lease or the leasehold estate created thereby, and (2) any such other estate or interest in the Demised Premises, or any portion thereof, shall join in a written instrument expressly effecting such merger and shall duly record the same.

Section 20.15 Tenant’s Name; Building Name. Landlord shall not make use of Tenant’s tradename in any advertising or marketing material, including without limitation on any Internet website, nor name the Building using Tenant’s name, without Tenant’s prior written approval, which may be withheld in Tenant’s sole discretion. Neither the Building nor any portion of the Demised Premises shall be named after any tenant or occupant other than Tenant, should Tenant elect and agree to do so, in its sole discretion.

Section 20.16 No Surrender During Lease Term. No surrender to Landlord of this Lease or of the Demised Premises, or any portion thereof, or any interest therein, prior to the expiration of the Term shall be valid or effective unless agreed to and accepted in writing by Landlord and consented to in writing by all contract vendors and mortgagees, and no act or omission by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord consented to by all contract vendors and the mortgagees, as aforesaid, shall constitute an acceptance of any such surrender.

Section 20.17 Surrender of Demised Premises. At the expiration of the Term, Tenant shall surrender the Demised Premises in good condition and repair, in compliance with all Laws and in condition as the same were required to be kept and maintained during the Term, excepting, however, reasonable wear and tear, those Alterations not required to be removed pursuant to Section 19.1, damage by fire or other casualty, damage by eminent domain, and repairs and replacement to be made by Landlord hereunder. Tenant shall surrender all keys to the Demised Premises to Landlord at the place then fixed for the payment of Basic Rent and shall inform Landlord of all combinations on locks, safes and vaults, if any. Tenant shall at such time remove all of its removable Tenant’s Property therefrom. Tenant shall remove all improvements or alterations to the Demised Premises (i) which were made by Tenant after the completion of the Landlord’s Work, and (ii) which required Landlord’s consent in accordance with Section 19.1 above, and which Landlord notified Tenant at the time of the granting of Landlord’s consent that Tenant would be required to remove upon termination of this Lease, and (iii) which did not require Landlord’s consent in accordance with Section 19.1 above, and which Landlord notified Tenant at the time of Tenant’s notice to Landlord that Tenant would be required to remove upon termination of this Lease. Otherwise, Tenant may at its option either abandon in place or remove any improvements, fixtures, paneling, floor covering, equipment or partitions installed at its expense, provided, however, that Tenant shall repair any damage to the Demised Premises caused by such removal, and any and all such property not so removed shall, at Landlord’s option, become the exclusive property of Landlord or be disposed of by Landlord, without further notice to or demand upon Tenant. If upon thirty (30) days prior written notice from Landlord, Landlord notifies Tenant in writing that Landlord has entered into a bona fide lease or other binding agreement with an unrelated third party with respect to the Demised Premises and Landlord requires surrender of the Demised Premises to prepare or deliver the same to any succeeding tenant or occupant, and the Demised Premises shall not be not surrendered promptly on or before the date which is the later to occur of (i) the end of the Term or sooner termination thereof, and (ii) the date thirty (30) days after the date Tenant receives such notice from Landlord, then Tenant shall indemnify, defend and hold harmless Landlord against all loss or liability resulting from the inability of Landlord to timely prepare and/or timely deliver space to a third party for its occupancy the Demised Premises, including, without limitation any claims (including claims for consequential and similar type damages asserted against Landlord by the succeeding tenant or occupant) made by any succeeding occupant founded on such delay. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease. Notwithstanding the foregoing, in no event shall Tenant be liable for Landlord’s damages beyond its direct, out-of-pocket damages provided Tenant shall indemnify Landlord against any special or consequential damages to the extent claimed by unrelated third parties from Landlord and which are founded upon the delay in delivery of the space caused by Tenant.

All property of Tenant not removed within thirty (30) days after the last day of the Term shall be deemed abandoned. Tenant hereby authorizes Landlord to remove all property of Tenant from the Demised Premises upon termination of this Lease and not removed by Tenant as aforesaid, Landlord shall not be liable for damage, theft, misappropriation or loss thereof and Landlord shall not be liable in any manner in respect thereto. Tenant shall pay all costs and expenses of such removal, transportation and storage. Tenant shall reimburse Landlord upon demand for any expenses incurred by Landlord with respect to removal or storage of abandoned property and with respect to restoring said Demised Premises to good order, condition and repair.

Section 20.18 Holding Over. In the event Tenant remains in possession of the Demised Premises after expiration of this Lease, it shall be deemed to be occupying the Demised Premises as a tenant from month to month, subject to all the provisions, conditions and obligations of this Lease insofar as the same can be applicable to a month-to-month tenancy, except that the Basic Rent shall be escalated to one hundred twenty-five percent (125%) of the then current Basic Rent for the Demised Premises for the month immediately preceding the last day of the Term, without regard to the Free Rent Period.

Section 20.19 Landlord Approvals. Any approval by Landlord or Landlord’s architects and/or engineers of any of Tenant’s drawings, plans and specifications which are prepared in connection with any construction of improvements respecting the Demised Premises shall not in any way be construed or operate to bind Landlord or to constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, for any reason, purpose or condition, but such approval shall merely be the consent of Landlord, as may be required hereunder, in connection with Tenant’s construction of improvements relating to the Demised Premises in accordance with such drawings, plans and specifications. Landlord’s and its architects’ consent and approvals, when required under this Lease or the Final Plans and Specifications, shall not be unreasonably withheld, delayed or conditioned, unless the provision of this Lease with respect to a specific matter expressly states that the same is in the sole discretion (or words of similar import) of Landlord, but in no event will Landlord or its architects refuse or withhold or condition any consent or approval arbitrarily.

Section 20.20 Survival. All obligations (together with interest or money obligations at the Maximum Rate of Interest) accruing prior to expiration of the Term shall survive the expiration or other termination of this Lease.

Section 20.21 Attorneys’ Fees. If either party shall bring suit or other proceedings against the other to enforce the terms of this Lease, the substantially prevailing party shall be entitled to recover from the other party the substantially prevailing party’s costs and expenses, including reasonable attorneys’ fees.

Section 20.22 Landlord’s Obligations and Limited Liability.

20.22.1. The term “Landlord”, as used in this Lease so far as the covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Demised Premises, and in the event of any transfer or conveyance to an unrelated third party that is not an Affiliate of the Landlord, then the transferor shall be automatically freed and relieved from all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease to be performed, provided that the transferee shall be deemed to have assumed all of Landlord’s agreements, liabilities and obligations under this Lease including, expressly without limitation, any and all covenants, indemnifications, reimbursement obligations, allowances due, and any and other liabilities and obligations of Landlord under this Lease, subject to any and all claims, offsets, and defenses of Tenant, including without limitation these accruing and arising prior to and from all after the date of such transfer and provided, further, the initial Landlord, CD 95, L.L.C., as set forth in Section 20.22.2 below, shall not be released from any liability under this Lease until Landlord’s Work is Substantially Completed and the Inducement Allowance and the Moving Allowance are paid. The covenants and obligations contained in this Lease on the part of Landlord shall, be binding on Landlord’s successors and assigns. Tenant agrees to look solely to Landlord’s interest in the Demised Premises for recovery of any final, non-appealable judgment from Landlord, except Tenant may execute upon any sale proceeds and other assets of the transferor with respect to any final, non-appealable judgment obtained against it prior to a sale, it being agreed that, except as provided in Section 20.22.2 below, Landlord (and if Landlord is a partnership, its partners, whether general or limited, if Landlord is a limited liability company, its members or managers, and if Landlord is a corporation, its directors, officers or shareholders) shall never be personally liable for any personal judgment or deficiency decree or judgment against it.

20.22.2. Notwithstanding anything herein to the contrary, (a) the foregoing limitation of Landlord’s liability shall not apply with respect to the misapplication of insurance proceeds or condemnation awards which are required by the terms of this Lease to be applied to the repair or restoration of the Demised Premises, and (b) until Landlord’s Work is Substantially Completed and the Inducement Allowance and the Moving Allowance are paid, in the event of any transfer or conveyance, the initial Landlord, CD 95, L.L.C., shall not be released from the following obligations of Landlord: (i) to initially construct and complete the Landlord’s Improvements and the Landlord’s Work, (ii) to deliver the Demised Premises with all Commencement Date Conditions satisfied and completed, (iii) to perform and complete the Punchlist, (iv) to pay to Tenant the Moving Allowance and/or the Inducement Allowance, and (v) to perform the obligations of Landlord under the one-year construction warranty set forth in Section 2.4 of this Lease. If CD 95, L.L.C. transfers its interest under this Lease prior to the completion of Landlord’s obligations identified in clause (b) above, then, notwithstanding any such transfer, Wade Lau and John Williams shall continue to serve as Tenant’s primary contacts with respect to the performance of Landlord’s obligations identified in clause (b) above for so long as such individuals remain employed by an Affiliate of CD 95, L.L.C.

20.22.3. To the extent assignable, Landlord shall, following the expiration of the one-year construction warranty set forth in Section 2.4 of this Lease, assign all assignable unexpired warranties and guaranties with respect to the portions of the Demised Premises which Tenant is required to repair, maintain and replace pursuant to the terms of this Lease, which are given, assigned to or benefiting Landlord or the Demised Premises regarding Landlord’s Work, as well as any unexpired warranties and claims against material subcontractors and suppliers with respect to the Demised Premises; provided, however, the foregoing shall not include the Construction Contract (as herein defined) or any warranties or guaranties included therein, none of which shall be assigned to Tenant pursuant to this Section 20.22.3. If any of the foregoing warranties and guaranties are not assignable, then Landlord shall enforce all such warranties and guaranties for Tenant’s benefit, at Tenant’s sole cost and expense.

20.22.4. Landlord anticipates entering into, on or before the Closing Date (as defined in Section 20.32.1), a guaranteed maximum price, full turnkey construction contract (“Construction Contract”) with Opus Design Build, L.L.C., a Delaware limited liability company (“Contractor”) as its general contractor for the performance of all of the Landlord’s Work and, in connection therewith, will procure, at Tenant’s sole cost and expense, a payment and performance bond (the “Bond”) in form and amount reasonably approved by Tenant (which approval will not be unreasonably withheld, delayed or conditioned (and shall be deemed given if Tenant fails to grant or withhold consent within three (3) business days after Landlord provides a second written notice to Tenant which references this Section of the Lease and conspicuously states in bold, 12 point font or larger that Tenant has failed to grant or withhold such approval within five (5) business days after the first request and if Tenant fails to respond to the second written notice within three (3) business days of delivery of the second notice it shall be deemed that Tenant’s approval has been granted), securing completion of and payment for the Landlord’s Work in accordance with the requirements of this Lease. Such bond shall be secured at the time of the closing of the Construction Loan (as defined herein) and the cost therefor shall be paid by Tenant within sixty (60) days after invoicing by Landlord. In addition, Landlord anticipates obtaining construction loan financing (the “Construction Loan”) with respect to the Demised Premises from Sun Trust Bank in an amount of approximately $48,600,000. If Landlord obtains the Construction Loan and enters into the Construction Contract, then (a) Landlord agrees to collaterally assign, on a senior basis, the Construction Contract and the Bond to the Construction Loan lender (the “Lender”), and (b) Landlord agrees to collaterally assign, on a junior basis, to Tenant, the Construction Contract and the Bond and all other rights and interests which have been collaterally assigned to Lender on a senior basis to secure the initial design and construction of the Improvements (i.e., such assignment shall be subject to the prior rights of the Lender, and shall not confer any other rights and remedies available to Lender under the Construction Loan documents). Landlord shall use reasonable efforts to provide that any consents or agreements that Lender obtains from the Contractor, architects or others that allow Lender to complete or perform the Landlord’s Work shall provide that the same shall run to the benefit of and are assignable to Tenant on a junior basis (i.e., that the same shall be subject to the prior rights of the Lender). The Construction Loan documents and the SNDA shall provide among other things that Lender agrees if a Construction Default Event (as herein defined) occurs, then Lender shall have thirty (30) days to elect to exercise its rights under the senior collateral assignment of the Construction Contract and the Bond, and to affirmatively agree and to notify Tenant that Lender agrees to cause completion of the Landlord’s Work in accordance with this Lease. Pursuant to the SNDA, Lender shall so notify Tenant of its election with such thirty (30) day period. If Lender does not exercise such rights and so notify Tenant within the 30-day period prescribed above, then Tenant may, at Tenant’s sole cost and expense, elect to (but shall not be obligated to) (a) exercise its rights under the junior collateral assignment of the Construction Contract and the Bond and other assignable rights and interests which have been collaterally assigned to Tenant on a junior basis concerning the initial design and construction of the Improvements (the “Takeover Rights”), as set forth above, and/or (b) exercise the right to purchase the Construction Loan from Lender at par, as set forth in the SNDA. If Tenant exercises the Takeover Rights, then Tenant shall not be permitted to terminate this Lease pursuant to Section 2.3.8 of this Lease. The foregoing shall not limit or impose any other rights or remedies of Tenant against Landlord under this Lease, at law or in equity. If Tenant is permitted and elects to exercise the Takeover Rights, then Tenant shall cause the entire unperformed portions of Landlord’s Work to be performed substantially in accordance with the Final Base Building Plans and Specifications and the Final TI Plans and Specifications and the construction requirements set forth in Article II of this Lease, and, under said circumstances, Landlord shall and Lender, pursuant to the SNDA, shall, take all reasonable measures to cooperate with Tenant, if Tenant exercises the Takeover Rights, to allow Tenant to complete the Landlord’s Work, including assignment, to the extent assignable, to Tenant of all of Landlord’s right, title and interest in, to and under the Intangibles, Permits and Warranties (each as defined herein), and Tenant shall accept such assignment and assume and agree to keep, perform and observe all of the terms, covenants, agreements and conditions contained in the Permits and Warranties on Landlord’s part to be kept, performed and observed with respect to any fact, event or circumstance that first occurs from and after the date of such assignment, subject to the terms, covenants and conditions contained in the Intangibles, Permits and Warranties, it being understood that with respect to any contract, document or agreement which is not assignable (other than the rights of Lender under any of the documents evidencing and/or securing the Construction Loan), Landlord and Lender shall reasonably cooperate with Tenant to enforce the same for the benefit of Tenant, and Landlord shall provide Tenant a limited irrevocable license to review and use a copy of the Plans for the sole purpose of the repair, replacement, maintenance, restoration, modification or any other alteration of the Improvements, and Tenant shall accept such license and agree that no other use shall be made of the Plans by Tenant without the prior written consent of Landlord, and Tenant shall agree to indemnify, defend and hold harmless Landlord from and against any claims, demands, action, losses, costs, damages or expenses (including, without limitation, reasonable attorneys’ fees and costs) by reason of the use by Tenant or any party claiming by, through or under Tenant of the Plans for the construction or reconstruction of any buildings or improvements other than those at the Demised Premises; provided, however, if, at the time of such exercise the Plans have not been approved by Landlord and Tenant in the manner provided in Article II of this Lease, then Landlord shall not grant Tenant the limited license to use the then existing plans and specifications for Landlord’s Improvements and, in lieu thereof, Landlord shall provide Tenant with copies of the then existing plans and specifications for Landlord’s Improvements as an accommodation, but without any representation or warranty to the quality thereof and without the right of Tenant to use such plans and specifications, and Tenant shall be responsible for developing final plans and specifications for the Landlord’s Improvements, and causing the same to be certified (sealed) by a duly licensed architect, without liability to Landlord or Landlord’s architect or engineer or affiliates. If Tenant exercises the Takeover Rights, then Landlord shall reimburse Tenant for the reasonable, actual out-of-pocket costs incurred by Tenant for completing the Landlord’s Work (including design thereof, and construction, and including a two percent (2%) construction management fee) within thirty (30) days from receipt by Landlord of bills and invoices, in reasonable detail, covering all labor, materials, and other expenditures or costs incurred by Tenant in so performing Landlord’s Work, plus interest at the Maximum Interest Rate from the date any expenditures are made by Tenant, provided the entire unperformed portions of the Landlord’s Work shall be performed substantially in accordance with the Final Base Building Plans and Specifications and the Final TI Plans

and Specifications and the construction requirements set forth in Article II of this Lease, it being understood that any incremental amounts incurred by Tenant as a result of Tenant’s failure to so perform the Landlord’s Work shall be borne solely by Tenant without reimbursement from Landlord. If Landlord fails to reimburse Tenant for such items within the thirty (30) day period prescribed above, then Tenant shall be permitted to offset and deduct the same against Basic Rent next falling due, until the date the same is reimbursed or deducted and fully recovered; provided, however, in no event shall Tenant be entitled to deduct in any month more than an amount equal to (a) 100% of Basic Rent payable for such month, minus (b) one-twelfth of six percent (6%) of the amount disbursed under the Construction Loan as of the date Tenant gives Lender written notice of its election to exercise the Takeover Rights.

20.22.5. Following Substantial Completion of Landlord’s Work, in the event of any damage or destruction of the Improvements which is required to be repaired by Landlord pursuant to Article XIII of this Lease, then Landlord anticipates it will enter into a construction contract (“Restoration Construction Contract”) with a general contractor for the performance of the Restoration. If, at the time of the Restoration, the Demised Premises are encumbered by mortgage indebtedness (“Permanent Loan”) and Landlord has entered into the Restoration Construction Contract, then (a) Landlord shall collaterally assign, on a senior basis, the Restoration Construction Contract to the holder of such Permanent Loan (the “Permanent Lender”), and (b) Landlord shall collaterally assign, on a junior basis, the Restoration Construction Contract to Tenant (i.e., such assignment shall be subject to the rights of the Permanent Lender). If a Construction Default Event occurs, then the provisions of Section 20.22.4 and Section 20.22.6(i) shall apply, with all references therein to the Construction Contract, Lender, Landlord’s Work and Construction Loan meaning and referring instead to the Restoration Construction Contract, Permanent Lender, Restoration and Permanent Loan, respectively.

20.22.6. For purposes of Section 20.22.4, the following terms shall have the following meanings:

(i) “Construction Default Event” means any one or more of the following: (a) Landlord has ceased construction for more than sixty (60) consecutive days, or (b) Landlord has missed any Critical Milestone described in Section 2.3.7 (ii), (iii), (iv) or (v) by more than sixty (60) days, in each case, except to the extent extended in accordance with this Lease for Excused Delay and Tenant Delay.

(ii) “Intangibles” means Landlord’s interest, if any, in and to any intangible rights, privileges and appurtenances related to or used in connection with the Land to the extent the same are assignable.

(iii) “Permits” means the licenses, permits, certificates of occupancy and franchises owned by Landlord and relating to the Land to the extent the same are assignable.

(iv) “Plans” means the Final Base Building Plans and Specifications and the Final TI Plans and Specifications relating to the construction of the Improvements.

(v) “Warranties” means all unexpired warranties and guaranties given or assigned to or benefiting Landlord or the Land regarding the acquisition, construction, design, use, operation, management or maintenance of the Improvements, to the extent the same are assignable.

Section 20.23 Broker. Landlord and each Tenant represents and warrants to the other that it has dealt directly with no broker or finder except for and only with Mercer Oak Realty and Triad Properties (the “Brokers”) in connection with this Lease and that no other broker has negotiated or participated in negotiations of this Lease or is entitled to any commission in connection therewith. Each party agrees to and shall indemnify and hold the other harmless from and against any and all commissions, fees and expenses and all claims therefor by any broker, salesman or other party in connection with or arising out of this Lease, in breach of the foregoing representation, except for the commissions of the Brokers, which commissions Landlord shall be obligated to pay pursuant to separate written agreements, and Landlord shall indemnify, defend and hold Tenant harmless from and against claims by the Brokers.

Section 20.24 Governing Law. This Lease shall be governed by the laws of the state in which the Demised Premises are located. All covenants, conditions and agreements of Tenant arising hereunder shall be performable in the county wherein the Demised Premises are located. Any suit arising from or relating to this Lease shall be brought in the county wherein the Demised Premises are located, or in federal courts having jurisdiction which sit in the federal district in the State of New Jersey, which includes such county, and the parties hereto waive the right to be sued elsewhere.

Section 20.25 Condominium Documents. This Lease is subject and subordinate to all of the terms, covenants, conditions and restrictions contained in the Condominium Documents, in the form as they exist on the date of this Lease, which Condominium Documents, in the final form presented to Tenant, have been accepted by Tenant prior to the date hereof. Tenant shall comply with the terms and conditions of the Condominium Documents to the extent same affect and relate to the Demised Premises, including, without limitation, payment of all charges and assessments levied or imposed upon Landlord or the Demised Premises pursuant thereto that accrue during and are related to periods falling within the Term, except as otherwise set forth in this Lease regarding the allocation between Landlord and Tenant for capital items and capital expenditure items, or any other provision, of this Lease and except for the portion of any charges or assessments for the Amenities or Amenities Space (each as defined in the Master Deed), all of which excepted items shall be paid for by Landlord; provided, however, in the event of any conflict between the terms, covenants, conditions and restrictions contained in the Condominium Documents and the express provisions of this Lease, then, as between Landlord and Tenant, the provisions of this Lease shall govern and control. Notwithstanding that Landlord is responsible for payment of charges or assessments attributable to the Amenities or Amenities Space, Tenant shall have the right to use the same as Common Elements under the Condominium Documents, so long as the same remain Common Elements. Landlord shall provide to Tenant a copy of any proposed budgets, assessments, amendment and/or restatement or modification of the Master Deed, the By-Laws and the Rules and Regulations (including any proposed Site Plan Amendment, Execution of Documents or Common Utility Plan Amendment (as each is defined in the Master Deed). Landlord shall not amend, or consent to any amendment of, or consent to or approve of any matter under, the Master Deed, the By-Laws and the Rules and Regulations in each case without Tenant’s prior written approval, which approval will not be unreasonably withheld, delayed or conditioned if the same does not impose additional monetary obligations upon Tenant, or if the same do not materially and adversely decrease Tenant’s right or increase Tenant’s obligations under this Lease, or materially and adversely affect Tenant’s use and occupancy of the Demised Premises, or access within the Center, in any which case Tenant’s consent may be given or withheld in Tenant’s sole and absolute discretion. Tenant’s response to a request for approval (a) shall be given or withheld within ten (10) business days after request, (b) shall be deemed approved if Tenant fails to grant or withhold such consent within five (5) business days after Landlord provides a second written notice to Tenant which references this section of the Lease and conspicuously states in bold, 12 point font or larger, that Tenant has failed to grant or withhold such consent within ten (10) business days after the first request, and if Tenant fails to respond to the second written notice within five (5) business days of delivery of the second notice it shall be deemed that Tenant’s consent has been granted. Landlord represents and warrants to Tenant that as of the date hereof, (i) the Master Deed, the By-Laws and the Rules and Regulations have not been modified, amended or terminated, other than those amendments previously provided to Tenant; (ii) the Master Deed, the By-Laws and the Rules and Regulations are currently in full force and effect; (iii) Landlord has received no written notice that Landlord is in default under the Master Deed, the By-Laws and the Rules and Regulations beyond any applicable notice and cure period and has no actual knowledge of any default by the Association; and (iv) to the best of Landlord’s knowledge, the Master Deed, the By-Laws and the Rules and Regulations are superior in lien to all mortgages and related liens affecting the Demised Premises. Provided no Event of Default has occurred and is then continuing, Landlord shall promptly provide Tenant a copy of all written notices and materials related thereto (e.g., notice of annual or special assessments and proposed budgets, assessments, amendments and/or restatements or modifications of the Master Deed, the By-Laws and the Rules and Regulations (including any proposed Site Plan Amendment, Execution of Documents or Common Utility Plan Amendment (as each is defined in the Master Deed)) which are received by Landlord regarding matters which will be the subject of any voting by the board of directors of the Association, and if Tenant notifies Landlord in writing within ten (10) business days after request that Tenant disapproves the matter(s) which will be the subject of any voting by the board of directors of the Association, then Landlord will not vote to approve any such matter, it being understood that if Tenant fails to so notify Landlord within two (2) business days after Landlord provides a second written notice to Tenant which references this section of the Lease and conspicuously states in bold, 12 point font or larger, that Tenant has failed to so notify Landlord within ten (10) business days after the first request, and if Tenant fails to respond to the second written notice within two (2) business days of delivery of the second notice, then it shall be deemed that Tenant shall have notified Landlord of Tenant’s approval of such matter(s). Landlord shall promptly forward to Tenant a copy of any and all notices and/or demands received by Landlord under or pursuant to the Master Deed, the By-Laws and the Rules and Regulations, which affect the Demised Premises or Tenant’s use or occupancy of the Demised Premises, the conduct of Tenant’s business therein, or Tenant’s rights or obligations pursuant to this Lease, or the use of the Common Elements by Tenant, or any matters relating to costs of the Association that may be Tenant’s obligation under the Lease. Following Landlord’s acquisition of the Land, Landlord shall obtain any third-party approvals required under the Master Deed, the By-Laws and the Rules and Regulations for the performance of Landlord’s Work, including, without limitation, Tenant’s elevations and signage.

Landlord shall, at Tenant’s sole cost and expense, reasonably cooperate with and take all reasonably necessary actions in order to allow Tenant to inspect and audit the Association’s charges pursuant to Section 13.5 of the Master Deed, and Landlord shall take all necessary actions to make such records available to Tenant for inspection, copying and auditing.

In accordance with Section 7.3 of the Master Deed, any agreements entered into by the Association with Landlord or an Affiliate of Landlord to perform services for the Association shall be based on commercially reasonable terms, and to the extent the same are not on commercially reasonable terms, then any above-market charges incurred by the Association with respect to such agreements and allocated to Landlord under the Condominium Documents shall be paid by Landlord. No home office overhead, general and or administrative expenses, or executive salaries of any Affiliate of Landlord or the Sponsor (as defined in the Master Deed) shall be payable by Tenant, and to the extent the same is charged by the Association, shall be paid by Landlord.

Tenant shall have the right to restrict parking and access to and upon the Limited Common Elements appurtenant to the Demised Premises and to otherwise exercise the rights and powers granted to Landlord with respect to the Demised Premises, as the Unit Owner thereof, to restrict the use and operation of the Limited Common Elements, all subject to and in accordance with the conditions and limitations set forth in the Master Deed and only to the extent the same affects the Demised Premises.

Provided no Event of Default has occurred and is continuing, at the end of the Term, any capital or other reserves funded by Tenant to the Association shall be refunded by Landlord to Tenant, to the extent not previously expended by the Association.

Anything herein this Lease to the contrary notwithstanding, if and so long as the Sponsor or any other Unit Owner, or their respective successors and assigns, is an Affiliate of Landlord, Landlord agrees to cause such Sponsor or Unit Owner to exercise any of its rights and powers in a manner that is consistent with this Lease, and does not diminish Tenant’s rights hereunder and does not increase Tenant’s obligations. Other than in connection with any collateral assignment made by Landlord in connection with any mortgage loan granted by Landlord, Landlord and any Affiliate of Landlord shall not transfer or convey to the owner of another Unit, or any other party, or lease or license to any occupant or user of any another Unit, or otherwise authorize or permit the use of any part of the Demised Premises or all or any portion of the Limited Common Elements appurtenant to the Demised Premises, by any party other than Tenant and Tenant’s invitees and no party(ies) shall be permitted or authorized by Landlord or any Affiliate of Landlord to utilize parking on the Limited Common elements appurtenant to the Demised Premises.

As part of Landlord’s acquisition of the Land, Landlord shall obtain an estoppel certificate addressed to Tenant from the Association in the form attached hereto as Exhibit L.

Section 20.26 Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

Section 20.27 Time is of the Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

Section 20.28 Force Majeure. Except as otherwise expressly set forth herein, in the event either party hereto shall be delayed or hindered in, or prevented from, the performance of any act required hereunder by reason of strikes, failure of power, riots, insurrection, war, earthquake, hurricane or tornado (or other adverse weather conditions), or other reasons of an extraordinary nature which are beyond the reasonable control of the party, and which could not have been avoided through the exercise of due diligence by a party (collectively referred to herein as “Force Majeure”), then the performance of any such act shall be excused for a period equal to the period of the delay. Adverse weather conditions shall mean weather conditions which cannot be reasonably anticipated and which exceed climatic norms using ten (10) year return intervals; provided, however, rain or any other weather condition of a typical duration, frequency and amount shall not constitute Force Majeure. Notwithstanding the foregoing provisions, the following shall not constitute Force Majeure: (i) the financial inability of a party to perform its obligations under this Lease; or (ii) delays occurring in the course of complying with applicable Legal Requirements that could have been avoided through the exercise of due diligence by a party hereto. A party wishing to invoke this Section shall give the other party notice of that intention within ten (10) days of the commencement of any event of Force Majeure and shall, at that time, specify the reasons therefor, the specific provision of this Lease which will be delayed as a result, and the period of such extension, if known, or if not known, a reasonable estimate thereof.

Section 20.29 Right of First Offer for Adjacent Site. If Landlord is prepared to develop an office building on that certain parcel of land (the “ROFO Parcel”) legally described as the ROFO Parcel on Exhibit A-3, then Landlord shall, prior to offering to develop an office building on the ROFO Parcel for any third party, notify Tenant in writing (“First Offer Notice”) that Landlord is prepared to develop an office building on the ROFO Parcel and the terms Landlord would accept for the lease or purchase of such office building. Tenant shall have twenty (20) business days from the date of the First Offer Notice to notify Landlord, in writing that Tenant desires to lease or purchase any office building that Landlord proposes to develop on the ROFO Parcel on the terms and conditions set forth in the First Offer Notice, or such other terms as the parties may agree. In the event Tenant does not notify Landlord that it desires to lease or purchase any office building that Landlord proposes to develop on the ROFO Parcel on the terms and conditions set forth in the First Offer Notice within the twenty (20) business-day period prescribed herein, and within thirty (30) days after Landlord’s request the parties do not enter into a mutually satisfactory lease or purchase agreement for the office building that Landlord proposes to develop on the ROFO Parcel (which agreement or lease the parties agree to negotiate in good faith), then Landlord may develop the ROFO Parcel and lease or sell all or any part of the same to any other unrelated third party (except a Direct Competitor) and, except as otherwise expressly provided herein, Tenant shall have no further right or interest in all or any part of the ROFO Parcel. If Landlord elects to develop an office building on the ROFO Parcel and lease or sell such office building, as a sole asset and not in combination with other property, to another party, free of any mortgage indebtedness or seller financing in connection with a sale, at an all-cash price which is substantially more favorable to such other party than the terms set forth in the First Offer Notice, then Landlord must first re-offer to lease or sell such building to Tenant on such terms. If Landlord re-offers to lease or sell such office building to Tenant on such more favorable terms, then Tenant shall accept, if at all, within fifteen (15) business days of any such re-offering. For purposes of this Lease, another lease or purchase offer shall be substantially more favorable than the offer set forth in the First Offer Notice if the net effective rent or purchase price in such other offer is 5% or more lower than the net effective rent or purchase price in the offer set forth in the First Offer Notice. If Landlord does not enter into a lease or a purchase agreement for an office building on the ROFO Parcel within six (6) months after the date of the First Offer Notice on terms which are not substantially more favorable as aforesaid, then Landlord shall promptly notify Tenant thereof, and if Landlord desires to enter into a lease or a purchase agreement for an office building on the ROFO Parcel to another party, then Landlord must again re-offer to lease or sell such building to Tenant in accordance with the provisions of this Section 20.29. Anything herein to the contrary notwithstanding, the ROFO Parcel shall not be sold or leased to, and no use shall be permitted thereon by a user who is, a “Direct Competitor” of Tenant. Direct Competitor means the persons or entities listed on Exhibit J attached hereto and made a part hereof. The ROFO rights of Tenant under this Section 20.29 shall apply only to an entire office building proposed to be developed on the ROFO Parcel, if any. Tenant shall have no right hereunder if Landlord proposes to develop the ROFO Parcel for other than office purposes. Anything herein to the contrary notwithstanding, Landlord shall not be required to offer to develop an office building on the ROFO Parcel. It shall be a condition of Tenant’s right to exercise its rights under this Section 20.29 that no Event of Default has occurred and is then continuing under this Lease at the time Landlord is prepared to develop an office building on the ROFO Parcel. Anything in this Section 20.29 to the contrary notwithstanding, the rights granted to Tenant pursuant to this Section 20.29 shall not apply with respect to a transfer of the ROFO Parcel to or from any party holding any mortgage, deed of trust, trust deed or similar security instrument now existing or hereafter granted pursuant to or in consequence of any foreclosure sale, deed in lieu of foreclosure or similar transaction, or to any sale transaction in connection with any of the foregoing, and Tenant shall execute any documents required by Landlord or the holder of any such mortgage, deed of trust, trust deed or similar security instrument evidencing the same. Tenant’s failure to exercise its rights under, or to timely execute the lease or purchase agreement for any proposed office building on the ROFO Parcel contemplated by, this Section 20.29, subject to and in accordance with the conditions and limitations herein contained, within the time periods contemplated by this Section 20.29, shall constitute a waiver of Tenant’s rights hereunder. If Tenant’s rights hereunder with respect to the ROFO Parcel shall have permanently lapsed and terminated, then Landlord shall give Tenant written notice (the “ROFO Parcel Rights Expiration Notice”) thereof and may require Tenant to promptly execute such instruments as Landlord shall reasonably request to evidence the termination of such rights under this Section 20.29. If Tenant does not dispute that Tenant’s rights hereunder with respect to the ROFO Parcel shall have permanently lapsed and terminated and if Tenant fails to execute such instruments within ten (10) days following Landlord’s delivery of the ROFO Parcel Rights Expiration Notice, then Landlord is hereby granted a power of attorney, coupled with an interest, to execute, deliver and record any such documentation on Tenant’s behalf. The rights granted under this Section 20.29 are personal to Church & Dwight Co., Inc. (and any Affiliate) and its successors and shall not be assigned nor inure to the benefit of any other party, but at the closing of any sale hereunder the Demised Premises shall be transferred and conveyed or leased (as the case may be) to any nominee or designee of Church & Dwight Co., Inc.

Section 20.30 Right of First Offer for Demised Premises. If Landlord desires to sell the Demised Premises, then Landlord shall, prior to offering to sell the Demised Premises to any third party, or non-related entity, notify Tenant in writing (“Purchase Offer Notice”) that Landlord is prepared to sell the Demised Premises as a sole asset and not in combination with other property, free of any seller financing, at an all-cash price and upon such other terms and conditions and Landlord would accept from any third party. Tenant shall have fifteen (15) business days from the date of the Purchase Offer Notice to notify Landlord, in writing, that Tenant desires to purchase the Demised Premises on the terms and conditions set forth in the Purchaser Offer Notice. If Tenant notifies Landlord within such time period that Tenant desires to purchase the Demised Premises on the terms set forth in the Purchase Offer Notice, Tenant and Landlord shall negotiate in good faith a mutually satisfactory agreement of sale and purchase for the Demised Premises on the terms set forth in the Offer Notice. In the event Tenant does not notify Landlord that it desires to purchase the Demised Premises on the terms and conditions set forth in the Purchaser Offer Notice within the 15 business-day period prescribed herein, or if within thirty (30) days after Tenant’s notice (which thirty (30) day period may be extended in writing by Tenant at its option for fifteen (15) additional days, by giving written notice to Landlord, if the parties are then in negotiations) the parties do not enter into a mutually satisfactory agreement for the sale of purchase the Demised Premises, then Landlord may sell the Demised Premises to any other unrelated third party except Direct Competitor and, except as otherwise expressly provided herein, Tenant shall have no further right to purchase the Demised Premises. If Landlord desires to sell the Demised Premises, as a sole asset and not in combination with other property, to another party free of any mortgage indebtedness, at an all-cash price which is substantially more favorable to such other party than the terms set forth in the Purchase Offer Notice, then Landlord must first re-offer to sell the Demised Premises to Tenant on such terms. If Landlord re-offers to sell the Demised Premises to Tenant on such more favorable terms, then Tenant shall accept, if at all, within fifteen (15) business days of any such re-offering. For purposes of this Lease, another purchase offer shall be substantially more favorable than the offer set forth in the Purchase Offer Notice if the net effective purchase price in such other offer is 5% or more lower than the net effective purchase price in the offer set forth in the Purchase Offer Notice. If Landlord does not enter into a purchase agreement with a third party for the sale of the Demised Premises within six (6) months after the date of the Purchase Offer Notice, or Landlord does not consummate such sale within six (6) months from the date of execution of such agreement of sale, then Landlord shall promptly notify Tenant thereof, and if Landlord desires to sell the Demised Premises, then Tenant’s rights hereunder shall be reinstated and Landlord must again re-offer to sell the Demised Premises to Tenant in accordance with the provisions of this Section 20.30. Anything herein to the contrary notwithstanding, (i) the Demised Premises shall not be offered to, sold or leased to, and no use shall be permitted thereon by a user who is, a Direct Competitor of Tenant, (ii) Landlord shall not be required to offer to sell the Demised Premises, and (iii) the rights granted to Tenant pursuant to this Section 20.30 shall not apply with respect to a transfer of the Demised Premises to or from any party holding any mortgage, deed of trust, trust deed or similar security instrument now existing or hereafter granted pursuant to or in consequence of any foreclosure sale, deed in lieu of foreclosure or similar transaction, or to any sale transaction in connection with any of the foregoing. It shall be a condition of Tenant’s right to exercise its rights under this Section 20.30 that no Event of Default has occurred and is then continuing under this Lease at the time Landlord notifies Tenant that Landlord desires to sell the Demised Premises by giving a Purchase Offer Notice. Tenant’s failure to exercise its rights under, or to timely execute the purchase agreement for the purchase of the Demised Premises, subject to and in accordance with the conditions and limitations herein contained, within the time periods contemplated by this Section 20.30, shall constitute a waiver of Tenant’s first offer rights hereunder, subject to the provisions herein providing for reinstatement of Tenant’s rights. If Tenant’s rights hereunder with respect to the purchase of the Demised Premises shall have permanently lapsed and terminated, then Landlord shall give Tenant written notice (the “Demised Premises Purchase Rights Expiration Notice”) thereof and may require Tenant to promptly execute such instruments as Landlord shall reasonably request to evidence the termination of such rights under this Section 20.30. If Tenant does not dispute that Tenant’s rights hereunder with respect to the purchase of the Demised Premises shall have permanently lapsed and terminated and if Tenant fails to execute such instruments within ten (10) days following Landlord’s delivery of the Demised Premises Purchase Rights Expiration Notice, then Landlord is hereby granted a power of attorney, coupled with an interest, to execute, deliver and record any such documentation on Tenant’s behalf. The rights granted under this Section 20.30 are personal to Church & Dwight Co., Inc. (and any Affiliate) and its successors and shall not be assigned nor inure to the benefit of any other party, but at the closing of any sale hereunder the Demised Premises may be transferred and conveyed to any nominee or designee of Church & Dwight Co., Inc.

Section 20.31 Option to Purchase

(a) Upon and subject to the conditions and limitations set forth in this Section 20.31, Tenant shall have the option (“Option”) to purchase the Demised Premises, subject to the consent of Landlord, which consent may be granted or withheld in Landlord’s sole and absolute discretion. Tenant may exercise the Option only in strict accordance with the terms and conditions of this Section 20.31. Tenant shall exercise the Option, if at all, by giving Landlord written notice (the “Exercise Notice”) of Tenant’s exercise of the Option within sixty (60) days following Substantial Completion. If Tenant fails to deliver the Exercise Notice within said 60-day period, and such failure continues after Landlord provides a second written notice to Tenant which references this Section of the Lease and conspicuously states in bold, 12 point font or larger that Tenant has failed to exercise the Option within five (5) business days after Tenant’s receipt of written notice that Tenant has failed to exercise the Option within the above-prescribed time periods and if Tenant fails to exercise the Option within five (5) business days of delivery of the second notice, then such failure shall constitute a waiver of Tenant’s right to exercise the Option, and Tenant shall have no further right under this Lease to exercise the Option. If Tenant exercises the Option, then Landlord shall, within fifteen (15) days following the date Landlord receives the Exercise Notice, grant or withhold Landlord’s consent to Tenant’s exercise of the Option, which consent may be granted or withheld in Landlord’s sole and absolute discretion. If Landlord fails to grant or withhold such consent within such 15-day period, then Landlord shall be deemed to have withheld such consent. If Tenant timely exercises the Option and Landlord consents, in Landlord’s sole and absolute discretion, to such exercise, then, and only then, shall the following terms of this Section 20.31 apply.

(b) The purchase price (“Option Price”) shall be equal to the fair market value of the Demised Premises; provided, however, in no event shall the Option Price be less than the remaining outstanding balance of any loan secured by a mortgage, deed of trust or similar instrument encumbering the Demised Premises at the time of exercise of the Option. Landlord and Tenant shall seek to determine the fair market value of the Demised Premises by agreement for a period of 30 days following the date (if any, the “Acceptance Date”) that Landlord consents to Tenant’s exercise of the Option. If Landlord and Tenant are not able to reach agreement as to the fair market value of the Demised Premises within the 30-day period prescribed above, then the fair market value of the Demised Premises shall be determined by binding arbitration as follows. Either party may require an independent determination of the fair market value of the Demised Premises by giving written notice to the other no later than five (5) business days after the expiration of the 30-day period prescribed above, which notice shall designate an M.A.I. appraiser (each a “Sale Appraiser”) with at least ten (10) years experience in office building sales and/or the appraisal of improved office building rental properties in the same geographical area as the Demised Premises, and who is disinterested and has not been engaged by the appointing party for sale, brokerage or real estate appraisal work during the preceding five (5) year period. Within five (5) business days after receipt of such notice, the other party to this Lease shall select a Sale Appraiser meeting the aforesaid requirements and give written notice of such selection to the initiating party. If the two (2) Sale Appraisers fail to agree upon the fair market value of the Demised Premises within fifteen (15) days after selection of the second Sale Appraiser, the two (2) Sale Appraisers shall, within five (5) business days after the date of such failure, select a third (3rd) Sale Appraiser meeting the foregoing requirements and such third (3rd) Sale Appraiser shall determine the fair market value of the Demised Premises within fifteen (15) days after the appointment of third (3rd) Sale Appraiser; provided, however, that any Sale Appraiser’s determination which deviates by more than ten percent (10%) from the median of the three

(3) determinations, shall be disregarded for purposes of such averaging. The determination of the fair market value of the Demised Premises in accordance with the foregoing shall be final, binding and conclusive on Landlord and Tenant. The fees of Tenant’s Sale Appraiser shall be paid by Tenant, the fees of Landlord’s Sale Appraiser shall be paid by Landlord and the fees of any third (3rd) Sale Appraiser shall be split evenly between the parties. If the party receiving a request for determination of the fair market value of the Demised Premises by the Sale Appraiser process fails to appoint its Sale Appraiser within the time above specified, or if the two (2) Sale Appraisers so selected cannot agree on the selection of the third Sale Appraiser within the time above specified, then either party, on behalf of both parties, may request such appointment of such second Sale Appraiser or third Sale Appraiser, as the case may be, by application to any Judge of the Superior Court of Mercer County, New Jersey, upon ten (10) days’ prior written notice to the other party of such request. Upon determination of the fair market value of the Demised Premises, if Tenant does not agree with the amount of the fair market value of the Demised Premises, then Tenant shall have the right, to be exercised by written notice given within five (5) business days following the date of such determination, to rescind the exercise of the Option, whereupon Tenant’s exercise of the Option shall be deemed null and void, the Option shall terminate, Tenant shall have no further right to exercise the Option or its rights under Section 20.30, and this Lease shall remain in full force and effect.

(c) Within ten (10) business days after the Acceptance Date, Tenant shall pay to Landlord the amount (the “Earnest Money”) of Five Million and 00/100 Dollars ($5,000,000.00), which amount shall be credited against the Option Price and shall be refundable, unless Tenant defaults in the performance of its obligations under this Section 20.31, in which event the Earnest Money shall be non-refundable. The balance of the Option Price, plus or minus prorations and other adjustments, if any, shall be paid at the closing (the “Closing”) of the purchase and sale contemplated by this Section 20.31 by wire transfer of immediately available funds.

(d) Landlord shall within ten (10) business days after the Acceptance Date and receipt of the Earnest Money, furnish to Tenant (i) a current title commitment (“Commitment”) for an owner’s title insurance policy (with copies of all underlying title documents listed in the Commitment, other than any financing documents encumbering the Demised Premises) issued by a title company selected by Landlord (the “Title Company”), with the commitment of the Title Company to delete general exceptions 1 through 5 (which Commitment may be in a nominal amount, but shall be increased to the Option Price at Closing), and (ii) a plat of survey (“Survey”) for the Demised Premises prepared in accordance with the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, as revised in 2011 for an urban class survey, and certified to Tenant, Landlord and the Title Company. If the Survey discloses survey defects or if the Commitment shows exceptions (collectively, “Unpermitted Encumbrances”) other than the matters set forth on Exhibit A-1 attached hereto and made a part hereof and other matters permitted by this Lease (collectively, the “Permitted Encumbrances”), then Tenant shall notify Landlord, in writing, on or before the date which is ten (10) days after Landlord furnishes the Commitment and Survey to Tenant, specifying the Unpermitted Encumbrances, and, on or before the Closing Date (as defined herein), Tenant shall have received adequate assurances that the Unpermitted Encumbrances will be removed or endorsed over on or before Closing; provided, however, Landlord shall not be in breach or default of this Lease if Tenant does not receive such assurances, it being understood that Landlord shall have no duty or obligation to cause any objectionable title or survey matter to be removed or endorsed over. If any Unpermitted Encumbrances are not removed or the Title Company is not prepared to issue its endorsement over any such matters as of the date of Closing, then Tenant shall elect, by written notice given to Landlord within five (5) days after the scheduled Closing Date, to (i) take title to the Demised Premises as it then is (with the right to deduct from the Option Price the amount of any mortgage, tax or judgment lien encumbering the Demised Premises and caused by Landlord), or (ii) terminate the Option, in which event (x) any agreement of purchase resulting from the exercise of the Option shall be null and void, (y) the Option shall terminate and be of no further force or effect, and (z) this Lease shall continue in full force and effect except Tenant shall have no right to purchase the Demised Premises pursuant to this Section 20.31. Failure of Tenant to give notice as aforesaid shall constitute an election by Tenant to proceed pursuant to clause (i) above. If Tenant makes the election set forth in clause (ii) above, then neither party shall be liable for damages under this Section 20.31 to the other party and Landlord shall refund to Tenant the Earnest Money.

(e) At Closing, Landlord agrees to execute and deliver a special warranty deed conveying title to the Demised Premises, to Tenant, subject only to the Permitted Encumbrances.

(f) Closing shall be on the date thirty (30) days after the Acceptance Date. The purchase and sale contemplated by this Section 20.31 shall be closed through an escrow with the Title Company in accordance with the terms and provisions of the usual form of deed and money escrow agreement used by the Title Company, with such special provisions inserted in the escrow agreement as may be required to conform with provisions hereof and with provision for a “New York Style” closing.

(g) All rents and other charges payable by Tenant in respect of the Demised Premises prior to Closing shall be paid to Landlord until Closing. Anything in this Section 20.31 to the contrary notwithstanding, the parties agree that there shall be no proration of real estate taxes, Tenant shall pay all deed and transfer taxes, if any, imposed by reason of the special warranty deed to be given by Landlord, and that Landlord and Tenant shall each pay one half of any reasonable and customary closing fee charged by the Title Company.

(h) Time shall be of the essence in the performance of the terms and conditions of the Option. If Tenant defaults in the performance of any of its obligations under this Section 20.31 (including, without limitation, Tenant’s failure to close the transaction contemplated by this Section 20.31 following delivery of the Exercise Notice), and Tenant’s default continues for more than five (5) business days, then (i) such default shall be deemed an Event of Default under this Lease; and (ii) Landlord may terminate the Option and Tenant’s exercise thereof and retain the Earnest Money. If Landlord defaults in the performance of any of its obligations under this Section 20.31, and such default continues for more than five (5) business days, then Tenant, as its sole and exclusive remedy with respect to such default, shall have the right to receive a return of the Earnest Money, or to enforce specific performance of Landlord’s covenants in this Section 20.31 (provided that any action for specific performance be commenced within sixty (60) days of the scheduled Closing). It shall be a condition of Tenant’s exercise of the Option that (y) this Lease is in full force and effect at the time the Option is exercised and at the time of Closing, and (z) no Event of Default has occurred. The rights granted under this Section 20.31 are personal to Church & Dwight Co., Inc. (and any Affiliate) and its successors and shall not be assigned nor inure to the benefit of any other party, but at the closing of any sale hereunder the Demised Premises may be transferred and conveyed to any nominee or designee of Church & Dwight Co., Inc.

Section 20.32 Constant Dollars. All references to dollar amounts contained in this Lease (other than Basic Rent) shall be in 2011 dollars. To maintain equivalency with 2011 dollars, all such dollar amounts shall be adjusted on January 1, of the sixth calendar year following the date of this Lease, and thereafter five year intervals on January 1st by multiplying the dollar amount to be adjusted by a fraction, the numerator of which is the CPI (as herein defined) during the month of December immediately prior to the commencement of the applicable 5-year period, and the denominator of which shall be the CPI published during the month of December immediately prior to the commencement of the prior 5-year period (or, in the case of the first such adjustment, the CPI published during December, 2011); provided, however, in no event shall such fraction be deemed to be less than 1.00. If publication of the CPI is discontinued, or if the basis of calculating the CPI is materially changed (other than customary decennial adjustments to the expenditure weights attached to the categories of goods and services comprising the CPI), then Landlord shall substitute for the CPI comparable statistics as computed by an agency of the United States Government or, if none, by a substantial and responsible periodical or publication of recognized authority most closely approximating the result which would have been achieved by the CPI. “CPI” means the Consumer Price Index for All Urban Consumers, U.S. City Average, Subgroup “All Items” (1982-84=100) published by the Department of Labor, Bureau of Labor Statistics.

Section 20.33 Purchase and Sale. Landlord represents and warrants to Tenant that, as of the date hereof: (a) it is the buyer under that certain Purchase Agreement dated as of May 12, 2011, by and between Princeton South Development, L.L.C., as seller, and Landlord, as purchaser, with respect to the Land (as amended from time to time, the “Contract”); (b) the Contract is in full force and effect; and (c) it has not delivered or received any notice of default, and has no knowledge of any condition or circumstance which with notice or the lapse of time, or both, could become a default, under the Contract. Landlord shall proceed diligently and in good faith to perform its obligations under the Contract.

20.33.1. In the event that Landlord has not acquired fee title to the Land by August 12, 2011 (the “Closing Date”), then either Landlord or Tenant may, at its election, upon notice to the other given at any time after said date (and in any event, prior to Landlord’s acquisition of fee title), elect to terminate this Lease, in which case this Lease shall terminate and be of no further force or effect, whereupon the parties shall be forever released and discharged of any obligations and liabilities not theretofore accrued, except for any obligations or liabilities that survive such termination as provided in this Lease, and subject to Section 20.32.2. Landlord covenants that at the time of Landlord’s acquisition of fee title to the Land, if ever, Landlord shall also acquire fee title to the ROFO Parcel.

20.33.2. If this Lease is terminated pursuant to Section 20.32.1 above, and Landlord or its Affiliate acquires title to the Land within one (1) year after the date on which the Lease termination becomes effective hereunder, then Landlord shall offer to Tenant, at the time of Landlord’s (or its Affiliate’s) acquisition of title to the Land, the option to lease the Demised Premises to Tenant upon terms and conditions substantially similar to those set forth in this Lease; provided, however, that all dates set forth in this Lease shall be appropriately extended. In the event Tenant elects, within thirty (30) days after its receipt of such offer, to exercise such option, Landlord and Tenant shall promptly execute a lease upon substantially the same terms and provisions of this Lease. In the event Tenant does not elect, within thirty (30) days after its receipt of such offer, to exercise such option, then, except as otherwise expressly provided herein, Tenant shall have no further right or interest to exercise such option. If Landlord elects to develop an office building on the Land within such 1-year period and offers to lease the same to another party on terms which are substantially more favorable to such other party than the terms offered to Tenant, then Landlord must first re-offer to lease the Demised Premises to Tenant on such terms. If Landlord re-offers to lease the Demised Premises to Tenant on such more favorable terms, then Tenant shall accept, if at all, within fifteen (15) business days of any such re-offering. For purposes of this Lease, another lease shall be substantially more favorable if the net effective rent in such other offer is 5% or more lower than the net effective rent contemplated by this Lease. The provisions of this Section 20.32.2 shall survive the termination of this Lease.

Section 20.34 Standby Generator License.

20.34.1. It is understood that Tenant may desire to use certain space in the Limited Common Elements, at the location set forth on Exhibit A-2 attached hereto and made a part hereof (“Generator Pad”), for Tenant’s exclusive use to install, operate and maintain certain standby power generating facilities and related equipment (collectively, “Generator Equipment”) directly related to the business of Tenant at the Building. Subject to the terms and conditions of this Section 20.34, Landlord hereby licenses to Tenant the exclusive right to use the Generator Pad during the Term for the installation, operation and maintenance of the Generator Equipment and for no other use or purpose whatsoever, for no separate fee or charge. Tenant shall have the option to propose that Landlord acquire and install the Generator Equipment as a part of the construction of the Tenant’s Improvements as a change order, in accordance with the change order process described in Section 2.1(iv) of this Lease.

20.34.2. Tenant shall be solely responsible for the installation of the Generator Equipment and shall, as a condition to installing and maintaining the Generator Equipment and at Tenant’s sole cost and expense, (i) submit plans and specifications depicting the size, location and manner of installation of the Generator Equipment for Landlord’s approval which shall not be unreasonably withheld or delayed, and (ii) secure all necessary consents and approvals from all applicable governmental authorities to construct, operate and maintain the Generator Equipment. The Generator Equipment shall be installed subject to and in accordance with the conditions and limitations set forth in Article XIX, as and to the extent applicable. Tenant shall be solely responsible for the installation of the Generator Equipment, and all other support equipment, connecting lines and other equipment used in connection therewith, at Tenant’s sole expense. Said installation shall be in accordance with the aforementioned plans and specifications approved by Landlord. Tenant agrees to indemnify, defend and hold harmless Landlord from and against all losses, damages, costs and expenses arising from or relating to the installation, maintenance and repair of the Generator Equipment, except to the extent caused by Landlord’s negligence or willful misconduct. All such Generator Equipment shall be constructed and installed by Tenant in a lien-free and good and workmanlike manner, in accordance with Laws, and in compliance with the requirements of the insurers of the Building.

20.34.3. Tenant will comply with all laws and insurance requirements relating to the installation, operation, maintenance and repair of the Generator Equipment, including, but not limited to (i) obtaining and maintaining, or causing to be obtained and maintained, all applicable permits required for the installation, operation, maintenance and repair of the Generator Equipment, (ii) implementing a Spill Prevention Control and Countermeasures Plan (as required by federal, state, or local regulations), and (iii) maintaining and inspecting the Generator Equipment and related equipment and keeping records related thereto. Upon Landlord’s request, Tenant will allow Landlord to inspect all records relating to the installation, operation, maintenance and repair of the Generator Equipment. Tenant will immediately report to Landlord any spill or release and any citations or notices of violation and will provide Landlord with copies thereof. Such notification will not relieve Tenant from its obligations to notify governmental agencies. Any cleanup or remediation of any spill or release or otherwise required by any governmental agency will be completed by Tenant in accordance with Hazardous Materials Laws. Landlord may make periodic inspections to ensure regulatory compliance and the proper operation, maintenance and repair of the Generator Equipment.

20.34.4. The installation and operation of the Generator Equipment shall not interfere with the safety or operation of the Building or Center.

20.34.5. Tenant shall give to Landlord a copy of any notices which Tenant receives from third parties that any of the Generator Equipment is or may be in violation of any Law. Tenant shall pay all taxes of any kind or nature whatsoever levied upon the Generator Equipment and all licensing fees, franchise taxes and other charges, expenses and other costs of any nature whatsoever relating to the construction, ownership, maintenance and operation of the Generator Equipment.

20.34.6. Landlord shall not be required to provide any sources of power or fuel for the Generator Equipment.

20.34.7. Provided Landlord has notified Tenant at the time it approves Tenant’s plans and installation that it will require removal of the same at the end of the Term, as provided in Article XIX, then within thirty (30) days following expiration or termination of this Lease, Tenant, at Tenant’s sole cost and expense, shall remove all of the Generator Equipment installed hereunder. Tenant shall pay all costs and expenses of any such removal. At any time prior to ninety (90) days following the expiration or earlier termination of this Lease, Landlord may, at Landlord’s cost and expense, perform an environmental investigation to determine whether a release has occurred. Tenant must document the removal of any fuel storage tank with a report prepared by a qualified consultant, evidencing either no impact to soil and groundwater or that any impacted soil or groundwater has been remediated in a manner and to a level satisfactory to Landlord in its sole discretion.

20.34.8. If the Generator Pad shall be damaged by fire or other casualty rendering it unusable by Tenant, the Basic Rent payable under this Lease shall not be abated.

20.34.9. Tenant’s use of the Generator Pad shall be subject to the same terms and conditions as Tenant’s use of the interior of the Building, including, without limitation, the indemnification by Tenant set forth in Section 20.3 and the Hazardous Materials provisions set forth in Article IX, subject to the additional terms and conditions of this Section 20.34.

Section 20.35 Consequential Damages.

In no event shall Tenant be liable to Landlord for any special or consequential damages or lost profits, except to the extent claimed by third parties; in no event shall Landlord be liable to Tenant for any special or consequential damages or lost profits, except to the extent claimed by third parties.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Lease to be duly executed as of the day and year first above written.

LANDLORD:
CD 95, L.L.C., a Delaware limited liability company Founders Manager I, L.L.C., a Delaware limited liability company, its Manager

By:	/s/ Wade C. Lau
Its	Vice President

TENANT:
CHURCH & DWIGHT CO., INC., a Delaware corporation

By:	/s/ Matthew T. Farrell
Its:	Chief Financial Officer

JOINDER

The Undersigned is the Sponsor under the Condominium Documents and joins in this Lease for the limited purpose of agreeing to and hereby agrees, for itself, its successors, and assigns, to be bound by the final grammatical paragraph of Section 20.25 of the foregoing Lease.

PRINCETON SOUTH DEVELOPMENT, L.L.C.,
a Delaware limited liability company

By: ODP Princeton, L.L.C., a Delaware limited liability company
Its:	Managing Member

By: Opus Properties, L.L.C.,
a Delaware limited liability company
Its: Manager

	By	/s/ Wade Lau
Vice President

EXHIBIT A

Legal Description of the Land

The parcel of land referred to in the attached Lease, sometimes referred to therein as a part of the “Demised Premises”, is a tract of land situated in the City of Princeton, County of Mercer, State of New Jersey, and legally described as follows, to-wit:

Unit number 5, together with an undivided 35.5% interest in the common elements as is set out in the Amended and Restated Master Deed creating and establishing Princeton South Corporate Center Condominium, given by Princeton South Development, L.L.C. under date of June 20, 2011, and recorded June 22, 2011 in Deed Book 6111, Page 1.

A-1

EXHIBIT A-1

Encumbrances

1. Any encroachment, encumbrance, violation, variation, or adverse circumstance affecting the title to the Land that would be disclosed by an accurate and complete land survey of the Land.

2. Taxes, charges and assessments for calendar year 2011, to the extent not yet due and payable.

3. Added or omitted assessments pursuant to N.J.S.A 54:4-63.1 et seq.

4. Rights granted to Public Service Electric and Gas Company and /or New Jersey Bell Telephone Company as set forth in Deed Book 1772, Page 121.

5. Conservation and Maintenance Agreement to the Delaware and Raritan Canal Commission of the State of New Jersey in Deed Book 5192, Page 272

6. Declaration of Restriction for Modified Transition Area as contained as set forth in Deed Book 5431, Page 72.

7. Rights granted to Public Service Electric and Gas Company as set forth in Deed Book 1163, Page 530.

8. Consent Agreement between Public Service Electric and Gas Company and Princeton South Development, L.L.C. as set forth in Deed Book 5647 page 197. Addendum to Consent as set forth in Deed Book 5758 page 079.

9. Subject to all matters shown on the Plan as recorded in the Recorder’s Office of Mercer County, New Jersey in Map No. 3974 and 3974A.

10. Conservation & Maintenance Agreement as contained in Deed Book 5947 Page 21.

11. Declaration of Easements, Restrictive Covenants and Maintenance Agreement (as to pump station) as contained in Deed Book 5969 Page 259 and by First Amended to Declaration of Easements, Restrictive, Covenants and Maintenance Agreement dated 6/20/2011 and filed 6/22/2011 in the Mercer County Clerk’s Office.

12. Declaration of Easements, Restrictive Covenants and Maintenance Agreement (as to detention basin) as contained in Deed Book 5969 Page 279 and by First Amendment to Declaration of Easements, Restrictive Covenants and Maintenance Agreement dated 6/20/2011 and filed 6/22/2011 in the Mercer County Clerk’s Office.

13. Declaration of Landscaping & Improvement Easement as contained in Deed Book 5970 Page 1 by First Amendment to Declaration of Landscaping and Improvement Easement dated 6/20/2011 and filed 6/22/2011 in the Mercer County Clerk’s Office.

14. Declaration of Restrictive Covenants for Princeton South Corporate Center Planned Development as contained in Deed Book 5970 Page 20 and by First Amendment to Declaration of Restrictive Covenants for Princeton South Corporate Center Planned Development dated 6/20/2011 and filed 6/22/2011 in the Mercer County Clerk’s Office.

15. Subject to all matters as shown on plan entitled “Amended and Preliminary Final Subdivision Plat Princeton South Development”, LLC filed 12/12/08 in the Mercer County Clerk’s Office as Maps #4017 & 4017A.

16. Declaration made by Princeton South Development, L.L.C., a Delaware limited liability company, dated 01/30/2009, recorded 02/03/2009 in Deed Book 5985 Page 22.

17. Master Deed creating and establishing Princeton South Corporate Center, dated 2008, recorded 12/11/2008, in Deed Book 5970, Page 026, as amended and restated by Amended and Restated Master Deed of Princeton South

A-1-1

Corporate Center Condominium dated June 20, 2011, and filed 6/22/2011 in Deed Book 6111 Page 1, and the By-laws adopted June 20, 2011 pursuant thereto.

18. Provisions of the New Jersey Condominium Act its supplements and amendments.

19. Outstanding condominium assessments or charges not yet due and payable for calendar year 2011.

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EXHIBIT A-2

Site Plan

NEW JERSEY STATE HIGHWAY ROUTE 31
PROP. LEASELINE
PROP. BUILDING No. 5
FUTURE GENERATOR PAD
N
S
E
W
SHEET LEGEND

OPUS
THE OPUS GROUP

Church & Dwight - Princeton South

Lease Exhibit - Site

July 6, 2011

Ewing, New Jersey

Site Plan

A-2-1

EXHIBIT A-3

Legal Description of the ROFO Parcel

The parcel of land referred to in the attached Lease, sometimes referred to therein as the “ROFO Parcel”, is a tract of land situated in the City of Princeton, County of Mercer, State of New Jersey, and legally described as follows, to-wit:

Unit number 4, together with an undivided 14.02% interest in the common elements as is set out in the Amended and Restated Master Deed creating and establishing Princeton South Corporate Center Condominium, given by Princeton South Development, L.L.C. under date of June 20, 2011, and recorded June 22, 2011 in Deed Book 6111, Page 1.

A-3-1

EXHIBIT B

Base Building Outline Plans and Specifications

PROJECT SCOPE SUMMARY:

This Outline Specification along with the Base Building Outline Plans, prepared by Opus Design Build L.L.C. (Contractor) defines the scope of work for the design and construction of the base building core and shell for a 250,000 rentable square foot, three-story office building for Church & Dwight (Tenant) on the southeast parcel in the Princeton South Corporate Center at the intersection of Interstate I-95 and Route 31 in Ewing, New Jersey.

The Base Building Outline Plans include the following:

Plan Sheet	Sheet Title	Date
1	Building 5 Site Plan Lease Exhibit	6/1/2011
2	Building 5 Grading & Drainage Lease Exhibit	6/1/2011
3	Building 5 Lighting Plan Lease Exhibit	6/1/2011
4	Building 5 Landscape Plan Lease Exhibit	6/1/2011
5	Building 5 Landscape Schedule Lease Exhibit	6/1/2011
A2.1	Level 1 Floor Plan	5/24/2011
A2.2	Level 2 Floor Plan	5/24/2011
A2.3	Level 3 Floor Plan	5/24/2011
A2.4	Roof Plan	5/24/2011
A3.1	Exterior Elevations	5/24/2011
A3.2	Exterior Elevations	5/24/2011

ARCHITECTURE AND ENGINEERING:

The Contractor shall have a complete set of certified, final architectural and structural working drawings and specifications performed by Opus AE Group, Inc. in conformance with these outline documents and shall furnish all civil, mechanical and electrical design, engineering and supervision necessary for the execution and completion of the base building shell and core work. Mechanical and electrical design and construction will be executed using the design-build delivery method.

SECTION 1: GENERAL CONDITIONS

1.1 Guarantees

The Contractor shall guarantee to repair or replace any defective workmanship and materials for one (1) year from substantial completion, as the sole and exclusive right and remedy with respect to defective workmanship or materials, in lieu of any contract, warranty or other rights, whether express or implied, that may otherwise be available under applicable law, and notwithstanding any other warranty or guarantee, required or provided, by any manufacturer of product(s) installed, by the Contractor, within the structure.. The Contractor shall obtain a manufacturer’s standard roofing system warranty guaranteeing the repair of roof leaks due to material defect for a period of fifteen (15) years from substantial completion.

1.2 Permits, Licenses and Utility Fees

The Contractor shall give to the proper authorities all notices as required by law relative to the work of this project; and apply and pay for all base building related building permits and Contractor’s licenses as are required for construction.

Temporary and Final Certificates of Occupancies will occur after completion of Tenant improvement work and installation/hook-up of Tenant’s furniture, fixtures and equipment.

1.3 Codes

The Contractor shall be responsible for complying with all Ewing building codes, the New Jersey Uniform Construction Code and dimensional requirements of zoning ordinances applicable to the building including Ewing city ordinances, Americans with Disabilities Act, and the Occupational Safety and Health Act Provisions applicable to construction sites.

1.4 Workmanship

The design and construction of this facility will be in accordance with standard practices of the construction industry and will be performed in a workmanlike manner.

All work will be completed during normal working hours (Monday through Friday, 7:00 a.m. to 3:30 p.m.); however, the Contractor reserves the right to work off hours or weekends from time to time at Contractor’s discretion.

1.5 Insurance

The Contractor shall maintain the following insurance coverage for this project with limits as to worker’s compensation insurance, as required by law.

A. Workmen’s Compensation Insurance.

B. Comprehensive Public Liability Insurance - including Auto Liability, Complete Operations, Contingent Liability, Contractor’s Operations, Broad Form Contractual Liability, and Blanket XCU, if applicable $3,000,000/occurrence.

C. Builder’s Risk Insurance - “All Risk” Form.

1.6 Testing

The Contractor shall develop and employ a field-testing program for quality control during the course of the project. The Contractor’s testing program shall include soils, cast-in-place concrete, bituminous pavements, structural steel and all other materials/installations required by the governing local and/or state agencies. The Tenant shall be given copies of testing reports if requested.

1.7 Project Management

The Contractor shall designate a full-time employee who shall be responsible for the work of the project. The Contractor’s project manager shall be responsible for issuing all notices and communication affecting the project on a timely basis, interfacing the project with the local and state building and regulatory authorities, managing the work of the Contractor’s own forces and coordinate site meetings with selected subcontractors, coordinate meetings with Tenant as required and coordinating and implementing any changes in the work into the design and construction of the project. The Contractor’s project manager shall have full authority to make decisions for and represent the Contractor’s interest in matters related to cost, schedule, and execution of the work.

1.8 Field Supervision

The Contractor shall furnish an employee who shall act as field superintendent until substantial project completion. The field superintendent shall be experienced and shall be familiar with the specified materials and systems. The field superintendent shall be responsible for adequately planning and executing the field work including scheduling and directing subcontractors on the jobsite, maintaining on-site records, being responsible for the layout and dimensional control of the structures of the project, and monitoring the completed work for compliance with the contract drawings and specifications.

1.9 Temporary Construction

The Contractor shall furnish all temporary construction as needed by the Contractor for this project. Temporary construction shall include weather-tight enclosures, temporary roadways and parking areas, erosion control structures, material staging and lay down areas, material storage structures and enclosures, enclosures for tools and other equipment, and a field office with appropriate facilities for storing plans, records, and other supplies necessary for the field management of the project.

1.10 Temporary Utilities

The Contractor shall furnish temporary electricity, telephone service and toilets as needed by Contractor during construction. Temporary heat and enclosures for winter construction will also be provided as necessary for the construction of the building. Form the time of Substantial Completion, it shall be the Tenant’s responsibility to pay for all building utilities resulting from utility consumption.

1.11 Protection

The Contractor shall provide protection as necessary for the materials and work in place or stored at the jobsite, whether from dampness or cold, vandalism, theft, collapse or abuse.

1.12 Clean-up

The Contractor shall be responsible at all times to keep the premises free from excessive accumulations of waste materials and/or rubbish. Periodically, the Contractor shall remove all rubbish and waste materials from the building and the construction site, and at the completion of the project, all debris, tools, scaffolding and surplus materials shall be removed and the project shall be left in “broom-clean” condition.

The Contractor will clean the interior and exterior sides of all windows and glass; vacuum all carpeting; damp mop all ceramic and vinyl composition tile; and clean all bathroom mirrors, fixtures and toilet partitions. Clean up in the Tenant build-out areas will be part of the Tenant improvement work.

1.13 Trade Name Reference

Identification herein of items by trade names indicates the quality standard. Tenant will be notified of any substitute manufacturer considered to be of equal quality.

1.14 Materials

All materials will be first quality, new materials unless specified otherwise. Colors and finishes will generally be selected from manufacturer’s full range of standard colors and finishes.

SECTION 2: SITE DEVELOPMENT

2.1 Grading and Earth Work

Grading and earthwork will be performed in accordance with the recommendations of the Report of Geotechnical Investigation by Whiting Associates, Inc., report #WP06-8503 dated April 14, 2006.

Grading and earthwork will include the necessary excavation, backfill and rough and fine grading necessary to accomplish the building construction in accordance with the Grading and Utility Plan. Topsoil will be re-spread as necessary to provide a minimum of 6” of topsoil in lawn areas.

2.2 Utilities

Included within this scope are the following utilities extensions from the existing utility lines to the building:

A. Electrical – An underground primary electrical service will be installed to the building and distributed from a pad-mounted transformer(s). Any costs associated with extending additional electrical services from a different feeder/substation and/or on site power generation (generator/ automatic transfer switch) to the building is the responsibility of the Tenant.

B. Sanitary Sewer – A gravity fed sanitary sewer system will be provided as shown on the Grading & Drainage plan and as required by the municipal approvals.

C. Water - Domestic and fire protection water service will be provided to the building and site hydrants as required by the building usage and municipal approvals.

D. Storm Sewer – A complete storm drainage system will be provided as shown on the Grading & Drainage plan and as required by the municipal approvals.

E. Telephone – Two(2) 4” diameter conduit will be run from the west entry drive into the first floor MPOP room for use in feeding telephone service to the building. Contractor will assist the Tenant in coordinating the installation of telephone wiring from the west entry drive to the MPOP room. Work from the MPOP room and the equipment costs associated with the phone service will be by Tenant.

F. Natural Gas – natural gas service will be provided near the dock area for connection to food service equipment and other equipment that utilizes natural gas.

G. If available, an underground Cable TV line can be brought into the building by the local Cable Company provider. Contractor will assist the Tenant in coordinating the installation of the cable feed.

2.3 Bituminous Paving

The Contractor shall furnish and install all bituminous paved parking lots, driveways, and fire lanes as shown on the Site Plan. Bituminous sections shall be as recommended in the previously mentioned Report of Geotechnical Investigation. Parking for 780 cars shall be provided as shown on the Site Plan. Parking lot striping, handicap stall signs, and all other traffic control features in accordance with the site design are included.

2.4 Site Concrete

Visitor entry slabs, employee entry slabs, dock area slabs, sidewalks and all concrete curbs will be provided as shown on the Site Plan. All site concrete will be broom finished, standard grey concrete. All exterior concrete to be air entrained 4,000 psi compressive strength average in 28 days.

Dining area patio pavement will be included as a part of the Tenant improvement scope.

2.5 Exterior Lighting

Exterior lighting will be as shown on the site Lighting Plan. Light fixtures will match those used on the previous projects within the Center. Exterior lights will be controlled by both a photocell and a time clock.

2.6 Landscape and Lawn Irrigation

Landscaping and irrigation will be as shown on the Landscape Plans.

2.7 Dumpster Enclosure

A masonry enclosure, complete with swinging gates, is included around the recycling dumpster pad area as shown on the Site Plan.

2.8 Flag Poles

Contractor has included three (3) ground mounted, 30’ tall flag poles located as shown on the Site Plan. Each pole will be clear spun aluminum finish with concrete base, globe ball, halyard and tie cleat.

2.9 Exterior Signage

A single, ground mounted, building identification sign will be provided at the location shown on the Site Plan. The sign construction and quality will be similar to the building identification signs that were installed for previous projects within the Center.

SECTION 3: BUILDING STRUCTURE AND EXTERIOR ENVELOPE

3.1 Building Structural System

The base building structural system will conform to the standards of ACI, ASTM, SJI, SDI, AISC, PCI, IBC and applicable building regulations. The building structure will be founded on concrete spread footings. The general floor framing construction will be steel columns and beams supporting a composite 3” metal floor deck with a smooth trowel concrete topping.

Roof framing will be steel beams and bar joist supporting a 1 1/2” metal roof decking; except at areas where it supports rooftop mechanical equipment, which shall utilize steel beams and 3” metal deck. A concrete topping will be installed directly under the large rooftop mounted mechanical units.

3.2 Live load design criteria

Floors will be designed for partition, mechanical and ceiling loads per the building code. Typical floor to floor height will be 14’-0”.

Slabs on grade for the office areas will be 4” thick unreinforced concrete with a 10 mil vapor barrier, mechanical and service dock areas will be 5” thick unreinforced concrete. All interior concrete will be designed for a minimum compressive strength of 4,000 psi at 28 days.

3.3 Clear Height

The floor to ceiling height in the office areas will be a minimum of 9’-0”.

The floor to ceiling height in the toilet rooms will be a minimum of 8’-0”.

3.4 Building Exterior

The office building wall system will consist of architectural precast concrete wall panels similar in quality to the panels used on previous projects in the development.

Glass and glazing systems will consist of a combination of curtain wall, storefront and strip window systems using prefinished thermally improved aluminum framing. Glass units will be 1” thermopane units with a low-E coating. Typical window sill height will be 30”.

Layout and architecture of precast wall panels and glazing systems will be in general accordance with that shown on the Exterior Elevations.

Insulation for exterior precast walls will be fiberglass batts or rock wool with a foil faced vapor barrier to achieve a minimum total R-Value of 14. All exterior soffits and overhangs will be insulated in a similar manner.

Building insulation characteristics will meet the minimum standards as dictated by the Comcheck building envelope calculations.

3.5 Exterior Doors

All exterior entrance and exit doors, except the dock area man door and exterior mechanical/electrical room doors, will be medium style prefinished aluminum framing members to match the windows and curtain wall systems. All exterior doors will have aluminum thresholds. One entrance door at the visitor’s entry and one at the employee entry will have automatic opening hardware to meet ADA requirements.

The exterior door at the dock area and mechanical/electrical rooms will be an insulated, painted hollow metal door set in a painted hollow metal frame. An exterior grade lockset will be provided. All exterior openings will receive full-perimeter weather stripping.

3.6 Roofing

The roofing system will be single-ply, 60 mil TPO roof or a 3-ply built-up roof with rigid insulation yielding an insulating value to meet the local code requirements.

The roofing subcontractor will guarantee roofing and flashing for one year. The roofing manufacturer will guarantee the single-ply built-up system excluding insulation and metal copings/flashings for fifteen (15) years under a manufacturer’s standard guarantee.

All roof areas will slope to roof drains with interior rain leaders. A minimum of 1/8” per foot slope or slope as required by code, whichever is greater, will be established for positive roof drainage to the roof drains. All roof edge fascia and rooftop mechanical screens will be pre finished metal to match adjacent materials.

SECTION 4: INTERIOR BUILD-OUT

4.1 Tenant Improvement

The Tenant improvement work is defined in a separate scope document.

4.2 Common/Office Areas

A. Base building Shell and Core partitions:

Interior partitions shall be provided as shown on the Floor Plans and as described below.

1.	One hour rated partitions extending full height from floor to underside of deck will be provided at the grade level exit corridors. The walls will be constructed of 3 5/8” metal studs with one layer of 5/8” gypsum board on each side, fire taped and sanded.

2.	One hour rated partitions extending full height from floor to underside of deck will be provided at the elevator machine rooms. The walls will be constructed of 3 5/8” metal studs with one layer of 5/8” gypsum board on each side, fire taped and sanded.

3.	One hour rated shaft walls extending full height from floor to underside of deck will be provided at mechanical shafts and elevator shafts. The walls will be constructed of 4” metal CH studs with one layer of 5/8” gypsum board and 1” gypsum shaft liner.

4.	Walls enclosing toilet rooms, phone closets, mechanical rooms and electrical/transformer rooms will be non rated partitions extending from floor to underside of deck. The walls will be constructed of 3 5/8” metal studs with one layer of 5/8” gypsum board on each side, fire-taped and sanded.

5.	One hour rated stairwell walls will be constructed of 3 5/8” metal studs to the underside of the deck, with one layer of 5/8” gypsum board on each side, fire-taped and sanded.

6.	Exterior perimeter walls constructed of metal studs and gypsum drywall will be part of the Tenant improvement work.

7.	Two and one half inch thick batt insulation for sound attenuation will be provided at elevator equipment rooms and toilet rooms.

8.	Drywall, taping and finishing of building column wraps in the Tenant areas will be part of the Tenant improvement work.

B. Ceilings:

A 2’ x 2’ acoustical tile ceiling with recessed, medium fissured lay-in panels in a white painted suspended grid system manufactured by Armstrong or USG will be provided in all finished first floor exit corridors and at toilet rooms.

In all Tenant office areas and upper floor corridors and elevator lobbies, the grid and lay-in ceiling tile will be provide as part of the Tenant improvement work.

C. Doors, frames and hardware:

1.	Interior doors will be 3’-0” x 7’-10” solid core plain sliced oak veneer or approved equal with a stained, sealed, and varnished finish. Wood doors will be provided with a standard profile 2” wide, painted hollow metal frame. Base building doors will be provided as shown on the Floor Plans.

2.	Exterior hollow metal doors will be 3’-0” x 7’-0”. Exterior hollow metal doors will be insulated flush face panel design.

3.	Interior hollow metal doors in service areas will be 3’-0” x 7’-10”, flush face panel design. All exterior and interior frames will be standard profile 2” wide hollow metal frame. Top of all hollow metal frames will be 8’-0” from finished floor. All hollow metal doors and frames will be painted.

4.	All door hardware will be as manufactured by Schlage, Russwin or Corbin to meet ADA requirements, with function appropriate to intended usage. Base building and tenant locksets will be lever style hardware equal to Schlage L 9000 Series #07 with US-26D satin chrome finish. A complete keying system allowing doors within a given area to be keyed alike and tied into a building master and grand master system will be furnished.

Also included are 34” x 12” kick plates for service area doors and a 34” X 8” kick plate on one side of all toilet room doors with a stainless steel finish. Toilet room doors will also be equipped with closers and push/pull hardware.

4.3 Base Building Shell and Core Toilet Rooms

1.	Floors: The toilet room floors will receive a standard 12” x 12” unglazed cushion edge, domestic ceramic tile, as manufactured by American Olean or equal.

2.	Walls/Base: All toilet room walls will be floor-to-floor height drywall partitions with acoustical batt insulation. Plumbing walls will receive full height unglazed 6” x 6”, 6” x 8” or 8” x 8” domestic ceramic tile. All other wall surfaces will be vinyl wall covering at a cost allowance of $2.00 per SF (material and installation).

3.	Ceilings: A 2’ x 2’ acoustical tile ceiling with recessed medium fissured lay in panels in a white painted steel suspended grid system will be provided at 8’-0” A.F.F. in the toilet rooms.

4.	Vanity Tops: Solid surface vanity tops with a 4” front return, side and backsplash will be installed in each toilet room.

5.

Toilet Partitions / Toilet Accessories: Toilet partitions will be metal, ceiling mounted with a baked on enamel finish. Each toilet partition door will have a chrome latch, coat hook, and rubber bumper. Matching screens will be installed between each urinal. Handicapped toilet stalls will be provided with grab bars as required by code. A tissue dispenser and seat cover dispenser will be installed for each toilet stall, with a sanitary napkin disposal for each woman’s toilet stall. One soap dispenser per lavatory, two paper towel dispensers with waste receptacles per toilet room, and a sanitary napkin dispenser in each woman’s toilet room will be provided. All toilet rooms will have mirrors above the vanities.

4.4 Base Building Shell and Core Exit Stairs

1.	Floors: Landings and treads will have a sealed concrete tread with painted metal nosings and risers.

2.	Walls: All stairwell drywall surfaces will be provided with two (2) coats of eggshell enamel paint.

3.	Ceilings: The underside of the exposed stairway structure will be painted.

4.	All metal handrails, stringers, stair backs, etc. will be painted.

5.	The open stair at the lobby area will be unfinished. All finishes for the open stair will be included as a part of the Tenant improvement work.

4.5 Base Building Shell and Core Electrical/Telephone Rooms and Mechanical Rooms

1.	Floors: Floors will be exposed, sealed concrete.

2.	Walls: Walls will be painted sheetrock. Vinyl base will be provided in these areas.

3.	Ceilings: The exposed structure will remain unfinished.

4.6 Base Building Shell and Core Janitor’s Closet

1.	Floors: The janitor’s closet floor will be the exposed sealed concrete.

2.	Walls: The sheetrock walls will be painted. 4’x4’ FRP panel will be installed at the mop basin. Vinyl base will be installed around the perimeter of the room.

3.	Ceiling: The exposed structure will remain unfinished.

SECTION 5: EQUIPMENT

Not used.

SECTION 6: SPECIALTIES

6.1 Base Building Shell and Core Mini Blinds

One-inch (1”) horizontal mini blinds are included for all office area exterior windows.

SECTION 7: MECHANICAL SYSTEMS

7.1 Base Building Shell and Core Plumbing

The Contractor will design and install a complete base building plumbing system. Contractor will included all inside sewer and water work, interior waste and vent, hot and cold water piping systems, and base building plumbing fixtures. Systems shall conform to all local and state codes.

The Contractor will make all necessary connections to the municipal utilities and flush and test all piping systems. Contractor shall obtain all approvals and municipal inspections.

A complete sanitary waste and vent piping system, and hot and cold water piping system will be provided, using code approved materials and methods. Sanitary waste and vent piping system and cold water piping will be stubbed out of each toilet room for future Tenant plumbing hook-ups. The interior roof drainage piping will be connected to the exterior storm drain system.

All hot and cold water piping and all roof drain sumps and horizontal runs of roof drainage piping will be insulated to energy code thicknesses. Stop valves are included at each fixture in addition to the required unions and isolating valves to create an easily serviceable system.

Floor drains will be provided in the toilet rooms and mechanical room. Drains and cleanouts will be equal to Smith, Wade, or Zurn.

Hot water will be delivered to lavatories at 110 degrees Fahrenheit by means of electric water heaters. Hot water piping will be point of use type. Water heater will be equal to A.O. Smith.

Water closets will be wall mounted, vitreous china elongated bowl with white open front seat, of commercial quality, manufactured by American Standard, Kohler, or Eljer. Water closets will have battery operated automatic flush valves. Urinals will be vitreous china, wall mounted, with battery operated automatic flush valves. Lavatories will be under hung vitreous china bowls with battery operated automatic faucets. All fixtures will conform to the water and energy saving provisions of the Plumbing Code. Fixture counts will also conform to local code requirements.

All soap dispensers and paper towel dispensers will be battery operated automatic type.

A janitor’s mop sink will be provided at each janitor’s closet. One (1) freeze proof wall hydrant manufactured by Josam or Zurn will be installed at the service area, visitor’s entry, employee entry and on the roof.

Dual electric water coolers, manufactured by Halsey Taylor, Westinghouse, or Oasis in a stainless steel finish, will be installed near toilet room entrance locations.

7.2 Base Building Shell and Core Fire Protection System

Contractor will install a wet pipe shell building automatic fire protection system for the facility to comply with the written requirements of all applicable codes. The automatic fire protection sprinkler system is designed for a light hazard density (0.10 GPM/1500 SF).

The base building sprinkler system will include sprinkler heads, distribution piping, reduced pressure backflow preventer, riser piping, and control valves for each floor. The sprinkler system will contain a flow alarm capable of being connected to a fire alarm panel for remote alarm monitoring.

The system will include fire department Siamese connections and fire department hose connections as required by Code.

Exposed upright heads are included at mechanical and electrical rooms, janitor’s closets and stairwells. Concealed heads with white covers are included at toilet rooms and exit corridor areas.

10# ABC chemical fire extinguishers are included as required by code.

Pre-action systems, dry systems, FM-2000 systems, additional fire extinguishers and cabinets and other special fire protection systems and panels as well as relocation or addition of sprinkler heads will be provided as a part of the Tenant improvement work.

7.3 Base Building Shell and Core Heating, Ventilating, and Air Conditioning System

Contractor will design, furnish and install a base building heating, ventilating and air conditioning system meeting the local code requirements.

Heating and air conditioning systems will be capable of maintaining inside temperatures of 70 degrees Fahrenheit at 0 degrees Fahrenheit outside winter conditions and 75 degrees Fahrenheit inside at 93 degrees Fahrenheit dry bulb and 75 degrees Fahrenheit wet bulb outside summer conditions.

Service area, and mechanical/electrical room areas will be heated only to 65 degrees Fahrenheit at 0 degrees Fahrenheit winter conditions.

Ventilation air from the outside will be provided at per code or in sufficient quantity to make-up all required exhaust, whichever is greater.

For load calculations, the average occupancy will be based on 200 rentable square feet per person and 5.0 watts per square foot over 250,000 square feet of rentable office area for gross lighting, equipment and miscellaneous loads.

1.

The central HVAC units will be packaged, rooftop variable air volume (VAV) systems; equipment manufactured by Trane, Carrier, York, Aaon or equal. An economizer cycle is included to permit the use of outside air for cooling at favorable outside dry bulb temperature and relative humidity conditions. Primary space heating will be via electric coils in all perimeter fan powered VAV boxes. The Base Building HVAC system will also include vibration isolation curbs, variable frequency drives, interconnected supply looped ductwork in each wing and plenum air return systems. Perimeter areas will be zoned by exposure with an average zone size of approximately 1,400 sf.

2.	Base building common area electric cabinet unit heaters will be used as necessary at exit vestibule and building entry locations and will be of commercial grade manufactured by American Stabilis or Q-Mark with integral controls.

3.	Exhaust systems will be provided for the toilet rooms and other base building areas as required by code.

4.	A basic DDC control system is included for the base building HVAC systems, including remote monitoring capability and carbon dioxide monitors in the main return duct. Extension of the DDC controls for Tenant improvement systems and other energy management functions shall be part of the Tenant improvement work.

5.	The equipment and air duct systems will be tested and balance to provide proper flow distribution. The test and balance agency will be AABC certified or as approved by Contractor. When the project has been completed, the Tenant will receive complete instruction and comprehensive manuals for operation and maintenance of all systems.

6.	The following HVAC items will be provided under the Tenant improvement scope:

•	Specially dedicated HVAC systems for telephone or computer rooms.

•	Energy management beyond base building DDC system.

•	Supplemental ventilation or other special air conditioning in the Tenant areas.

•	Interior zone VAV boxes, additional perimeter zone VAV boxes and associated D.D.C. controls.

•	Tenant area ductwork and associated diffusers, registers and grilles.

•	Exhaust systems beyond the base building systems.

•	Other special HVAC systems.

•	Testing and balancing of Tenant related systems.

SECTION 8: ELECTRICAL SYSTEMS

8.1 Base Building Shell and Core Power Distribution System

The Contractor will design and install a complete base building power distribution system to supply electrical power for heating, ventilating, air conditioning, lighting, convenience outlets, elevators, and other shell building power hook-ups.

An appropriately sized primary outdoor transformer will be furnished by the electrical utility. Base building electrical installation will be completed from the utility transformer to the service entrance located at the main electrical room. Power will be distributed from the main electrical room to power and lighting panels located in electrical rooms throughout the building. There will be a total of twelve (12) electrical rooms (4 per floor) in the building. Each electrical room will contain a 42 circuit 277/480 volt panelboard, a step down transformer and a 42 circuit 120/208 volt panelboard.

Electrical service will also be sized for the following Tenant average lighting and convenience loads:

•	Lighting - 1.0 watt/RSF

•	Tenant Equipment/Convenience Power - 7.0 watts/RSF

•	Total Tenant Area Load - 8.0 watts/RSF

The 7 watts of convenience power per usable SF assumes a 50 percent diversity factor.

All electrically powered base building mechanical equipment as described above will be connected as required. This will include but not be limited to elevators, HVAC equipment, exhaust fans, electric baseboard heaters, and ventilation fans. Electrically powered Tenant area equipment, lighting and wiring devices will be connected as part of the Tenant improvement work.

Tenant improvement electrical work will begin at the electrical panels located in the electrical rooms on each floor (provided under base building scope) and includes the associated breakers.

8.2 Miscellaneous Power & Outlets

Miscellaneous use duplex 120 volt receptacles will be provided in toilet rooms, mechanical rooms, electrical rooms, voice/data rooms and exit corridor areas at about 50’ apart or as required per code (a minimum of one (1) receptacle per room) under the base building scope of work.

8.3 Emergency Lighting

Battery operated emergency and exit lighting will be provided as required by code as part of the base building scope.

8.4 Fire Alarm Systems

A complete UL approved fire alarm system will be provided as required by code for the base building.

The system will monitor sprinkler flow, isolating valves, smoke detectors, and individual pull alarms. Remote test stations for all duct smoke detectors will be installed with the base building, and will be temporarily mounted on an adjacent surface until future tenant walls or ceilings are installed. The complete fire alarm system will have capacity for the Tenant space and work in these areas will be part of the Tenant Improvement work.

8.5 Lighting systems

1.	Tenant Areas: Tenant area lighting fixtures will be provided as part of the Tenant improvement work.

2.	Electrical, Voice/Data, Mechanical Rooms, Janitors Closets and Service Areas: 30 foot-candle lighting in these spaces will be provided via 4 foot and/or 8 foot fluorescent strip fixtures .

3.	Exterior Entrance: Lighting at the building exterior entrances will consist of soffit mounted, recessed metal halide fixtures.

4.	Exit Corridors: Lay in 2’ X 4’ three lamp, direct/indirect fluorescent fixtures with a prismatic lens.

5.	Toilet Rooms: Lay in 2’ X 4’ three lamp, direct/indirect fluorescent fixtures with a prismatic lens.

6.	Stairwells: 4’, wrap around, wall mounted fluorescent lighting fixtures.

8.6 Security

An Allowance of $50,000 has been included for key card access, the security system installation and design.

SECTION 9: VERTICAL TRANSPORTATION

9.1 Passenger Elevator

Contractor will furnish and install four (4) hydraulic operated passenger elevators, located as shown on the Floor Plans, as manufactured by Kone, Otis, Thyssen Krupp or Schindler with a capacity of 3,500 lbs. at a speed of 150 ft. per minute. The platform dimensions will be approximately 5’-6” x 7’-0” with 8’ 0” ceiling heights; the doors will be center opening 3’-6” x 7’-10”. The elevators will have call buttons and indicator lights for all levels. Control panels are provided on one side of the center opening doors.

9.2 Passenger/Service Elevator

Contractor will furnish and install one (1) hydraulic operated passenger/service elevator as manufactured by Otis, Thyssen Krupp or Schindler with a capacity of 4,500 lbs. minimum at 150 ft. per minute with removable wall padding and hooks. The platform dimensions will be approximately 6’-0” x 8’-0” with 8’ 0” ceiling height. A 4’-0” x 7’-10” side opening, two speed door will be provided. Control panels are provided on one side of the door. This elevator will be located in the south wing of the building.

All of the elevator cab interior walls and ceiling finishes will be selected from manufacturer’s standard finish selections. Stainless steel wall railings will be provided on three walls. Stainless steel front control panels and interior doors will be provided in each cab and on the first floor elevator lobby door. Upper floors doors and frames will have manufacturer’s standard baked enamel finish.

9.3 Stairs, Railings & Ladders

1.	An access ships ladder will be provided from the third floor to the roof via a 3’ X 8’ access roof hatch at one wing of the building. An access ladder will be provided to each elevator pit.

2.	Steel stairs and intermediate landings in each of four (4) exit stairs will be concrete filled painted steel pan type with painted steel tubular post and pipe hand railings. One of the stairs will extend to the roof. All exit stairs will have sealed concrete treads with painted metal risers and nosings. An open steel stair with concrete filled treads will be provided at the main visitor entry lobby area as shown on the plans. Decorative steel railings will be provided at the open stair.

SECTION 10: EXCLUSIONS

10.1 Items Not Included

The following items are specifically excluded from Contractor’s base building scope including the associated engineering and design:

•	Tenant’s special equipment including computers, CRT’s, computer peripherals, cameras, process equipment, etc.

•	Fire alarm connection to local fire department.

•	Lightning protection.

•	Central time clock and music, paging, night bells, telephone system or other internal communications systems.

•

Furniture systems and office furnishings including, but not limited to, demountable landscape office partitioning, reception desk, lockers, kitchen equipment, appliances, vending machines, filing systems and shelving, audio visual equipment and projection screens.

•	Fitness Center equipment.

•	Under floor power/communication duct systems.

•	Trash containers or compactors.

•	Computerized lighting control systems.

•	Exterior plaza furniture.

•	Artwork, Interior plants and pots.

•	Window washing systems.

•	Electrical generator.

•	Water softening systems.

•	Humidification systems.

•	Tenant improvement work and other items specifically excluded.

•	Any other items not specifically named in this proposal.

End of Outline Specifications

EXHIBIT B-1

TI Outline Plans and Specifications

PROJECT SCOPE SUMMARY:

This Outline Specification along with the Tenant Improvement Outline Plans, prepared by Opus Design Build L.L.C. (Contractor) defines the scope of work for the design and construction of the Tenant Improvements in a 250,000 rentable square foot, three-story office building for Church & Dwight (Tenant) on the southeast parcel in the Princeton South Corporate Center at the intersection of Interstate I-95 and Route 31 in Ewing, New Jersey.

The Tenant Improvement Outline Plans include the following:

Sheet Title	Date
Lease Exhibit – North 1	6/27/2011
Lease Exhibit – South 1	6/27/2011
Lease Exhibit – North 2	6/27/2011
Lease Exhibit – South 2	6/27/2011
Lease Exhibit – North 3	6/27/2011
Lease Exhibit – South 3	6/27/2011

ARCHITECTURE AND ENGINEERING:

The Contractor shall have a complete set of certified, final architectural and structural working drawings and specifications performed by Opus AE Group, Inc. in conformance with these outline documents and shall furnish all mechanical and electrical design, engineering and supervision necessary for the execution and completion of the Tenant improvement work. Mechanical and electrical design and construction will be executed using the design-build delivery method.

SECTION 1: GENERAL CONDITIONS

1.1 Guarantees

The Contractor shall guarantee to repair or replace any defective workmanship and materials for one (1) year following substantial completion of the Tenant improvement work, as the sole and exclusive right and remedy with regard to defective workmanship and materials in lieu of any contract, warranty or other rights whether express or implied, that may otherwise be available under applicable law.

1.2 Permits, Licenses and Utility Fees

The Contractor shall give to the proper authorities all notices as required by law relative to the work of this project; and apply and pay for all Tenant improvement related building permits and Contractor’s licenses as are required for construction.

Temporary and Final Certificates of Occupancies will occur after completion of Tenant improvement work and installation/hook-up of Tenant’s furniture, fixtures and equipment.

1.3 Codes

The Contractor shall be responsible for complying with all Ewing building codes, the New Jersey Uniform Construction Code and dimensional requirements of zoning ordinances applicable to the building including Ewing city ordinances, Americans with Disabilities Act, and the Occupational Safety and Health Act Provisions applicable to construction sites.

1.4 Workmanship

The design and construction of this facility will be in accordance with standard practices of the construction industry and will be performed in a workmanlike manner.

All work will be completed during normal working hours (Monday through Friday, 7:00 a.m. to 3:30 p.m.); however, the Contractor reserves the right to work off hours or weekends from time to time at Contractor’s discretion.

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1.5 Insurance

The Contractor shall maintain the following insurance coverage for this project with limits as to worker’s compensation insurance, as required by law.

A. Workmen’s Compensation Insurance.

B. Comprehensive Public Liability Insurance - including Auto Liability, Complete Operations, Contingent Liability, Contractor’s Operations, Broad Form Contractual Liability, and Blanket XCU, if applicable $3,000,000/ occurrence.

C. Builder’s Risk Insurance - “All Risk” Form.

1.6 Project Management

The Contractor shall designate a full-time employee who shall be responsible for the work of the project. The Contractor’s project manager shall be responsible for issuing all notices and communication affecting the project on a timely basis, interfacing the project with the local and state building and regulatory authorities, managing the work of the Contractor’s own forces and coordinating site meetings with selected subcontractors, coordinating meetings with Tenant as required and coordinating and implementing any changes in the work into the design and construction of the project. The Contractor’s project manager shall have full authority to make decisions for and represent the Contractor’s interest in matters related to cost, schedule, and execution of the work.

1.7 Field Supervision

The Contractor shall furnish an employee who shall act as field superintendent until substantial project completion. The field superintendent shall be experienced and shall be familiar with the specified materials and systems. The field superintendent shall be responsible for adequately planning and executing the field work including scheduling and directing subcontractors on the jobsite, maintaining on-site records, being responsible for the layout and dimensional control of the structures of the project, and monitoring the completed work for compliance with the contract drawings and specifications.

1.8 Temporary Construction

The Contractor shall furnish all temporary construction as needed by the Contractor for this project. Temporary construction shall include weather-tight enclosures, temporary parking areas, material staging and lay down areas, material storage structures and enclosures, enclosures for tools and other equipment, and a field office with appropriate facilities for storing plans, records, and other supplies necessary for the field management of the project.

1.9 Temporary Utilities

The Contractor shall furnish temporary electricity, telephone service and toilets as needed by Contractor during construction. Temporary heat and enclosures for winter construction will also be provided as necessary for the construction of the building. After substantial completion, it shall be the Tenant’s responsibility to pay for all building utilities.

1.10 Protection

The Contractor shall provide protection as necessary for the materials and work in place or stored at the jobsite, whether from dampness or cold, vandalism, theft, collapse or abuse.

1.11 Clean-up

The Contractor shall be responsible at all times to keep the premises free from excessive accumulations of waste materials and/or rubbish. Periodically, the Contractor shall remove all rubbish and waste materials from the building and the construction site, and at the completion of the project, all debris, tools, scaffolding and surplus materials shall be removed and the project shall be left in “broom-clean” condition.

The Contractor will clean the interior and exterior sides of all windows and glass; vacuum all carpeting; damp mop all ceramic and vinyl composition tile; clean all bathroom mirrors, fixtures and toilet partitions; clean all food service equipment; and dust all millwork.

1.12 Trade Name Reference

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Identification herein of items by trade names indicates the quality standard. Tenant will be notified of any substitute manufacturer considered to be of equal quality.

1.13 Materials

All materials will be first quality, new materials unless specified otherwise. Colors and finishes will generally be selected from manufacturer’s standards.

SECTION 2: SITE DEVELOPMENT

2.1 Grading and Earth Work

Grading and earthwork associated with the construction of the dining area patio is included.

2.2 Site Concrete

Concrete slabs at the dining area patio are included as shown on the base building Site Plan. Patio concrete will be air entrained 4,000 psi compressive strength (average in 28 days). Concrete shall be standard grey color.

2.3 Landscape and Lawn Irrigation

An allowance of $45,000 is included for upgrades to landscaping and hardscape for the dining area patio and other areas as designated by the Tenant.

SECTION 3: BUILDING STRUCTURE AND EXTERIOR ENVELOPE

3.1 Roofing

Roofing work related to Tenant improvement related HVAC equipment will be provided.

3.2 Structural Upgrades

Upgrades to the floor structure to accommodate a high density paper storage system in one 30’ x 30’ bay is included. The location of the upgraded bay will be provided by the Tenant.

SECTION 4: INTERIOR BUILD-OUT

4.1. Partitions

Interior partitions shall be provided as shown on the Outline Plans and as described below.

9.	Conference rooms, training rooms and all offices larger than 150 square feet: Partitions extending full height from floor to underside of deck will be provided. The walls will be constructed of 3 5/8” metal studs with one layer of 5/8” gypsum board on each side, taped and sanded. Three and one half inch thick batt insulation for sound attenuation will be provided.

10.	150 square foot offices: Partitions extending from the floor to 1’ above the ceiling will be provided utilizing Eliminator Track. The walls will be constructed of 3 5/8” metal studs with one layer of 5/8” gypsum board on each side, taped and sanded. Three and one half inch thick batt insulation for sound attenuation will be provided.

11.	Offices smaller than 150 square feet, copy rooms, storage rooms, break areas and miscellaneous demising partitions: Partitions extending from the floor to the ceiling grid will be provided. The walls will be constructed of 3 5/8” metal studs with one layer of 5/8” gypsum board on each side, taped and sanded. Three and one half inch thick batt insulation for sound attenuation will be provided.

12.	Dock, building storage, maintenance shop, housekeeping: Partitions extending full height from floor to underside of deck will be provided. The walls will be constructed of 3 5/8” metal studs with one layer of 5/8” gypsum board on each side, taped and sanded.

13.	Columns: Metal stud framing and gypsum board wraps around columns, taped and sanded, will be provided.

14.	Exterior perimeter walls: Metal stud framing and gypsum board, taped and sanded, will be provided.

15.	Operable partitons: Two (2) power operated operable partitions shall be provided to separate the three (3) large conference rooms on level S1.

4.2. Ceilings

1.	General office, cafeteria, servery, lobby and common areas: A 2’ x 2’ x 5/8” thick acoustical tile ceiling, equal to USG Radar Clima Plus, in a 15/16” wide, white painted suspended grid system will be provided at all office, lobby, cafeteria and other Tenant finished areas. Typical ceilings will be 9’ above finished floor.

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2.	Kitchen: A 2’ x 4’ washable ceiling tile set in a 15/16” wide, white painted suspended grid system manufactured by Armstrong or USG will be provided.

3.	Maintenance shop and dock: Ceilings will not be provided at these areas. The exposed structure will not be finished.

4.	Stairs: A 2’ x 2’ x 5/8” thick acoustical tile ceiling, equal to USG Radar Clima Plus, in a white painted suspended grid system will be provided at the stair landings and at the top of the stair towers. Gypsum board ceilings will be provided at the undersides of the stairs.

5.	Soffits: An allowance of $135,000 is included for construction and painting of accent soffits throughout the facility.

4.3. Wall finishes

1.	Kitchen: Drywall surfaces will be covered with FRP wall panels.

2.	Servery: An allowance of $26,000 is included to provide ceramic tile wall and base finishes in the servery area.

3.	Tenant toilet rooms: A 4’ high ceramic tile wainscott will be provided at the walls of the visitor lobby area and executive area toilet rooms.

4.	Specialty wall covering: An allowance of $41,000 is included to upgrade the wall covering at the main lobby, cafeteria and executive areas.

5.	General office, cafeteria, lobby and common areas: All drywall surfaces, except as noted above, will be provided with two (2) coats of eggshell enamel paint.

4.4. Floor finishes

1.	Kitchen: An allowance of $17,000 is included to provide epoxy flooring in the kitchen areas.

2.	Servery: An allowance of $20,000 is included to provide porcelain tile flooring in the servery area.

3.	Exit stairs: Class 1 rubber tile will be provided at all treads, risers and landings.

4.	Visitor and employee entry lobbies: An allowance of $75,000 is included for floor finishes and base at the visitor and employee entry lobby areas.

5.	Tenant toilet rooms: Porcelain tile and base will be provided at the visitor lobby and executive area toilet rooms.

6.	Dock, maintenance shop and service areas: Floors will be sealed with a clear, penetrating sealer.

7.	General office, cafeteria, lobby and common areas: An allowance of $806,000 is included to furnish and install carpet, vinyl tile and vinyl base at all finished areas except for the areas listed above.

4.5. Doors, frames and hardware

5.	Interior doors will be 3’-0” x 7’-10” solid core plain sliced oak veneer or approved equal with a stained, sealed, and varnished finish. Wood doors will be provided with a standard profile 2” wide, painted hollow metal frame. Tenant doors will be provided as shown on the Floor Plans.

6.	Interior hollow metal doors in service areas will be 3’-0” x 7’-10”, flush face panel design. All hollow metal doors and frames will be painted.

7.	All door hardware will be as manufactured by Schlage, Russwin or Corbin to meet ADA requirements. Locksets will be provided on doors to offices. An additional ten (10) locksets will be provided at doors designated by the Tenant. All other doors will receive latchsets. Latchsets and locksets will be lever style hardware equal to Schlage L 9000 Series #07 with US-26D satin chrome finish. A complete keying system allowing doors within a given area to be keyed alike and tied into a building master and grand master system will be furnished.

4.6. Millwork

1.	Coffee/copy areas: Twenty (20) lineal feet of plastic laminate upper and lower cabinets, with plastic laminate tops, will be provided at each of eleven (11) coffee/copy areas.

2.	Executive kitchen: Twenty (20) lineal feet of wood upper and lower cabinets, with solid surface tops, will be provided.

3.	Conference rooms: Fifteen (15) lineal feet of plastic laminate lower cabinets with a plastic laminate top will be provided at eleven (11) conference rooms.

4.	Reception area: An allowance of $25,000 is included to furnish and install a receptionist’s desk at the main entry lobby.

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5.	Mother’s rooms: Four (4) lineal feet of plastic laminate lower cabinets with a plastic laminate top will be provided at two (2) mother’s rooms.

4.7. Interior glass

1.	Sidelights: A 4’ wide x 8’ high clear glass sidelight will be provided adjacent to the door at each office and conference room. Sidelights will be set in 2” painted hollow metal frames.

2.	Level 3 floor opening: A full height aluminum and glass wall system will be installed from the floor to the ceiling around the level 3 floor opening in the link between the two wings of the building. The system will be a butt glazed system with an aluminum head and sill track. Clear vision glass will be provided.

3.	Executive area: Forty-five (45) lineal feet of full height glass wall with glass doors is included at the main entry area to the executive space. The system will be a butt glazed system with an aluminum head and sill track. Clear vision glass will be provided.

4.	Visitor lobby: Seventy (70) lineal feet of full height glass wall with glass doors is included at the east side of the visitor lobby (security wall between the lobby and the office space). The system will be a butt glazed system with an aluminum head and sill track. Clear vision glass will be provided.

5.	Entry to cafeteria: Twelve (12) lineal feet of full height glass wall with glass doors is included at the entry to the cafeteria. The system will be a butt glazed system with an aluminum head and sill track. Clear vision glass will be provided.

6.	Mirrors: Framed mirrors will be provided at the Tenant toilet rooms at the main lobby and executive areas.

4.8. Interior fencing

1.	Full height, 1 1/2” x 1 1/2” chain link fencing with a 4’ swing gate will be provided at the dock fenced storage area.

SECTION 5: EQUIPMENT

5.1. Food service equipment

1.	An allowance of $550,000 will be provided for the purchase and installation of food service equipment and millwork for the kitchen, servery and cafeteria areas.

5.2. Appliances

1.	Coffee/copy areas: An allowance of $22,000 is included for the purchase and installation of a refrigerator and a microwave oven for each of eleven (11) coffee/copy areas.

2.	Executive area: An allowance of $3,000 is included for the purchase and installation of a refrigerator, a microwave oven and a dishwasher at the executive kitchen area.

3.	Mother’s rooms: An allowance of $1,000 is included for the purchase and installation of under counter refrigerators at two (2) mother’s rooms.

SECTION 6: SPECIALTIES

6.1 Signage

1.	An allowance of $40,000 is included to furnish and install Tenant related signage.

6.2 Security Gates

1.	Thirty-six (36) lineal feet of security gates will be provided at the entry and exit at the servery area.

SECTION 7: MECHANICAL SYSTEMS

7.1 Plumbing

1.	Kitchen/servery: An allowance of $70,000 is included to furnish and install plumbing work related to the kitchen and servery areas.

2.	Coffee/copy areas: A single compartment stainless steel sink and water connections for a coffee maker and a refrigerator ice maker will be provided at each of eleven (11) coffee/copy areas.

3.	Executive kitchen: A single compartment stainless steel sink, connections for a dishwasher, and water connections for a coffee maker and a refrigerator ice maker will be provided at the executive kitchen area.

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4.	Tenant toilet rooms: A water closet and a pedestal sink will be provided at each of four (4) Tenant toilet rooms (visitor lobby and executive area).

5.	Mother’s rooms: A single compartment stainless steel sink will be provided at each of two (2) mother’s rooms.

6.	Large conference rooms: A single compartment stainless steel sink will be provided at each of three (3) large conference rooms on level S1.

7.2 Fire Protection System

1.	Fire sprinkler system: Modifications to the base building fire sprinkler system will be provided as dictated by the Floor Plans. White, concealed sprinkler heads will be utilized at all finished ceiling locations.

2.	Kitchen related systems: Hood suppression systems, or other fire suppression systems required due to food service equipment installations will be provided under the allowance defined in section 5.1.

3.	Fire extinguishers and cabinets: 10# ABC fire extinguishers, set in painted, semi-recessed cabinets will be provided as dictated by the Floor Plans.

4.	Preaction system at IT: An allowance of $10,000 is included to provide a preaction sprinkler system at the IT server room.

7.3 Heating, Ventilating, and Air Conditioning Systems

1.	Kitchen/servery: An allowance of $55,000 is included to furnish and install HVAC work related to the kitchen and servery areas.

2.	Perimeter areas/zones: Base building fan powered VAV zones will be modified; and additional FPVAV boxes, ductwork and diffusers will be added to accommodate the perimeter office HVAC needs. Zoning will be by exposure with no more than eight (8) offices on any single zone and each individual conference room on a single zone.

3.	Executive offices: Each executive office will be operated on a single zone.

4.	Conference rooms: Each conference room will be operated on a single zone.

5.	Interior areas/zones: Furnish and install VAV boxes, ductwork and diffusers for interior zones as dictated by the Outline Plans. Open office areas and coffee/copy areas will average approximately 1,500 square feet per zone. Interior zone enclosed offices will be zoned together with no more than six (6) offices on one zone. Each interior zone conference room will be on a single zone.

6.	IT Server Room: An allowance of $60,000 is included to provide 15 tons of cooling at the IT server room.

7.	Exhaust: Exhaust systems will be provided for eleven (11) coffee/copy areas, the executive kitchen area and Tenant toilet rooms.

8.	Controls: Tenant related HVAC equipment will be tied into the base building DDC control system. Individual thermostats will be provided for each VAV zone.

9.	Balancing: All systems will be balanced prior to turnover of the space to the Tenant.

SECTION 8: ELECTRICAL SYSTEMS

8.1 Miscellaneous Power & Outlets

1.	Kitchen/servery: An allowance of $30,000 is included to furnish and install electrical work related to the kitchen and servery areas.

2.	Offices: Three (3) duplex receptacles and one (1) empty box for voice/data will be provided at each enclosed office.

3.	Conference rooms: Three (3) duplex receptacles and one (1) empty box for voice/data will be provided at each conference room. A flush mounted floor receptacle will also be provided at each conference room larger than 150 square feet.

4.	Large training rooms: Eight (8) duplex receptacles and eight (8) empty boxes for voice/data will be provided at each of three (3) large training rooms.

5.	Coffee/copy areas: Four (4) duplex receptacles and four (4) dedicated duplex receptacles will be provided at each of eleven (11) coffee copy areas and at the executive kitchen area.

6.	Storage rooms: Three (3) duplex receptacles will be provided at each storage room

7.	Open office areas: Sixty (60) power/communication floor boxes and twenty (20) power/communication wall boxes will be provided for hook-up of systems furniture in the open office areas throughout the facility.

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8.	Reception/lobby areas: Six (6) wall mounted duplex receptacles, three (3) desk mounted duplex receptacles and two (2) empty boxes for voice/data will be provided at the reception/lobby areas.

9.	Mail room: Four (4) duplex receptacles, three (3) dedicated duplex receptacles and two (2) empty boxes for voice/data will be provided at the mail room.

10.	Housekeeping: Two (2) duplex receptacles will be provided at the housekeeping room.

11.	Maintenance shop: Three (3) duplex receptacles, one (1) dedicated duplex receptacles and one (1) empty box for voice/data will be provided

12.	Electrical/Mechanical rooms: Two (2) duplex receptacles will be provided at both the main electrical room and at the main mechanical room.

13.	Dock area: Four (4) duplex receptacles and one (1) empty box for voice/data will be provided.

14.	Miscellaneous powered items: Power for miscellaneous items listed elsewhere in this specification will be provided.

15.	AV equipment: Forty (40) ceiling mounted j-boxes or duplex receptacles will be provided for projection screens and/or projectors.

16.	Trash compactor: Power for the Tenant provided trash compactor will be provided.

17.	Corridors, cafeteria, general office areas: Fifty (50) additional duplex receptacles will be provided at locations designated by the Tenant.

8.2 Emergency Lighting

1.	Battery operated emergency and exit lighting will be provided as required by code to accommodate the Tenant improvement Outline Plans.

8.3 Fire Alarm Systems

1.	The fire alarm system will be modified and devices will be added as required by code to accommodate the Tenant improvement Outline Plans.

8.4 Lighting systems

7.	Kitchen/servery: Lighting for the kitchen/servery will be provided as a part of the allowance referenced in section 8.1.1 above.

8.	General office areas, cafeteria, corridors, etc.: 2’ x 4’, 3 lamp, direct/indirect fluorescent light fixtures will be provided at a rate of one (1) fixture per 80 square feet at all Tenant areas that have a finished ceiling (excluding the kitchen and servery).

9.	Unfinished ceiling areas: Tenant areas that do not have finished ceilings will be lit by 2 lamp, 8’ strip fluorescent light fixtures, provided at a rate of one (1) fixture per 120 square feet.

10.	Special lighting; An allowance of $75,000 is included to furnish and install special lighting (can lights, wall washers, etc.) and dimming at locations designated by the Tenant.

11.	Switching: Motion sensors will be provided at enclosed offices and conference rooms. All other light fixtures will be switched via wall switches.

8.5 IT Server Room

1.	An allowance of $265,000 is included to provide electrical work related to the IT server room, including but not limited to, UPS systems, generator feeder, generator pad and HVAC associated electrical work. Cost of the generator is not included at this time (assumed to be provided by Tenant).

8.6 IT Systems Allowance

1.	An allowance of $3,750,000.00 is included for Tenant’s use and/or relocation of certain information technology (“IT”) systems, which may include, without limitation, the purchase and installation of IT systems (including hardware and software) for the Demised Premises or other locations and/or the removal and relocation of certain portions of Tenant’s existing IT systems from other locations to the Demised Premises or to other locations.

SECTION 9: TENANT IMPROVEMENT ADDITIONAL SCOPE

An allowance of $1,466,000 is included for additional scope items and/or upgrades to the items listed above as selected by the Tenant.

B-7-1

SECTION 10: ALLOWANCE RECAP

The following is a recap of the Tenant improvement allowance items that are included in this specification. Allowances include labor, materials, equipment, freight, tax and associated general conditions.

•	Landscaping and hardscape at the patio area - $45,000

•	Soffits - $135,000

•	Servery wall tile - $26,000

•	Specialty wall covering - $41,000

•	Servery floor tile - $20,000

•	Kitchen floor - $17,000

•	Lobby floor tile and base - $75,000

•	Carpet, vinyl flooring and vinyl base - $806,000

•	Reception desk - $25,000

•	Food service equipment and millwork - $550,000

•	Appliances - $26,000

•	Signage - $40,000

•	Kitchen/servery plumbing - $70,000

•	IT server room preaction system - $10,000

•	Kitchen/servery HVAC - $55,000

•	IT server room HVAC - $60,000

•	Kitchen/servery electrical - $30,000

•	Special lighting - $75,000

•	IT server room electrical - $265,000

•	IT Systems Allowance - $3,750,000

•	Additional scope and upgrades - $1,466,000

SECTION 11: EXCLUSIONS

The following items are specifically excluded from Contractor’s base building scope including the associated engineering and design:

•	All base building work pursuant to the Outline Specifications for same prepared by Contractor.

•	Tenant’s special equipment including computers, CRT’s, computer peripherals, cameras, process equipment, etc.

•	Third party monitoring of fire alarm system, security system or flow switches.

•	Lightning protection.

•	Central time clock and music, paging, night bells, telephone system or other internal communications systems.

•

Furniture systems and office furnishings including, but not limited to, demountable landscape office partitioning, lockers, vending machines, filing systems and shelving, audio visual equipment and projection screens.

•	Sound masking system.

•	Fitness Center equipment.

•	Under floor power/communication duct systems.

•	Trash containers or compactors.

•	Computerized lighting control systems.

•	Exterior plaza furniture.

•	Artwork, interior plants and pots.

•	White boards, marker boards or tack boards.

•	Electrical generator.

•	Coffee makers or other water filtration systems.

•	Humidification systems.

•	FM 200 systems or other fire suppression systems except as included herein.

•	Any other items not specifically named in this Outline Specification.

End of Outline Specifications

B-8-1

EXHIBIT C

Final Base Building Plans and Specifications

C-1

EXHIBIT C-1

Final TI Plans and Specifications

C-1-1

EXHIBIT D

Form of Commencement Date Memorandum

THIS COMMENCEMENT DATE MEMORANDUM is made and entered into as of             ,             by and between CD 95, L.L.C., a Delaware limited liability company (“Landlord”) and Church & Dwight Co., Inc., a Delaware corporation (“Tenant”).

RECITALS:

A. By that certain Lease Agreement dated as of July     , 2011 (“Lease”), Landlord leased to Tenant, and Tenant leased from Landlord, certain premises (“Demised Premises”) located at             , Ewing Township, New Jersey.

B. Landlord and Tenant desire to confirm, among other things, the Commencement Date and the date the Term expires.

C. All capitalized terms not otherwise defined in this Memorandum have the meanings ascribed to them in the Lease.

ACKNOWLEDGMENTS:

Pursuant to Section 3.1 of the Lease and in consideration of the facts set forth in the Recitals, Landlord and Tenant acknowledge and agree as follows:

1. The Commencement Date under the Lease is             .

2. The Initial Term of the Lease expires on             , unless the Lease is sooner terminated in accordance with the terms and conditions of the Lease, and subject to extension if Tenant exercises any option to extend the Term of the Lease.

3. Tenant must exercise its right to the First Renewal Term, if at all, by notifying Landlord no later than             , subject to the conditions and limitations set forth in the Lease, including without limitation, Sections 1.3 and 1.4 thereof. If exercised, the First Renewal Term expires on             .

4. Tenant must exercise its right to the Second Renewal Term, if at all, by notifying Landlord no later than             , subject to the conditions and limitations set forth in the Lease, including without limitation, Sections 1.3 and 1.4 thereof. If exercised, the Second Renewal Term expires on             .

5. Landlord and Tenant acknowledge that the Lease is in full force and effect.

6. Tenant and Landlord each hereby acknowledges Tenant is in possession of the Demised Premises. To Tenant’s knowledge, Landlord is not in default under the Lease and Landlord has complied with Landlord’s covenants and obligations under the Lease (except for any Punchlist Items which Landlord shall diligently proceed to correct). To Landlord’s knowledge, Tenant is not in default under the Lease and Tenant has complied with Tenant’s covenants and obligations under the lease.

7. Nothing in this Memorandum is intended to change or modify the rights and obligations of the parties under the Lease.

8. This Memorandum may be executed in counterparts, each of which is an original and all of which constitute one instrument.

[Signature page follows]

D-1

IN WITNESS WHEREOF, Landlord and Tenant each caused this Memorandum to be executed by its duly authorized representative as of the day and date written above.

LANDLORD:

CD 95, L.L.C., a Delaware limited liability company

By:
Name:
Its:

TENANT:

CHURCH & DWIGHT CO., INC., a Delaware corporation

By:
Name:
Its:

D-2

EXHIBIT E

Form of Subordination, Non-Disturbance and Attornment Agreement

After Recording Return To:

Steven L. Kennedy, Esq.

Seyfarth Shaw

1545 Peachtree Street, N.E.

Suite 700

Atlanta, Georgia 30309

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

THIS AGREEMENT is made as of this      day of                     ,         , by and among CD 95, L.L.C., a Delaware limited liability company (“Landlord”), and CHURCH & DWIGHT CO., INC., a Delaware corporation (“Tenant”), and SUNTRUST BANK, a Georgia banking corporation (“Lender”).

Reference is made to the following facts:

A. Under a Lease Agreement (the “Lease”) dated July _, 2011 by and between CD95, L.L.C. (“Landlord”) and Tenant, Tenant will occupy certain premises (the “Leased Premises”) to be constructed upon land located in Mercer County, New Jersey and more particularly described in Exhibit “A” attached hereto and made a part hereof (such property and the improvements now or hereafter constructed thereon being hereinafter referred to as the “Property”).

B. Lender has made or has been requested to make a loan (the “Loan”) to Landlord secured by a Mortgage and Security Agreement (the “Security Agreement”) encumbering the Property.

C. A condition of making the Loan by Lender to Landlord is that the Lease be subordinated to the Security Agreement and that Tenant agree to attorn to Lender.

D. Tenant has agreed that Tenant will subordinate the Lease to the Security Agreement and attorn to Lender, provided Tenant is assured of continued and undisturbed occupancy of the Leased Premises under the terms of the Lease, and subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth below, the parties hereto agree as follows:

1. The Lease and any extensions, renewals, replacements or modifications thereof, and all right, title and interest of Tenant in and to the Leased Premises, are and shall be subject and subordinate to the lien of the Security Agreement and all other documents and instruments evidencing, securing or relating to the Loan (the

Security Agreement and such other documents and instruments being hereinafter collectively referred to as the “Loan Documents”), and to any renewals, modifications, replacements, consolidations and extensions thereof. Such subordination shall not lessen or diminish Tenant’s rights under the Lease.

2. Lender hereby consents to and approves the Lease. Lender agrees, for itself, and its affiliates with Tenant that, in the event the interest of Landlord in the Property and the Lease shall be acquired by Lender (the term “Lender” as used in this Paragraph 2 and Paragraphs 3 and 4 following shall include any purchaser of the Property at a foreclosure sale or other proceeding brought to enforce the rights of the holder of the Security Agreement, or by any other method) by reason of foreclosure of the Security Agreement or other proceeding brought to enforce the rights of the holder thereof, by deed in lieu of foreclosure or by any other method, or in the event of any other action pursuant to the Loan Documents, then in any such event:

(a) Tenant shall not be joined as a party defendant in any such foreclosure proceeding which may be instituted by Lender; and

(b) The Lease shall not be terminated, disturbed, impaired or affected by any such action or by the exercise of any other remedies of the Lender and Lender will recognize Tenant’s rights under the Lease, and Tenant shall peaceably hold and enjoy the Leased Premises for the remainder of the unexpired term of the Lease and any extensions thereof upon the same provisions that are set forth in the Lease, except as set forth in Paragraph 3 below, and without any hindrance or interruption by Lender so long as Tenant shall not be in default in the performance of its obligations under the Lease, which default remains uncured beyond and applicable notice and cure period in the Lease, and the Lease shall continue in full force and effect.

3. In consideration of the foregoing covenants by Lender, Tenant agrees with Lender that in the event the interest of Landlord in the Property and the Lease shall be acquired by Lender by reason of foreclosure of the Security Agreement or other proceeding brought to enforce the rights of the holder thereof, by deed in lieu of foreclosure or any other method, Tenant shall attorn to and recognize Lender as its landlord for the remainder of the unexpired term of the Lease. Upon any such attornment, the Lease shall continue in full force and effect as a direct lease between Tenant and Lender and upon all terms, covenants and conditions contained therein, except that Lender shall not be:

(a) liable for any breach, act or omission of any prior landlord which occurs prior to the date (“Acquisition Date”) Lender or other party acquires title to and possession of the Property (the “New Owner”) and notifies Tenant in writing thereof nor obligated to cure any continuing default under the Lease to the extent such default, circumstance or condition remains uncured after the Acquisition Date, provided that the term “continuing default” shall not include any failure by a prior Landlord to pay any money owed to Tenant with respect to any period prior to the Acquisition Date but if money due remains unpaid, Tenant shall have the right to offset the amounts due against rent and other charges in accordance with the Lease, and provided, further, that Tenant has, in accordance with the notice provisions of the Lease and this Agreement, timely delivered written notice to Lender of said default, circumstance or condition and has afforded the time period specified in the Lease for Lender to cure such default prior to the Acquisition Date;

(b) subject to any offsets, claims or defenses which Tenant may have against any prior landlord, provided that New Owner will be subject to any right of set-off from rent which the Lease expressly affords to Tenant, to the extent Tenant has, in accordance with the notice provisions of the Lease and this Agreement, timely delivered written notice to Lender of the default giving rise to such right of set-off and has afforded the time period specified in the Lease for Lender to cure such default

(c) bound by any rent or additional rent or other payment in lieu of rent which Tenant might have paid to any prior landlord more than 30 days in advance of its due date under the Lease, and all such rents shall remain due and owing notwithstanding any such advance payment

(d) bound by any amendment or modification of the Lease made without Lender’s prior written consent (provided matters such as modifications of and change orders to construction plans and specifications which may change in accordance with the terms of the Lease shall not be deemed amendments requiring Lender consent pursuant to this Agreement, and Lender agrees to be bound to the same);

(e) liable for any security deposit or other sums held by any prior landlord, unless actually and separately received by Lender; or

(f) personally liable with respect to performance of the obligations of the landlord under the Lease beyond its interest in the Property. Notwithstanding the foregoing, Tenant reserves its rights to any and all claims or causes of action against any prior landlord for losses or damages which have accrued prior to the Acquisition Date, or which arise after the Acquisition Date against the successor landlord or New Owner.

4. The provisions of Paragraphs 2 and 3 above shall be effective and self-operative immediately upon Lender’s succeeding, as provided above, to the interest of Landlord under the Lease without the execution of any further instruments on the part of any of the parties hereto.

5. (a) Lender agrees to be bound by the terms in Section 20.22.4, 20.22.5 and 20.22.6 of the Lease, the provisions of which are incorporated by reference as if set forth at length herein. Lender agrees that the Loan documents for the Loan shall implement and incorporate the provisions of said Section in a manner which allows Tenant to effectively exercise the Takeover Rights, if applicable, and for Tenant to complete or cause to be completed the Landlord’s Work, utilizing all rights, instruments and agreements under the Bond and the Loan documents that have been assigned to or held by Lender under the Bond or Loan documents for such purposes, and which would have been available to Lender had Lender elected to complete or cause to be completed the Landlord’s Work, including providing for assignment to Tenant of any rights to and under the construction contract, architects agreement, and the Intangibles, Permits, Plans and Warranties (as defined in Section 20.22.6 of the Lease) Lender shall furnish copies of the Loan documents to Tenant promptly following closing of the Loan. Tenant agrees to keep the non-public terms and information in the Loan Documents (and not made public by Tenant’s wrongful acts) in confidence and not disclose the same except to those with a reasonable need for such information, and who similarly agree in writing to maintain the confidential nature of the information; provided Tenant may disclose or release such information as may be required by law, legal process or any governmental entity or agency, or in connection with the implementation of the Takeover Rights, Loan Purchase or enforcement of the Loan documents or in connection with disputes between the parties. Landlord and Tenant agree that in the event Tenant exercises the Takeover Rights (i) at all times thereafter until the Construction Loan is repaid in full Tenant shall provide to Lender, and Lender shall continue to have, reasonable rights to access the Demised Premises to inspect and monitor all aspects of the construction of the Landlord’s Work, to confirm construction is being done in accordance with the plans and specifications approved in accordance with the Lease, and (ii) Tenant and Lender agree to execute such additional documentation, subject to each of Tenant and Lender’s approval, which shall not be unreasonably withheld, conditioned or delayed, as may be desired by either Lender or Tenant to memorialize such rights of access to the Demised Premises to permit Lender to continue to exercise its right hereunder to inspect and monitor all aspects of the construction of the Landlord’s Work. Lender’s exercise of its inspection and access rights shall not unreasonably interfere with Tenant’s completion of the Landlord’s Work, and Lender does hereby assume all risk of loss or damage arising from the exercise of such inspection and access rights.

(b) Upon the occurrence of a Construction Default Event, Lender shall notify Tenant in writing within thirty (30) days after Lender has knowledge of or receives a written notice from Tenant of the occurrence of Construction Default Event, which notice from Lender shall specify Lender’s election to complete or not complete the Landlord’s Work. If Lender fails to respond to a notice from Tenant of such occurrence of a Construction Default Event within thirty (30) days of the giving of such notice by Tenant to Lender, Lender shall be deemed to have elected not to complete the Landlord’s Work, provided Lender will nevertheless, at Tenant’s request, confirm in writing Lender’s election not to complete in the case of such “deemed” election. If Lender elects not to complete, or is deemed to have elected not to complete, the Landlord’s Work, Tenant may, at its option but not its obligation, exercise the Takeover Rights pursuant to Section 20.22.4 of the Lease.

6. (a) Lender agrees that Tenant shall be entitled to and Lender shall furnish to Tenant a copy of any notice of default by Landlord under the Security Agreement simultaneously with the giving of any notice by default by Lender to Landlord.

(b) In the event of a Construction Default Event by Landlord and the exercise by Tenant of the Takeover Rights, then as provided in Section 20.22.4(b) of the Lease, in addition to Tenant’s rights and remedies thereunder, Tenant shall have the right to purchase the Loan (the “Loan Purchase”) by paying Lender the entire amount of the indebtedness secured by Security Agreement, including accrued interest, attorneys’ fees and any other costs and expenses which under the terms of such Security Agreement may be added to the mortgage debt (the “Loan Purchase Price”). At time Lender gives notice to Tenant that it elects not to complete the Landlord’s Work, pursuant in Section 5(b) above, and from time to time thereafter within five (5) business days of written request from Tenant, Lender shall certify to Tenant the Loan Purchase Price, including reasonable itemization of interest, principal and other sums included in the Loan Purchase Price. Upon payment of the Loan Purchase Price, Tenant (or its nominee or designee) shall receive from the holder of the Loan and Security Agreement an assignment of all of the holder’s right, title and interest in such Loan and Security Agreement, and all other notes, guarantees, instruments, agreements, collateral or security evidencing, securing or guarantying the Loan. There shall not be a merger of (i) Tenant’s interest in the Lease, (ii) the leasehold estate thereby created, (iii) Tenant’s interest in any improvements, (iv) the mortgage lien, or (v) any fee or other estate in the Demised Premises or any part thereof, by reason of the fact that the same person may acquire, own or hold, directly or indirectly, all or part of the interests described in clauses (i) through (v) above, and no such merger shall occur unless and until all persons (including Tenant and the holder of the Loan following any Loan Purchase), or the holder of or any fee estate acquired pursuant thereto) shall join in a written instrument effecting such merger and shall duly record the same.

(c) Tenant (or Tenant’s designee or nominee) shall have the right to acquire the Security Agreement and Loan pursuant to this Section 6 by giving written notice (“Loan Purchase Notice”) to Lender on or before thirty (30) days after Tenant receives a written notice from Lender (A) acknowledging and agreeing that a Construction Default Event has occurred, and specifying the same, (B) affirmative notice to Tenant of Lender’s election not to complete construction of Landlord’s Work, and (C) an itemized statement of the Loan Purchase Price. If Tenant gives a Loan Purchase Notice, Tenant shall complete its purchase of the Security Agreement and the Loan on a date specified by Tenant, which date shall be not later than thirty (30) days after the expiration of the thirty (30) day option period within which Tenant must provide a Loan Purchase Notice. If Tenant does not provide the Loan Purchase Notice or complete the purchase of the Loan as set forth herein, thereafter Tenant shall not have the unilateral right to purchase the Loan; provided, however, that Lender shall in good faith consider any offers by Tenant to purchase the Loan at par until the date which is on or before thirty (30) days after the Rent Commencement Date for the second tower of the Building. Lender and Landlord agree that the Loan made to Landlord shall encumber only the Demised Premises, and there shall be no cross-default provision to the loan documents relating to any other debt.

7. So long as the Security Agreement is in effect Tenant agrees to simultaneously give written notice (“Default Notice”) to Lender of any default by Landlord of its obligations under the Lease which would entitle Tenant to terminate the Lease or reduce rents, or to credit or offset any amounts against rents or other payments, specifying the nature of the default. After receipt of a Default Notice, Lender shall have the right (but not the obligation) to correct or cure the default of Landlord within thirty (30) days, unless the default is of such a nature that cannot be cured within such 30-day period, in which case no default shall occur so long as Lender shall commence the curing of the default within such 30-day period and shall diligently and promptly prosecute the curing of the default. Until the expiration of such period within which Lender may correct or cure the default, Tenant agrees to take no action to terminate the Lease or reduce rents or to credit or offset any amounts against rents or other payments due under the Lease. Nothing in this Paragraph shall be deemed to impose any obligation on Lender to correct or cure any such default by Landlord. Nothing herein shall be deemed to limit or supersede any rights or remedies granted or reserved to Lender as a mortgagee under the Lease.

8. Anything herein to the contrary notwithstanding, all condemnation awards and insurance proceeds paid or payable with respect to the premises and received by Landlord or Tenant shall be applied and paid in the manner set forth in the Lease. Such provisions, and Tenant’s Takeover Rights set forth in Section 20.22.4 and Section 20.22.5 of the Lease, are not and shall not be subordinate to the Security Agreement.

9. Tenant hereby affirms that the Lease has not been modified or amended. Tenant agrees not to enter into a modification or amendment of the Lease without obtaining Lender’s prior written consent, subject to Section 3(d) above.

10. After receiving notice from Lender that the Property is subject to the ownership or control of the Lender or that Lender has become entitled to collect rents pursuant to rights granted to Lender in the Loan Documents, Tenant shall pay to Lender, or to such other person or entity as may be designated by Lender, all rent, additional rent or other monies and payments due and to become due to the Landlord under the Lease. Landlord irrevocably authorizes Tenant to make such payments directly to Lender.

11. Whenever any notice, demand or request is required or permitted hereunder, such notice, demand or request shall be hand delivered in person or sent by United States mail, registered or certified, postage prepaid, to the addresses set forth below:

If to Lender:	SunTrust Bank
Real Estate Finance Dept. 081 P. O. Box 4418 Atlanta, Georgia 30302 Attention: Robert A. West

copy to:	Seyfarth Shaw LLP 1075 Peachtree Street, Suite 2500 Atlanta, Georgia 30309 Attention: Steven L. Kennedy, Esq.

If to Tenant:	Church & Dwight Co., Inc. 469 N. Harrison Avenue Princeton, NJ 08543 Attention: General Counsel

Any notice, demand or request which shall be served upon either of the parties in the manner aforesaid shall be deemed sufficiently given for all purposes hereunder (i) at the time such notice, demand or request is hand-delivered in person or (ii) on the third day after the mailing of such notice, demand or request in accordance with the preceding portion of this Paragraph.

12. As used herein, the word “Lender” includes any persons claiming by, through or under Lender or the Security Agreement, (including but not limited to any purchaser at foreclosure sale or other proceeding brought to enforce the rights of the holder of the Security Agreement or by any other method), and the words “Tenant” and “Landlord” shall include their respective successors and assigns.

13. This Agreement shall be governed by and construed in accordance with the laws of the State in which the Leases Premises are located.

[SIGNATURE PAGES FOLLOW]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE OF LENDER]

EXECUTED UNDER SEAL on the day and year first above written.

LENDER:

SUNTRUST BANK,
a Georgia banking corporation

By:
Name:
Title:

[BANK SEAL]

STATE OF	)
) ss.
COUNTY OF	)

Be it remembered that on this      day of                     , 2011, before me, the subscriber, a Notary Public of                     , personally appeared                             ,                             , SunTrust Bank, a Georgia banking corporation, and he thereupon acknowledged that he signed the foregoing instrument in such capacity and that said instrument is the voluntary act and deed of SunTrust Bank, a Georgia banking corporation.

Notary Public

[SIGNATURE PAGE OF TENANT FOLLOWS]

TENANT:

CHURCH & DWIGHT CO., INC.,
a Delaware corporation

By:	[SEAL]
Name:
Title:

STATE OF	)
) ss.
COUNTY OF	)

Be it remembered that on this      day of                     , 2011, before me, the subscriber, a Notary Public of                     , personally appeared                             ,                             , Church & Dwight Co., Inc., a Delaware corporation, and he thereupon acknowledged that he signed the foregoing instrument in such capacity and that said instrument is the voluntary act and deed of Church & Dwight Co., Inc., a Delaware corporation.

Notary Public

[SIGNATURE PAGE OF LANDLORD]

LANDLORD:

CD 95, L.L.C., a Delaware limited liability company

By:
Its:

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)

Be it remembered that on this              day of             , 2011, before me, the subscriber, a Notary Public of Minnesota, personally appeared Wade Lau, Vice President, CD 95, L.L.C., a Delaware limited liability company, and he thereupon acknowledged that he signed the foregoing instrument in such capacity and that said instrument is the voluntary act and deed of CD 95, L.L.C., a Delaware limited liability company.

Notary Public

Exhibit A

Legal Description

The parcel of land referred to in the attached Lease, sometimes referred to therein as a part of the “Demised Premises”, is a tract of land situated in the City of Princeton, County of Mercer, State of New Jersey, and legally described as follows, to-wit:

Unit number 5, together with an undivided 35.5% interest in the common elements as is set out in the Amended and Restated Master Deed creating and establishing Princeton South Corporate Center Condominium, given by Princeton South Development, L.L.C. under date of June 20, 2011, and recorded June 22, 2011 in Deed Book 6111, Page 1.

E-A-1

EXHIBIT F

Form of Change Order

Change order #              to Lease Agreement between CD 95, L.L.C. and Church & Dwight Co., Inc., dated as of July     , 2011.

Scope Description	Cost	Time Extension

This change order must be executed by both parties by              in order for it to be effective.

Accepted and agreed to by:

CD 95, L.L.C.	Church & Dwight Co., Inc.

By:	By:
Its:	Its:
Date:	Date:

F-1

EXHIBIT G

Form of Estoppel Certificate (Construction Loan Financing)

Re:	Church & Dwight, Princeton South Corporate Center, Ewing Township, NJ

Ladies and Gentlemen:

You are hereby advised that the undersigned is the Tenant and present occupant of those certain premises comprising the real property and improvements thereon known as             , in the Township of Ewing, County of Mercer, State of New Jersey (the “Premises”). The undersigned hereby warrants:

1.	The Premises are leased under the provisions of a lease agreement dated as of July , 2011. The lease agreement is valid and in existence as executed, except as amended by document(s) dated , which contain all of the understandings and agreements between the landlord (“Landlord”) and Tenant (herein collectively referred to as the “Lease”), except for construction change orders executed by Landlord and Tenant. The Premises are comprised of approximately square feet.

2.	The commencement date of the term of the Lease is , 20 , and the expiration date is , 20 ; and the undersigned’s obligation to pay rent has commenced.

3.	The Lease provides for an option to renew the Lease term as follows: two 10-year renewals, at a rental rate to be determined in accordance with Section 1.3 of the Lease.

4.	The Lease provides for rent payable as follows:

(a)	Current minimum fixed monthly rent: $ with future escalations as set forth in Section 3.1 of the lease:

(b)	No rent has been paid by Tenant in advance under the Lease except for the minimum monthly rent that became due for the current month. The minimum monthly rent has been paid through , 20 .

5.	The Lease contains the rights of first offer and purchase option set forth in Section 20.29, Section 20.30 and Section 20.31. The Lease contains no first right of refusal or options to expand.

6.	The Lease contains no option to purchase or preferential right to purchase all or any part of the Premises, except for the right of first offer set forth in Sections 20.29, 20.30 and 20.31.

7.	Tenant has paid Landlord no security deposit.

8.	To the undersigned’s actual knowledge, the undersigned is not in default under the Lease and is current in the payment of all rents and charges required to be paid by the undersigned under the Lease, and the undersigned has received no written notice of default from Landlord.

G-1

9.	To the undersigned’s actual knowledge, the improvements and space required to be furnished according to the Lease have been duly delivered by the Landlord and accepted by the Tenant, subject to Landlord’s completion of Punchlist Items. Landlord’s obligations to pay the Inducement Allowance, the Moving Allowance and the Refurbishment Allowance have been satisfied, except for .

10.	The undersigned currently has no set-off against the Landlord, nor does the undersigned assert and have any actual knowledge of any claim against the Landlord for any failure of performance of any of the terms of the Lease, and to the undersigned’s actual knowledge there are no defaults by the Landlord, including, without limitation, defaults relating to the design and condition of the Premises.

11.	The undersigned has not entered into any sublease, assignment or any other agreement transferring any of its interest in the Lease or the Premises except as follows:

The undersigned makes this statement for the benefit and protection of SunTrust Bank with the understanding that SunTrust Bank intends to rely upon this statement in connection with its intended loan to Landlord and/or one or more of its affiliates, secured by a mortgage lien or other direct or indirect interest in the Property. The foregoing certifications and confirmation shall not be deemed to be an affirmative representation, warranty or covenant and shall in no event subject Tenant to any liability whatsoever, the sole effect of the foregoing certifications and confirmations being to stop Tenant from taking a position against Purchaser [Mortgagee], its successors and assigns that is inconsistent with the statements in this Estoppel Certificate.

Dated:             , 20    .

“TENANT”

(Signature)

(Title)

G-2

EXHIBIT H

Form of Estoppel Certificate (Sale)

FORM OF [PURCHASER] [PERMANENT LENDER] ESTOPPEL CERTIFICATE

                    , 20

CD 95, L.L.C. (“Lessor”)

10350 Bren Road West

Minnetonka, Minnesota 55343

Attention: Vice President

                     [(“Purchaser”)] [(“Mortgagee”)]

Re:	Lease Agreement for a portion of Princeton South Corporate Center

Ewing Township, Mercer County, New Jersey (the “Property”)

Ladies and Gentlemen:

Please refer to the documents (collectively, the “Lease”) attached hereto as Exhibit A, pursuant to which the undersigned (“Lessee”) leases the entire building on the Property (the “Premises”) from Lessor. Lessee understands that [Purchaser may be purchasing] [Mortgagee may be making a mortgage loan secured by] the Property wherein the Lessee leases the Premises pursuant to the Lease and [Purchaser, its lender][Mortgagee] and [their respective][its] successors and assigns, are relying upon this Tenant Estoppel Certificate (this “Certificate”) in connection with such transaction.

With such understanding, Lessee hereby certifies, on behalf of itself and its successors and assigns, for the benefit of [Purchaser, its lender] [Mortgagee] and [their respective][its] successors and assigns, as follows:

1. The Lease is in full force and effect. A true, correct and complete copy of the Lease is attached hereto as Exhibit A. The Lease and the Commencement Date Agreement represents the entire agreement between the parties as to the Premises, and there are no side agreements, modifications, amendments, or supplements with respect thereto, except as otherwise set forth in Exhibit A.

2. Except as specified below, Lessee in not presently asserting any offset or defense against the payment of rent or other charges payable by Lessee, and to Lessee’s actual knowledge, (without investigation) no basis for any such offset, defense or claim presently exists;                     . To the Lessee’s actual knowledge (without investigating) belief, there is no default by Lessor under the Lease and no notice has been given that, with the passage of time or the giving of notice, or both, would constitute a default by Lessor under the Lease except as follows:                     .

3. The current monthly Basic Rent payable by Tenant under the Lease is $            . Tenant has not made any monthly payments of Basic Rent or Additional Rent more than one month in advance of its due date, except as follows:                     .

4. The Commencement Date (as defined in the Lease) occurred on                      and the initial term of the Lease expires on                     . There are no options, rights of first refusal, or rights to extend, renew or terminate the term of the Lease, except as expressly set forth in the Lease.

5. Lessee has not assigned, transferred, or hypothecated the Lease or any interest therein or subleased all or any portion of the Premises except as follows:                     .

6. Lessee previously deposited with Lessor a security deposit in the amount of $0 and, to Lessee’s knowledge, no portion thereof has been previously applied by Lessor pursuant to the Lease.

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7. Except as expressly set forth in the Lease, the Lease contains no (i) option or preferential right to expand or relocate the Premises, (ii) option to terminate the Lease, or (iii) option or preferential right to purchase all or any portion of the Premises.

8. To the Lessee’s actual knowledge, Lessor has completed all construction and improvements required under the terms of the Lease to be completed by Lessor, and the space and improvements required to be furnished according to the Lease have been duly delivered by Lessor and accepted by Lessee, subject to completion of any punchlist items and the warranty Terms (as defined in the Lease), and all required contributions and allowances, to be paid by Lessor to Lessee have been paid by Lessor.

9. Lessee recognizes and acknowledges that it is making these representations to [Purchaser] [Mortgagee] with the intent that [Purchaser, its lender] [Mortgagee], and [their respective] [its] successors and assigns may rely hereon.

10. The foregoing certifications and confirmations shall not be deemed to be an affirmative representation, warranty or covenant and shall in no event subject Tenant to any liability whatsoever, the sole effect of the foregoing certifications and confirmations being to stop Tenant from taking a position against Purchaser [Mortgagee], its successors and assigns that is inconsistent with the statements in this Estoppel Certificate.

Very truly yours,
NAME OF LESSEE:
By
Name:
Its:

H-2

Exhibit A

Lease

H-A-1

EXHIBIT I

General Conditions

1.	Field Labor Cost (“FLC”) of field personnel who are in the direct employ of Contractor in performance of the Landlord’s Work. The FLC shall consist of all wages determined, if applicable, under appropriate collective bargaining agreements and all payroll taxes and insurance and all fringe benefits.

2.	Minor expenses such as telegrams, tend renderings, expressage, computer time and related miscellaneous costs incurred in connection with the Landlord’s Work, blueprint and duplication costs.

3.	Costs incurred due to an emergency affecting the safety of persons and property in connection with the Landlord’s Work, and the cost of safety equipment and procedures required by safety and health regulations and Landlord’s general contractor’s safety program.

4.	The portion of reasonable transportation, and traveling expenses of Landlord’s general contractor incurred in the discharge of duties related to the Landlord’s Work.

5.	Costs incurred by Landlord’s general contractor for tests or inspections required by the Final Base Building Plans and Specifications and/or the Final TI Plans and Specifications Contract Documents or Contractor’s quality control program, laws, ordinances, rules, regulations or order of any public authority having jurisdiction over the Project.

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EXHIBIT J

List of Direct Competitors

1.	Procter & Gamble

2.	Sun Products Company

3.	The Clorox Company

4.	Colgate-Palmolive Company

5.	Henkel AG & Co. KGaA

6.	Reckitt Benckiser Group plc

7.	Johnson & Johnson

8.	Inverness Medical Innovations, Inc.

9.	S.C. Johnson & Son, Inc.

10.	Energizer Holdings, Inc.

11.	Ansel Limited

12.	Method Products, Inc.

13.	Solvay Chemicals, Inc.

14.	Any successor in interest to any of the foregoing.

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EXHIBIT K

Irrevocable Letter of Credit

Dated             , 2011

Church & Dwight Co., Inc. (“Beneficiary”)

469 N. Harrison St.

Princeton, NJ 08543

Attention: General Counsel

Ladies and Gentlemen:

1.                      (“Issuer”) hereby establishes its irrevocable standby Letter of Credit No.            for the account of CD 95, L.L.C., a Delaware limited liability company (“Account Party”), in the amount of Ten Million and 00/100 Dollars ($10,000,000.00), effective immediately and expiring December 31, 2012. This Letter of Credit is established pursuant to that certain Lease Agreement dated as of July     , 2011 (“Lease”) between Account Party, as landlord, and Beneficiary, as tenant.

2. Beneficiary may make one or more drawings under this Letter of Credit by presenting to Issuer at its office at              (the “Payment Office”), a draft in the form of Exhibit A attached hereto and made a part hereof, stating on its face “Drawn Under Irrevocable Letter of Credit dated             , 2011”, accompanied by a completed certificate in the form of Exhibit B attached hereto and made a part hereof.

3. A partial drawing under this Letter of Credit is permitted.

4. This Letter of Credit is transferable.

5. This Letter of Credit will expire one year from the date of issuance set forth above, provided, however, if Beneficiary does not receive written notice from Issuer that Issuer has elected to renew or extend this letter of credit for a period of one (1) year from the present expiration date hereof, or if Beneficiary does not receive from Account Party a replacement letter of credit in accordance with the requirements of the Lease, in each case, prior to the date thirty (30) days prior to the present expiration date hereof, then you may unconditionally draw hereunder by means of your drafts on us, at sight.

6. This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 400 (the “Uniform Customs”). This Letter of Credit shall be deemed to be a contract made under the laws of the State of Minnesota and shall, as to matters not governed by the Uniform Customs, be governed by and construed in accordance with the laws of the State of Minnesota.

Very truly yours,

, Issuer

By:

Its:

K-1

Exhibit A

DRAFT DRAWN UNDER IRREVOCABLE LETTER OF CREDIT

DATED             , 2011

Pay to the undersigned, Church & Dwight Co., Inc., a Delaware corporation (“Beneficiary”), the aggregate amount of              and     /100 U.S. Dollars (U.S. $            ). This draft is drawn under Irrevocable Letter of Credit dated             , 2011, issued by             , a             , in favor of Beneficiary, for the account of CD 95, L.L.C., a Delaware limited liability company.

TO:

Church & Dwight Co., Inc.,
a Delaware corporation

By:
Its:

K-A-1

Exhibit B

The undersigned, Church & Dwight Co., Inc., a Delaware corporation (“Beneficiary”), hereby certifies to                     , a                      (“Issuer”), with respect to that certain Irrevocable Letter of Credit dated                     , 2011 (the “Letter of Credit”), issued by Issuer in favor of Beneficiary for the account of CD 95, L.L.C., a Delaware limited liability company (“Account Party”), that:

1. Beneficiary has satisfied all conditions set forth in the Lease (as hereinafter defined) entitling it to receive the [Inducement Allowance] [Moving Allowance] [Termination Fee] [Late Delivery Amount] (as such term is defined in [Section 2.7][Section 2.8][Section 2.3.8] of that certain Lease Agreement dated as of July     , 2011 (“Lease”) between Beneficiary, as tenant, and Account Party, as landlord), and Account Party has failed to timely make certain [Inducement Allowance] [Moving Allowance] [Termination Fee] [Late Delivery Amount] payments to Beneficiary, subject to and in accordance with the conditions and limitations set forth in the Lease;

or

Beneficiary has not received written notice from Issuer that Issuer has elected to renew or extend this Letter of Credit for an additional period of one year from its present expiration date and Beneficiary has not received from Account Party a replacement letter of credit in accordance with the requirements set forth in the Lease and the letter of credit is scheduled to expire in fewer than thirty (30) days from the date hereof.

2. Such failure constitutes an event which entitles Beneficiary to draw against the Letter of Credit, subject to and in accordance with the conditions and limitations set forth in the Lease; and

3. The amount of the draft accompanying this certificate is              and     /100 U.S. Dollars (U.S. $            ), which represents the amount Beneficiary is entitled to draw under the terms of [Section 2.3.8] [Section 2.7] [Section 2.8] of the Lease.

IN WITNESS WHEREOF, Beneficiary has executed and delivered this certificate as of the              day of                     ,         .

Church & Dwight Co., Inc.,
a Delaware corporation

By:
Its:

K-B-1

EXHIBIT L

Form of Association Estoppel Certificate

            , 2011

To:	Church & Dwight Co., Inc. (“Tenant”)

469 N. Harrison St.

Princeton, NJ 08543

Attention: General Counsel

To:	CD 95, L.L.C. (“Owner”)

c/o Founders Properties, L.L.C.

10350 Bren Road West

Minnetonka, Minnesota 55343

Attention: Vice President

Re:	Princeton South Corporate Center Condominium for certain property (“Property”) located in Ewing Township, Mercer County, New Jersey

Gentlemen:

The undersigned hereby certifies and confirms to Tenant and Owner that based on the actual knowledge of the undersigned, without investigation or inquiry, as of this date with respect to Unit 5 of the Princeton South Corporate Center Condominium (the “Premises”):

1. Attached hereto as Exhibit A is a true, correct and complete copy of the Amended and Restated Master Deed of Princeton South Corporate Center Condominium dated as of June 20, 2011 (the “Master Deed”). Attached hereto as Exhibit B is a true, correct and complete copy of the By-Laws of Princeton South Corporate Center Condominium Association, Inc. (the “By-Laws”).

2. Owner is not in default under any of the terms, covenants or conditions under the Master Deed and By-Laws to be performed by Owner, as the owner of the Premises.

3. Attached hereto as Exhibit C is a true, correct and complete copy of the current Approved Annual Budget of the Association.

4. The current Annual Common Expense Assessment attributable to the Premises is $$80,362.77. Owner, as the owner of the Premises, is current in its payment of the Annual Common Expense Assessment attributable to the Premises. No Special Assessments or Remedial Assessments have been levied by the Association against the Premises, except for a one-time assessment equal to 25% of the current estimated Annual Common Expense Assessment due August 1, 2011, in accordance with Section 2.5 of the By-Laws.

5. There is no action, litigation, investigation, condemnation or proceeding of any kind pending or threatened against the Association.

Princeton South Corporate Center Condominium Association, Inc., a New Jersey not-for-profit corporation

By:
Its:

L-1

Exhibit A

Master Deed

[To be attached]

L-A-1

Exhibit B

By-Laws

[To be attached]

L-B-1

Exhibit C

Approved Annual Budget

[To be attached]

L-C-1

EXHIBIT M

NJEDA Prevailing Wage Addendum and

NJEDA Affirmative Action Addendum

M-1

EXHIBIT N

Form of Memorandum of Lease

--------------------------------------------Reserved for Recording Data--------------------------------------------

This document was prepared by

and upon recording return to:

Daspin & Aument, LLP

227 W. Monroe Street

Suite 3500

Chicago, Illinois 60606

Attn:     D. Albert Daspin

MEMORANDUM OF LEASE

This Memorandum of Lease (“Memorandum”), dated as of             , 2011, is made by and between CD 95, L.L.C., a Delaware limited liability company (“Landlord”) and Church & Dwight Co., Inc., a Delaware corporation (“Tenant”).

RECITALS:

A. By that certain Lease Agreement dated as of July     , 2011 (“Lease”), by and between Landlord and Tenant, Landlord leased to Tenant and Tenant leased from Landlord, upon and subject to the terms and provisions contained in the Lease, certain premises (“Premises”), which Premises is legally described in Exhibit A attached hereto and made a part hereof, together with improvements thereon, and certain common elements appurtenant thereto (including exclusive use of the Limited Common Elements appurtenant thereto). As of the date of the execution of the Lease and this Memorandum, Landlord is buyer under a purchase agreement to acquire the Premises, and as of the date of recording of this Memorandum, Landlord has become the fee owner of the Premises.

B. Landlord and Tenant desire to execute and record this Memorandum for the purpose of giving notice of the existence of the Lease.

C. Unless otherwise provided herein, all capitalized words and terms in this Memorandum shall have the same meanings ascribed to such words and terms as in the Lease.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Premises.

For and in consideration of the rents reserved and of the covenants and agreements contained in the Lease, Landlord has leased unto Tenant and Tenant has leased from Landlord the Premises.

2.	Term.

The initial Term of the Lease is for a period commencing on the Commencement Date, and expiring on the last day of the two hundred forty-fourth (244th) full calendar month after the Rent Commencement Date (unless the Rent Commencement Date is the first day of a calendar month, in which event the Term shall end two hundred four (244) months following such date), unless the Lease (a) shall sooner end and terminate as provided in the Lease, or (b) be extended pursuant to the option periods provided in Section 1.3 of the Lease, at a rental and upon the terms, provisions, covenants and conditions set forth in the Lease. The Rent Commencement Date is defined more fully in the Lease, and is the date occurring thirty (30) days after Substantial Completion and delivery to Tenant of the improvements to be made by Landlord to the Premises, among other conditions set forth in the Lease.

3.	Use.

The Premises may be used for general office purposes, including purposes incidental thereto, such as by way of example, but not in limitation, meetings, training, data and records storage, food service, and functions ancillary to or in support of any of the foregoing, and for no other use without Landlord’s consent.

4.	Memorandum of Lease.

This Memorandum is executed for the purposes of giving notice of the existence of the Lease. The Lease is deemed to be a material part hereof as though set forth in length herein. Whenever a conflict of provisions between this Memorandum and the Lease shall occur, the provisions of the Lease shall govern. This Memorandum may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.	Rights of First Offer and Option to Purchase.

Tenant has a Right of First Offer (a) to purchase the Premises in accordance with Section 20.30 of the Lease, and (b) to lease or purchase the “ROFO parcel” legally described in Exhibit B attached hereto and made a part hereof, in accordance with Section 20.29 of the Lease. Tenant has an option to purchase the Premises in accordance with Section 20.31 of the Lease. Neither the Premises nor the ROFO Parcel may be leased or sold to a Direct Competitor of Tenant, as that term is defined in the Lease.

6.	Miscellaneous.

Upon the expiration or earlier termination of the Lease, this Memorandum of Lease shall automatically terminate without further act of the parties hereto, and upon request by Landlord, Tenant shall execute any documents reasonably required to evidence such termination and to remove any exceptions to Landlord’s title resulting from the Lease.

7.	Incorporation; Conflicts.

The other provisions of the Lease are incorporated herein by reference as if set forth at length herein. The extent of any conflict between the terms of the Lease and this Memorandum, the terms of the Lease shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Memorandum to be executed as of the day and year first above written.

LANDLORD:

CD 95, L.L.C., a Delaware limited liability company

By:
Its

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)

Be it remembered that on this      day of                     , 2011, before me, the subscriber, a Notary Public of Minnesota, personally appeared Wade Lau, Vice President, CD 95, L.L.C., a Delaware limited liability company, and he thereupon acknowledged that he signed the foregoing instrument in such capacity and that said instrument is the voluntary act and deed of CD 95, L.L.C., a Delaware limited liability company.

TENANT:

CHURCH & DWIGHT CO., INC., a Delaware corporation

By:
Its:

STATE OF	)
) ss.
COUNTY OF	)

Be it remembered that on this      day of                     , 2011, before me, the subscriber, a Notary Public of                     , personally appeared                             ,                             , Church & Dwight Co., Inc., a Delaware corporation, and he thereupon acknowledged that he signed the foregoing instrument in such capacity and that said instrument is the voluntary act and deed of Church & Dwight Co., Inc., a Delaware corporation.

Notary Public

Exhibit A

Legal Description of Premises

The parcel of land referred to in the Lease, sometimes referred to therein as a part of the “Demised Premises”, is a tract of land situated in the City of Princeton, County of Mercer, State of New Jersey, and legally described as follows, to-wit:

Unit number 5, together with an undivided 35.5% interest in the common elements as is set out in the Amended and Restated Master Deed creating and establishing Princeton South Corporate Center Condominium, given by Princeton South Development, L.L.C. under date of June 20, 2011, and recorded June 22, 2011 in Deed Book 6111, Page 1.

N-A-1

Exhibit B

Legal Description of ROFO Parcel

The parcel of land referred to in the Lease, sometimes referred to therein as the “ROFO Parcel”, is a tract of land situated in the City of Princeton, County of Mercer, State of New Jersey, and legally described as follows, to-wit:

Unit number 4, together with an undivided 14.02% interest in the common elements as is set out in the Amended and Restated Master Deed creating and establishing Princeton South Corporate Center Condominium, given by Princeton South Development, L.L.C. under date of June 20, 2011, and recorded June 22, 2011 in Deed Book 6111, Page 1.

N-B-1